FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-257991-14

Free Writing Prospectus

Structural and Collateral Term Sheet

$720,005,340

(Approximate Initial Pool Balance)

Wells Fargo Commercial Mortgage Trust 2024-5C2

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

Goldman Sachs Mortgage Company

JPMorgan Chase Bank, National Association

UBS AG

Citi Real Estate Funding Inc.

LMF Commercial, LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2024-5C2

November 7, 2024

WELLS FARGO SECURITIES	CITIGROUP	GOLDMAN SACHS & CO. LLC	J.P. MORGAN	UBS SECURITIES
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner
Academy Securities, Inc. Co-Manager	Drexel Hamilton Co-Manager	Siebert Williams Shank Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-257991) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of (i) Regulation (EU) 2017/1129 (as amended), (ii) such Regulation as it forms part of UK domestic law, or (iii) Part VI of the UK Financial Services and Markets Act 2000, as amended; and does not constitute an offering document for any other purpose.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, UBS Securities LLC, J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Wells Fargo Commercial Mortgage Trust 2024-5C2	Issue Characteristics
I.	Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	8	25	$235,788,017	32.7%
JPMorgan Chase Bank, National Association	3	3	100,995,000	14.0
Goldman Sachs Mortgage Company	4	39	97,975,000	13.6
UBS AG	2	10	72,400,000	10.1
Wells Fargo Bank, National Association / JPMorgan Chase Bank, National Association / Citi Real Estate Funding Inc.	1	52	69,000,000	9.6
Goldman Sachs Mortgage Company / UBS AG	1	1	42,000,000	5.8
Citi Real Estate Funding Inc.	3	3	39,550,000	5.5
LMF Commercial, LLC	4	4	32,297,323	4.5
JP Morgan Chase Bank N.A / Goldman Sachs Mortgage Company	1	1	30,000,000	4.2
Total	27	138	$720,005,340	100.0%

Loan Pool:

Initial Pool Balance:	$720,005,340
Number of Mortgage Loans:	27
Average Cut-off Date Balance per Mortgage Loan:	$26,666,864
Number of Mortgaged Properties:	138
Average Cut-off Date Balance per Mortgaged Property(1):	$5,217,430
Weighted Average Interest Rate:	6.3538%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	67.3%
Weighted Average Original Term to Maturity (months):	60
Weighted Average Remaining Term to Maturity (months):	59
Weighted Average Original Amortization Term (months)(2):	360
Weighted Average Remaining Amortization Term (months)(2):	360
Weighted Average Seasoning (months):	1
(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.
(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.87x
Weighted Average U/W Net Operating Income Debt Yield(1):	12.9%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	56.8%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1):	56.4%
% of Mortgage Loans with Additional Subordinate Debt(2):	16.3%
% of Mortgage Loans with Single Tenants(3):	11.7%
(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.
(2)	The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” in the Preliminary Prospectus.
(3)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

Wells Fargo Commercial Mortgage Trust 2024-5C2	Characteristics of the Mortgage Pool
II.	Characteristics of the Mortgage Pool(1)
A.	Ten Largest Mortgage Loans
Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance(%)	Property Type	Number of SF/Rooms/ Units	Cut-off Date Balance Per SF/Room/ Unit ($)	Cut-off Date LTV Ratio (%)	Balloon LTV Ratio (%)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)
JPMCB	Bay Plaza Community Center	Bronx	NY	1 / 1	$69,000,000	9.6%	Mixed Use	568,813	$492	59.6%	59.6%	1.54	x	10.0%
WFB, CREFI, JPMCB	Mini Mall Self Storage	Various	Various	1 / 52	69,000,000	9.6	Self Storage	2,460,347	73	73.8	73.8	1.71		10.5
WFB	Sacramento Gateway	Sacramento	CA	1 / 1	61,500,000	8.5	Retail	347,560	177	66.8	65.5	1.31		10.3
UBS AG	Interstate Industrial Portfolio	Various	Various	1 / 7	58,000,000	8.1	Industrial	2,573,860	44	63.9	63.9	1.37		9.9
WFB	Northeastern Hotel Portfolio	Various	Various	1 / 4	54,371,913	7.6	Hospitality	607	89,575	50.7	48.4	1.56		15.4
GSMC, UBS AG	Moffett Towers Building D	Sunnyvale	CA	1 / 1	42,000,000	5.8	Office	357,481	406	48.3	48.3	1.83		13.2
WFB	Rockefeller Center	New York	NY	1 / 15	40,000,000	5.6	Various	7,207,470	273	32.3	32.3	3.17		18.2
GSMC	Atrium Hotel Portfolio 24 Pack	Various	Various	1 / 24	35,000,000	4.9	Hospitality	6,106	76,122	32.1	32.1	4.17		26.7
JPMCB, GSMC	Queens Center	Elmhurst	NY	1 / 1	30,000,000	4.2	Retail	412,033	1,274	49.5	49.5	1.84		10.2
GSMC	ICONIQ Multifamily Portfolio	Various	Various	1 / 6	26,000,000	3.6	Multifamily	1,790	167,598	36.1	36.1	2.43		14.6
Top Three Total/Weighted Average				3 / 54	$199,500,000	27.7%				66.7%	66.3%	1.53	x	10.3%
Top Five Total/Weighted Average				5 / 65	$311,871,913	43.3%				63.4%	62.8%	1.50	x	11.1%
Top Ten Total/Weighted Average				10 / 112	$484,871,913	67.3%				54.9%	54.5%	1.93	x	13.1%
Non-Top Ten Total/Weighted Average				17 / 26	$235,133,427	32.7%				59.8%	59.5%	1.62	x	12.5%
(1)	With respect to any mortgage loan that is part of a whole loan, Cut-off Date Balance Per SF/Room/Unit ($), loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of such mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Wells Fargo Commercial Mortgage Trust 2024-5C2	Characteristics of the Mortgage Pool
B.	Summary of the Whole Loans
No.	Property Name	Mortgage Loan Seller in WFCM 2024-5C2	Mortgage Loan Cut-off Date Balance	Aggregate Pari-Passu Companion Loan Cut-off Date Balance(1)	Combined Cut-off Date Balance	Controlling Pooling / Trust and Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Companion Loan(s) Securitizations	Combined UW NCF DSR(2)	Combined UW NOI Debt Yield(2)	Combined Cut-off Date LTV(2)
1	Bay Plaza Community Center	JPMCB	$69,000,000	$211,000,000	$280,000,000	BANK5 2024-5YR10	Wells Fargo	Rialto	BANK5 2024-5YR10; BANK5 2024-5YR11	1.54x	10.0%	59.6%
2	Mini Mall Self Storage	WFB, CREFI, JPMCB	$69,000,000	$111,000,000	$180,000,000	WFCM 2024-5C2	Wells Fargo	Rialto	Future Securitization	1.71x	10.5%	73.8%
4	Interstate Industrial Portfolio	UBS AG	$58,000,000	$54,000,000	$112,000,000	WFCM 2024-5C2	Wells Fargo	Rialto	BMO 2024-5C7	1.37x	9.9%	63.9%
6	Moffett Towers Building D	GSMC, UBS AG	$42,000,000	$103,000,000	$145,000,000	BMARK 2024-V10	Midland	Rialto	BMARK 2024-V10; BMO 2024-5C6	1.83x	13.2%	48.3%
7	Rockefeller Center	WFB	$40,000,000	$1,928,500,000	$1,968,500,000	ROCK 2024-CNTR	Wells Fargo	KeyBank	ROCK 2024-CNTR	3.17x	18.2%	32.3%
8	Atrium Hotel Portfolio 24 Pack	GSMC	$35,000,000	$429,800,000	$464,800,000	AHPT 2024-ATRM	Wells Fargo	CWCapital	AHPT 2024-ATRM; BMARK 2024-V11; BANK5 2024-5YR11	4.17x	26.7%	32.1%
9	Queens Center	JPMCB, GSMC	$30,000,000	$495,000,000	$525,000,000	Future Securitization	Wells Fargo	Midland	BANK5 2024-5YR11	1.84x	10.2%	49.5%
10	ICONIQ Multifamily Portfolio	GSMC	$26,000,000	$274,000,000	$300,000,000	ICNQ 2024-MF	Wells Fargo	KeyBank	ICNQ 2024-MF	2.43x	14.6%	36.1%
13	International Plaza II	JPMCB	$21,995,000	$56,330,000	$78,325,000	BANK5 2024-5YR10	Wells Fargo	Rialto	BANK5 2024-5YR10	1.77x	14.0%	63.1%
17	BioMed 2024 Portfolio 2	GSMC	$16,500,000	$533,394,737	$549,894,737	BX 2024-BIO2	KeyBank	KeyBank	BMARK 2024-V10; BBCMS 2024-5C29; BANK5 2024-5YR9	2.34x	13.1%	50.1%
20	Hilton Washington DC Rockville Hotel	WFB	$11,916,104	$14,564,127	$26,480,231	BANK5 2024-5YR10	Wells Fargo	Rialto	BANK5 2024-5YR10	1.91x	16.6%	52.9%
21	Euclid Apartments	LMF	$10,000,000	$43,000,000	$53,000,000	WFCM 2024-5C1	Wells Fargo	Argentic	BMO 2024-5C4; BBCMS 2024-C26; WFCM 2024-5C1	1.69x	12.4%	68.8%
22	175 Remsen Street	JPMCB	$10,000,000	$20,000,000	$30,000,000	BANK5 2024-5YR10	Wells Fargo	Rialto	BANK5 2024-5YR10	1.58x	12.4%	55.6%

(1)	The Aggregate Pari Passu Companion Loan Cut-off Date Balance excludes the related Subordinate Companion Loans.
(2)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Wells Fargo Commercial Mortgage Trust 2024-5C2	Characteristics of the Mortgage Pool
C.	Mortgage Loans with Additional Secured and Mezzanine Financing
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Sub Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(1)	Mortgage Loan U/W NCF DSCR (x)(2)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cut-off Date U/W NOI Debt Yield (%)(2)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)(2)	Total Debt Cut-off Date LTV Ratio (%)
7	WFB	Rockefeller Center	$40,000,000	5.6%	$1,531,500,000	NAP	6.2266%	3.17x	1.54x	18.2%	10.3%	32.3%	57.4%
8	GSMC	Atrium Hotel Portfolio 24 Pack	35,000,000	4.9	520,200,000	NAP	7.3521%	4.17	1.48	26.7	12.6	32.1	68.0
10	GSMC	ICONIQ Multifamily Portfolio	26,000,000	3.6	225,000,000	NAP	6.0715%	2.43	1.34	14.6	8.3	36.1	63.1
17	GSMC	BioMed 2024 Portfolio 2	16,500,000	2.3	166,842,106	NAP	5.8954%	2.34	1.67	13.1	10.1	50.1	65.3
Total/Weighted Average			$117,500,000	16.3%	$2,443,542,106		6.4810%	3.19x	1.50x	19.2%	10.5%	35.6%	62.9%
(1)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.
(2)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but excludes any related subordinate companion loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Wells Fargo Commercial Mortgage Trust 2024-5C2	Characteristics of the Mortgage Pool
D.	Previous Securitization History(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Previous Securitization
3.00	WFB	Sacramento Gateway	Sacramento	CA	Retail	61,500,000	8.5%	CGCMT 2019-GC34
5.00	WFB	Northeastern Hotel Portfolio	Various	Various	Hospitality	54,371,913	7.6%	CGCMT 2015-GC27
7.00	WFB	Rockefeller Center	New York	NY	Various	40,000,000	5.6%	GSMS 2005-ROCK
6.00	GSMC, UBS AG	Moffett Towers Building D	Sunnyvale	CA	Office	42,000,000	5.8%	COMM 2014-CR14
9.00	JPMCB, GSMC	Queens Center	Elmhurst	NY	Retail	30,000,000	4.2%	QCMT 2013-QCA
17.00	GSMC	BioMed 2024 Portfolio 2	Various	Various	Various	16,500,000	2.3%	LIFE 2021-BMR and DBGS 2018-BIOD
21.00	LMF	Euclid Apartments	Euclid	OH	Multifamily	10,000,000	1.4%	ARBOR 2022-Q021
23.00	LMF	Prime Storage - West Phoenix	Phoenix	AZ	Self Storage	9,500,000	1.3%	WFCM 2020-C55
27.00	LMF	Walgreens Beaverton	Beaverton	OR	Retail	4,697,323	0.7%	CSAIL 2015-C1
	Total					$268,569,236	37.3%
(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan paid off a loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Wells Fargo Commercial Mortgage Trust 2024-5C2	Characteristics of the Mortgage Pool
E.	Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Retail	7	$146,308,180	20.3%	60.5%	59.6%	1.58x	11.4%	10.8%	6.2182%
Anchored	4	111,474,857	15.5	63.2	62.2	1.53	11.7	11.1	6.4019%
Super Regional Mall	1	30,000,000	4.2	49.5	49.5	1.84	10.2	10.0	5.3700%
Single Tenant	2	4,833,323	0.7	64.3	61.3	1.26	10.1	10.1	7.2463%
Hospitality	32	123,544,017	17.2	47.1	45.8	2.40	18.8	16.3	6.8039%
Full Service	22	69,386,206	9.6	44.4	43.5	2.88	20.9	18.2	6.3787%
Select Service	6	44,038,364	6.1	49.9	47.7	1.67	15.9	13.6	7.5127%
Limited Service	1	8,100,000	1.1	58.7	58.7	1.85	15.1	13.0	6.9100%
Limited Service; Extended Stay	3	2,019,447	0.3	32.1	32.1	4.17	26.7	23.4	5.5325%
Mixed Use	15	117,296,650	16.3	50.8	50.8	2.10	12.7	12.1	5.8392%
Retail/Office	1	69,000,000	9.6	59.6	59.6	1.54	10.0	9.6	6.1300%
Office/Retail	7	32,252,571	4.5	32.3	32.3	3.17	18.2	17.1	5.3921%
Lab/Office	7	16,044,079	2.2	50.1	50.1	2.34	13.1	13.0	5.4876%
Office	11	115,113,429	16.0	55.4	55.4	1.85	12.9	12.5	6.7911%
Suburban	1	42,000,000	5.8	48.3	48.3	1.83	13.2	12.9	6.9600%
CBD	6	38,238,429	5.3	56.1	56.1	1.95	14.3	13.5	7.0502%
R&D	1	20,475,000	2.8	65.0	65.0	2.08	11.1	11.0	5.2040%
Medical	3	14,400,000	2.0	60.3	60.3	1.34	10.8	10.7	7.8670%
Self Storage	54	83,200,000	11.6	72.2	72.2	1.66	10.2	10.0	5.9802%
Self Storage	54	83,200,000	11.6	72.2	72.2	1.66	10.2	10.0	5.9802%
Industrial	8	75,000,000	10.4	62.7	62.7	1.39	10.3	9.5	6.7041%
Warehouse	7	58,000,000	8.1	63.9	63.9	1.37	9.9	9.0	6.5030%
Manufacturing	1	17,000,000	2.4	58.8	58.8	1.48	11.6	11.1	7.3900%
Multifamily	9	58,550,000	8.1	53.3	53.3	1.89	12.1	11.9	6.0112%
Mid Rise	4	22,296,667	3.1	59.7	59.7	1.63	10.5	10.3	6.1115%
High Rise	3	20,453,333	2.8	36.1	36.1	2.43	14.6	14.4	5.1797%
Garden	2	15,800,000	2.2	66.5	66.5	1.56	11.2	11.0	6.9462%
Other	2	993,064	0.1	40.5	40.5	2.79	15.9	15.2	5.4359%
Theater	1	537,143	0.1	32.3	32.3	3.17	18.2	17.1	5.3921%
Parking Garage	1	455,921	0.1	50.1	50.1	2.34	13.1	13.0	5.4876%
Total/Weighted Average	138	$720,005,340	100.0%	56.8%	56.4%	1.87x	12.9%	12.1%	6.3538%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Wells Fargo Commercial Mortgage Trust 2024-5C2	Characteristics of the Mortgage Pool
F.	Geographic Distribution(1)(2)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Interest Rate (%)
New York	25	$224,858,758	31.2%	53.3%	53.%	1.84	x	12.2%	11.4%	6.2097%
California	7	113,103,655	15.7	58.1	57.4	1.63		11.9	11.5	6.5619
Northern California	3	106,973,684	14.9	59.0	58.2	1.55		11.5	11.2	6.6224
Southern California	4	6,129,971	0.9	42.8	42.8	3.08		18.6	17.2	5.5057
Ohio	13	55,960,798	7.8	66.0	66.0	1.73		12.9	11.8	6.6919
Michigan	2	46,275,000	6.4	63.7	63.0	1.92		12.7	12.3	5.7649
Other(3)	91	279,807,130	38.9	56.0	55.6	2.00		14.0	13.0	6.4151
Total/Weighted Average	138	$720,005,340	100.0%	56.8%	56.4%	1.87	x	12.9%	12.1%	6.3538%

(1)           The mortgaged properties are located in 29 states.

(2)           Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(3)	Includes 25 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Mixed Use – Retail/Office	Loan #1	Cut-off Date Balance:	$69,000,000
2100 Bartow Avenue Bronx, New York 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Mixed Use – Retail/Office	Loan #1	Cut-off Date Balance:	$69,000,000
2100 Bartow Avenue Bronx, New York 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

Bay Plaza Community Center
2100 Bartow Avenue
Bronx, NY 10475
BRONX
Yonkers
Mount Vernon
WESTCHESTER COUNTY
New Rochelle
Pelham Manor
Williamsbridge
Co-Op City
Morris Park
Castle Hill
Throgs Neck
City Island
Long Island Sound
East River
The Mall at Bay Plaza
Van Cortlandt Park
Woodland Cemetery
Mosholu Golf Course
Seton Falls Park
Pelham Bay and Split Rock Golf Courses
Pelham Country Club
Pelham Bay Park
Bronx Botanical Gardens
Fordham University
Jack Coffey Field
Bronx Zoo
Ferry Point Park
Montefiore Medical Center Wakefield Campus
Montefiore Medical Center Moses Campus
Montefiore Medical Center Hutchinson Campus
NYC Health + Hospitals/ Jacobi
Yeshiva Univ. Jack & Pearl Campus
Mercy College - Bronx Campus
Jack D. Weiler Hosp.
Albert Einstein Coll. of Medicine
Calvary Hospital
Aileen B. Ryan Recreational Complex
The Fountain at Metropolitan Oval
Williamsbridge Oval
Amazon
Throggs Neck Shopping Ctr.
SUNY Maritime College
G.W. Bridge 3 miles
New England Thruway
Hutchinson River Pkwy
Bronx River Pkwy
Bruckner Expwy
Throgs Neck Bridge
Whitestone Br.
NYS Thruway
Mosholu Pkwy
METRO NORTH
Pelham Pkwy.
Gun Hill Rd.
E. Gun Hill Rd.
E. 233rd St.
E. 223rd St.
E. 222nd St.
Boston Rd.
Baychester Ave.
Eastchester Rd.
Williamsbridge Rd.
Morris Park Ave.
Tremont Ave.
City Island Rd.
Nereid Ave.
Sandford Blvd.
S. Columbus Ave.
Pelhamdale Ave.
Pelham Rd.
Weyman Ave.
Jerome Ave.
Webster Ave.
Crotona Ave.
87
95
695
295
678
1
22
Atlantic Ocean
PATERSON
NEW JERSEY
NEWARK
MANHATTAN
QUEENS
BROOKLYN
STATEN ISLAND
LONG ISLAND

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Mixed Use – Retail/Office	Loan #1	Cut-off Date Balance:	$69,000,000
2100 Bartow Avenue Bronx, New York 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

No. 1 – Bay Plaza Community Center
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	JPMorgan Chase Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	[NR/NR/NR]		Property Type – Subtype(5):	Mixed-Use – Retail/Office
	Original Principal Balance(1):	$69,000,000		Location:	Bronx, NY
	Cut-off Date Balance(1):	$69,000,000		Size(5):	568,813 SF
	% of Initial Pool Balance:	9.6%		Cut-off Date Balance Per SF(1):	$492.25
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$492.25
	Borrower Sponsor:	Prestige Properties & Development		Year Built/Renovated:	1988, 2013/2023
	Guarantors:	Sami Shalem and Irving Pergament		Title Vesting:	Fee
	Mortgage Rate:	6.1300%		Property Manager:	Prestige Properties & Development Co., Inc. (borrower related)
	Note Date:	September 17, 2024		Current Occupancy (As of):	89.7% (6/1/2024)
	Seasoning:	1 month		YE 2023 Occupancy:	92.0%
	Maturity Date:	October 1, 2029		YE 2022 Occupancy:	90.0%
	IO Period:	60 months		YE 2021 Occupancy:	90.0%
	Loan Term (Original):	60 months		YE 2020 Occupancy:	90.0%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$470,000,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF:	$826.28
	Call Protection:	L(24),YM1(29),O(7)		As-Is Appraisal Valuation Date:	July 25, 2024
	Lockbox Type:	Hard/Springing Cash Management

	Additional Debt(1)(2):	Yes		Underwriting and Financial Information(1)
	Additional Debt Type (Balance)(1)(2):	Pari Passu ($211,000,000)		TTM NOI (6/30/2024)(6):	$23,454,156
	Future Debt Permitted (Type)(3):	Yes (Mezzanine)		YE 2023 NOI:	$23,030,484
				YE 2022 NOI:	$22,148,647
				YE 2021 NOI:	NAV
Escrows and Reserves(4)				U/W Revenues:	$39,831,349
	Initial	Monthly	Cap	U/W Expenses:	$11,772,713
Taxes:	$0	Springing	NAP	U/W NOI(6):	$28,058,636
Insurance:	$0	Springing	NAP	U/W NCF:	$26,795,419
Replacement Reserve:	$7,110	$7,110	$170,644	U/W DSCR based on NOI/NCF(1):	1.61x / 1.54x
TI/LC Reserve:	$1,000,000	Springing	$1,000,000	U/W Debt Yield based on NOI/NCF(1):	10.0% / 9.6%
Outstanding TI/LC:	$1,941,930	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	10.0% / 9.6%
				Cut-off Date LTV Ratio(1):	59.6%
				LTV Ratio at Maturity(1):	59.6%

Sources and Uses
Sources			Uses
Whole Loan Amount(1)	$280,000,000	100.0%	Loan Payoff	$265,439,060	94.8%
			Return of Equity	$10,155,147	3.6
			Reserves	$2,949,040	1.1
			Closing Costs	$1,456,753	0.5
Total Sources	$280,000,000	100.0%	Total Uses	$280,000,000	100.0%
(1)	The Bay Plaza Community Center Mortgage Loan (as defined below) is part of a whole loan evidenced by six pari passu promissory notes with an aggregate original principal balance of $280,000,000. The financial information presented in the chart above is based on the Bay Plaza Community Center Whole Loan (as defined below).
(2)	See “The Mortgage Loan” below for further discussion of additional mortgage debt.
(3)	See “Permitted Mezzanine Loan” below for further discussion of future debt permitted.
(4)	See “Escrows” below for further discussion of reserve requirements.
(5)	The Bay Plaza Community Center Property (as defined below) is a 568,813 square foot mixed-use property with 384,769 square feet of retail space and 184,044 square feet of office space.
(6)	The increase in NOI from TTM (6/30/2024) to U/W is primarily attributable to recent office leases executed by NYC – ACS (as defined below) and UFT (as defined below), and burn-off of associated free rent.

The Mortgage Loan. The largest mortgage loan (the “Bay Plaza Community Center Mortgage Loan”) is part of a fixed rate whole loan evidenced by six pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $280,000,000 (the “Bay Plaza Community Center Whole Loan”). The Bay Plaza Community Center Whole Loan is secured by the borrower’s fee interest in a 568,813 square foot mixed-use, retail/office property located in the Bronx, New York (the “Bay Plaza Community Center Property”). The Bay Plaza Community Center Mortgage Loan is evidenced by the non-controlling note A-2-1, with an outstanding principal balance as of the Cut-off Date of $69,000,000. The Bay Plaza Community Center Whole Loan was originated by JPMorgan

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Mixed Use – Retail/Office	Loan #1	Cut-off Date Balance:	$69,000,000
2100 Bartow Avenue Bronx, New York 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

Chase Bank, National Association (“JPMCB”) on September 17, 2024. The Bay Plaza Community Center Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR10 securitization trust. The relationship between the holders of the Bay Plaza Community Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the prospectus.

Whole Loan Note Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$83,000,000	$83,000,000	BANK5 2024-5YR10	Yes
A-2-1	$69,000,000	$69,000,000	WFCM 2024-5C2	No
A-2-2(1)	$11,000,000	$11,000,000	JPMCB	No
A-3	$67,000,000	$67,000,000	BANK5 2024-5YR11	No
A-4(1)	$40,000,000	$40,000,000	JPMCB	No
A-5	$10,000,000	$10,000,000	BANK5 2024-5YR11	No
Total	$280,000,000	$280,000,000
(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrowers and Borrower Sponsor. The borrower entities for the Bay Plaza Community Center Whole Loan are SP Center, LLC and BPCC Lease, LLC, each a New York limited liability company and single purpose entity with two independent directors. The non-recourse carveout guarantors are Sami Shalem and Irving Pergament, each an individual, who are the Chief Executive Officer and President, respectively, of the borrower sponsor, Prestige Properties & Development. Founded in 1984, Prestige Properties & Development is a real estate company specializing in the ownership, development and management of Class A retail and office properties. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Bay Plaza Community Center Whole Loan.

The Property. Built in 1988 and renovated in 2023, the Bay Plaza Community Center Property is a 568,813 square foot mixed-use property with 384,769 square feet of retail space and 184,044 square feet of office space located in the Baychester neighborhood of the Bronx. The Bay Plaza Community Center Property comprises a four-story retail and office building, a two-story multi-tenant retail building, a two-story single tenant building and two one-story outparcel retail buildings situated on a 29.42-acre parcel with 1,950 parking spaces. According to the appraisal, the Bay Plaza Community Center Property is part of the greater Bay Plaza retail complex, which comprises 2.0 million square feet and is the prime retail destination in the Bronx. The Bay Plaza Community Center Property is bordered directly to the north by Co-op City, the largest single residential development in the United States, with 15,372 residential units across 35 high-rise buildings.

As of June 1, 2024, the Bay Plaza Community Center Property was approximately 89.7% occupied by a granular tenant base comprising 54 tenants, with no single tenant accounting for greater than 10.6% of underwritten base rent or 11.8% of net rentable area. As of June 1, 2024, the retail component was 97.6% occupied by 44 unique tenants, while the office component was 73.3% occupied by 11 unique tenants. The Bay Plaza Community Center Property has demonstrated consistent performance, maintaining an occupancy rate at or above 90.0% between 2019 and 2023. The Bay Plaza Community Center Property is anchored by Stop & Shop (10.2% of underwritten base rent), which has been a tenant since August 1996, and AMC (10.6% of underwritten base rent), which is the sole movie theater in the Bronx. The remaining tenancy is largely comprised of institutional quality national retail brands.

The office space at the Bay Plaza Community Center Property underwent significant renovations in 2023 in connection with the recent leasing and buildout of the New York City Administration for Children’s Services (“NYC – ACS”) and United Federation of Teachers (“UFT”) spaces. Both NYC – ACS and UFT executed long term leases expiring in 2044. The borrower sponsor invested approximately $13.7 million in the buildout of the spaces, including mechanical upgrades and base building improvements. The borrower sponsor invested a total of approximately $21.5 million in capital expenditures on the office space between 2022 and 2023.

Major Tenants.

Stop & Shop (Fitch/Moody’s/S&P: NR/Baa1/BBB+; 67,333 square feet; 11.8% of net rentable area; 10.2% of underwritten base rent): Founded in 1914, Stop & Shop is a subsidiary for Koninklijke Ahold Delhaize N.V., which operates retail food stores and e-commerce primarily in the United States and Europe. Stop & Shop has over 50,000 associates across over 350 stores throughout Massachusetts, Connecticut, Rhode Island and New York. Stop & Shop has steadily increased sales at the Bay Plaza Community Center Property since 2018, increasing from $35,314,144 ($524.47 PSF) in 2018 to $51,839,003 ($769.89 PSF) in 2023. Stop & Shop is a long-standing retail tenant that has been at the Bay Plaza Community Center Property since 1996. Stop & Shop’s lease expires in October 2033, has two, five-year extension options remaining and no unilateral termination options.

AMC (55,700 square feet; 9.8% of net rentable area; 10.6% of underwritten base rent): Founded in 1920 and headquartered in Leawood, Kansas, AMC is a theatrical exhibition company that has pioneered many of the industry’s innovations. As of December 31, 2023, the company owned, leased or operated 898 theatres and 10,059 screens in 11 countries, including 562 theaters with a total of 7,369 screens in the United States and 336 theaters with a total of 2,690 screens in European markets. AMC’s sales have largely recovered from post-COVID-19 pandemic lows, increasing from $6,837,927 ($525,994 per screen) in 2021 to $14,207,861 ($1,092,912 per screen) in 2023, nearly reaching pre-pandemic performance. The AMC location at the Bay Plaza Community Center Property is the sole movie theater in the borough of the Bronx, which the appraisal suggests will support future demand and subsequent

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Mixed Use – Retail/Office	Loan #1	Cut-off Date Balance:	$69,000,000
2100 Bartow Avenue Bronx, New York 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

sales growth. AMC is a long-standing retail tenant that has been at the Bay Plaza Community Center Property since 1989. AMC’s lease expires in June 2029, has three, five-year extension options remaining and no termination options.

United Federation of Teachers (“UFT”) (45,008 square feet; 7.9% of net rentable area; 6.5% of underwritten base rent): The UFT is a labor union that is the sole bargaining agent for most of New York City’s public schools. In total, the UFT represents nearly 200,000 members, including approximately 75,000 teachers, 25,000 classroom paraprofessionals and many other school-based employees, including secretaries, counselors and physical therapists. UFT has been an office tenant at the Bay Plaza Community Center Property since September 2023 and is under a long-term lease through July 2044. The Borrower Sponsor invested approximately $14.2 million in the buildout of the UFT and NYC – ACS spaces in 2023. UFT has two, 10-year extension options remaining and no termination options.

The following table presents a summary regarding the major tenants at the Bay Plaza Community Center Property:

Major Tenants(1)

Tenant Name	Tenant Type	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Rent	% of Total Annual U/W Rent	Annual U/W Rent PSF	Term. Option (Y/N)	Lease Expiration Date	Ext. Options
Anchor Tenant
Stop & Shop	Retail	NR/Baa1/BBB+	67,333	11.8%	$2,943,523	10.2%	$43.72	N	10/31/2033	2 x 5 Yr
AMC	Retail	NR/NR/NR	55,700	9.8%	$3,060,158	10.6%	$54.94	N	6/30/2029	3 x 5 Yr

Major Tenants
UFT	Office	NR/NR/NR	45,008	7.9%	$1,867,382	6.5%	$41.49	N	7/31/2044	2 x 10 Yr
Raymour & Flanigan	Retail	NR/NR/NR	43,000	7.6%	$1,441,790	5.0%	$33.53	N	12/31/2029	1 x 5 Yr
NYC - ACS	Office	AA/Aa2/AA	37,500	6.6%	$1,352,291	4.7%	$36.06	Y(3)	9/25/2044	1 x 5 Yr
Bob's Furniture	Retail	NR/NR/NR	29,428	5.2%	$1,369,096	4.8%	$46.52	N	2/29/2028	1 x 5 Yr
Montefiore Medical	Office	NR/NR/NR	27,600	4.9%	$1,163,074	4.0%	$42.14	N	12/31/2029	1 x 5 Yr
DSW Shoes	Retail	NR/NR/NR	21,000	3.7%	$1,251,180	4.4%	$59.58	Y(4)	1/31/2034	1 x 5 Yr
Dallas BBQ(5)	Retail	NR/NR/NR	13,106	2.3%	$862,410	3.0%	$65.80	N	7/31/2033	None
Adidas	Retail	NR/A3/A-	10,595	1.9%	$766,385	2.7%	$72.33	Y(6)	1/31/2033	1 x 5 Yr
Total/Wtd. Avg.			350,270	61.6%	$16,077,289	55.9%	$45.90

Remaining Occupied Retail			135,517	23.8%	$11,707,374	40.7%	$86.39
Remaining Occupied Office			22,467	3.9%	$969,849	3.4%	$43.17

Occupied Total			508,254	89.4%	$28,754,513	100.0%	$56.58
Vacant Space			60,559	10.6%
Total/Wtd. Avg.			568,813	100.0%
(1)	Based on the underwritten rent roll dated as of June 1, 2024 inclusive of contractual rent steps through October 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Effective between March 26, 2034 and March 26, 2035 upon 360 days’ notice, NYC – ACS has a one-time right to terminate its lease upon payment of a termination fee in an amount equal to the unamortized portion of the sum of (i) the brokerage commission that the borrower paid the NYC – ACS’s broker, (ii) the borrower’s contribution towards the buildout of NYC – ACS’s space, and (iii) $1,012,500.
(4)	DSW has the right to terminate its lease if at least one of Bob’s Furniture or Stop & Shop plus retailers having an aggregate of 65% of NRA of the Bay Plaza Community Center Property are not open for a continuous period of 18 months.
(5)	Dallas BBQ also pays percentage rent equal to the product of gross sales in excess of $8,000,0000 multiplied by 6% which is excluded from Annual U/W Rent PSF above.
(6)	Adidas has the right to terminate its lease if its gross sales between February 2027 and January 2028 do not exceed $4,000,000, provided it gives notice within 90 days of February 1, 2028.

The following table presents a summary of sales for certain tenants at the Bay Plaza Community Center Property:

Select Tenant Sales

	SF	2018 Sales PSF	2019 Sales PSF	2021 Sales PSF	2022 Sales PSF	2023 Sales PSF	2023 Occupancy Cost(1)
Stop & Shop	67,333	$524.47	$516.12	$611.54	$687.19	$769.89	9.5%
AMC(2)	55,700	$1,342,379	$1,319,639	$525,994	$836,167	$1,092,912	28.5%
Raymour & Flanigan	43,000	$565.07	$549.31	$680.27	$560.29	$488.27	12.3%
Bob's Furniture	29,428	$760.79	$922.32	$731.40	$697.58	$632.41	10.6%
DSW Shoes	21,000	$266.41	$262.91	$321.47	$317.23	$257.45	30.0%
Dallas BBQ	13,106	$767.96	$762.19	$718.33	$763.52	$769.18	11.3%
Five Below	10,586	$473.69	$516.77	$462.03	$434.15	$454.77	17.0%
(1)	Occupancy Cost is calculated by dividing gross sales of each tenant by the sum of (i) its contractual rent based on the underwritten rent roll dated June 1, 2024 and (ii) its reimbursements based on the underwritten rent roll dated June 1, 2024.
(2)	Calculated based on a sales per screen (with 13 screens).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Mixed Use – Retail/Office	Loan #1	Cut-off Date Balance:	$69,000,000
2100 Bartow Avenue Bronx, New York 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

The following table presents certain information relating to the lease rollover schedule at the Bay Plaza Community Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM/2024	1	3,488	0.6%	3,488	0.6%	$285,863	1.0%	$81.96
2025	3	7,597	1.3%	11,085	1.9%	$625,670	2.2%	$82.36
2026	10	35,654	6.3%	46,739	8.2%	$2,622,557	9.1%	$73.56
2027	3	11,708	2.1%	58,447	10.3%	$1,127,292	3.9%	$96.28
2028	2	31,419	5.5%	89,866	15.8%	$1,533,354	5.3%	$48.80
2029	8	144,190	25.3%	234,056	41.1%	$7,388,890	25.7%	$51.24
2030	4	20,637	3.6%	254,693	44.8%	$1,687,016	5.9%	$81.75
2031	4	11,476	2.0%	266,169	46.8%	$858,933	3.0%	$74.85
2032	2	3,565	0.6%	269,734	47.4%	$270,251	0.9%	$75.81
2033	8	111,455	19.6%	381,189	67.0%	$6,059,411	21.1%	$54.37
2034	4	30,192	5.3%	411,381	72.3%	$1,830,006	6.4%	$60.61
2035 & Thereafter	5	96,873	17.0%	508,254	89.4%	$4,465,270	15.5%	$46.09
Vacant	0	60,559	10.6%	568,813	100.0%	$0	0.0%	$0.00
Total / Wtd. Avg.	54	568,813	100.0%			$28,754,513	100.0%	$56.58
(1)	Based on the underwritten rent roll dated June 1, 2024 inclusive of contractual rent steps through October 2025.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the Bay Plaza Community Center Property:

Historical Occupancy(1)

	12/31/2019	12/31/2020	12/31/2021	12/31/2022	12/31/2023	6/1/2024(2)
Retail	98.0%	96.0%	91.0%	93.0%	99.0%	97.6%
Office	73.3%	77.5%	87.9%	83.7%	77.4%	73.3%
Overall	90.0%	90.0%	90.0%	90.0%	92.0%	89.7%
(1)	Includes tenants that have leases that have not yet commenced, but have executed leases.
(2)	Current occupancy is based on the underwritten rent roll dated as of June 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Mixed Use – Retail/Office	Loan #1	Cut-off Date Balance:	$69,000,000
2100 Bartow Avenue Bronx, New York 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Bay Plaza Community Center Property:

Cash Flow Analysis

	2022	2023	TTM 6/30/2024	U/W	%(1)	U/W $ per SF
Rents In Place(2)	$24,211,177	$24,010,544	$24,260,443	$28,754,513	66.1%	$50.55
Vacant Income	0	0	0	2,628,762	6.0%	$4.62
Gross Potential Rent	$24,211,177	$24,010,544	$24,260,443	$31,383,275	72.2%	$55.17
Reimbursements	6,657,426	7,326,455	7,582,157	11,541,016	26.5%	$20.29
Percentage Rent	214,844	425,964	254,540	298,449	0.7%	$0.52
Other Rental Storage	268,434	425,117	56,524	250,025	0.6%	$0.44
Net Rental Income	$31,351,881	$32,188,080	$32,153,664	$43,472,765	100.0%	$76.43
Less Vacancy	0	0	0	(3,641,416)	(8.4%)	($6.40)
Effective Gross Income	$31,351,881	$32,188,080	$32,153,664	$39,831,349	91.6%	$70.03

Real Estate Taxes(3)	$2,423,583	$2,578,213	$2,709,774	$4,447,961	11.2%	$7.82
Insurance	634,343	730,780	753,822	565,042	1.4%	$0.99
Management Fee	471,380	529,838	523,245	1,000,000	2.5%	$1.76
Other Expenses	5,673,928	5,318,765	4,712,667	5,759,710	14.5%	$10.13
Total Expenses	$9,203,234	$9,157,596	$8,699,508	$11,772,713	29.6%	$20.70

Net Operating Income	$22,148,647	$23,030,484	$23,454,156	$28,058,636	70.4%	$49.33
Capital Expenditure Reserve(4)	0	0	0	(100,000)	(0.3%)	($0.18)
TI/LC	0	0	0	1,277,896	3.2%	$2.25
Replacement Reserves	0	0	0	85,322	0.2%	$0.15
Net Cash Flow(5)	$22,148,647	$23,030,484	$23,454,156	$26,795,419	67.3%	$47.11

NOI DSCR(6)	1.27x	1.32x	1.35x	1.61x
NCF DSCR(6)	1.27x	1.32x	1.35x	1.54x
NOI Debt Yield(6)	7.9%	8.2%	8.4%	10.0%
NCF Debt Yield(6)	7.9%	8.2%	8.4%	9.6%
(1)	Represents (i) percent of Net Rental Income for all revenue figures and Vacancy and (ii) percent of Effective Gross Income for all other figures.
(2)	U/W Rents in Place are based on the underwritten rent roll dated June 1, 2024 inclusive of contractual rent steps through October 2025.
(3)	The increase in Real Estate Taxes from TTM 6/30/2024 to U/W is primarily attributable to the burn-off abatements associated with ICAP and ICIP programs. Nearly all tenants are subject to NNN leases under which they are required to reimburse for their share of real estate taxes.
(4)	U/W Capital Expenditure Reserve represents a credit against anticipated TI/LCs during the term of the term of the loan for the $1,000,000 reserved at loan origination.
(5)	The increase in Net Cash Flow from TTM 6/30/2024 to U/W is primarily attributable to recent office leases executed by NYC – ACS and UFT, and the burn-off of their associated free rent.
(6)	DSCRs and Debt Yields are based on the Bay Plaza Community Center Whole Loan.

Appraisal. The appraiser concluded to an “As-is” value for the Bay Plaza Community Center Property of $470,000,000 as of July 25, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated July 31, 2024, there was no evidence of any recognized environmental conditions at the Bay Plaza Community Center Property.

Market Overview and Competition. The Bay Plaza Community Center Property is located at the intersection of Hutchinson River Parkway and Bartow Avenue within the Baychester neighborhood of the Bronx. The Baychester neighborhood is bordered by the Eastchester neighborhood to the north, Williamsbridge neighborhood in the west, Pelham Gardens to the south and Hutchinson River to the east. The New England Thruway bifurcates the Baychester neighborhood and provides access into Queens through the Throggs Neck Bridge and arterial access into Manhattan and New Jersey.

Baychester is a residential, self-contained community. The streets are improved with mainly middle-income residential housing types, including multi-tenant rentals, cooperative apartments and condominium buildings. Located in the northern section of Baychester is Co-op City, the largest single residential development in the United States. Co-op City has 15,372 residential units across 35 high-rise buildings. Co-op City also features a school system, parking garages and shopping centers.

The Bay Plaza Community Center Property is located within the Bay Plaza retail complex, adjacent to the Mall at Bay Plaza. The retail complex contains a total of approximately two million square feet of retail space and is the prime retail center in the Bronx. The Mall at Bay Plaza contains tenants including JCPenney, Macy’s, Victoria’s Secret, Hollister Co., Vans, Express, Charlotte Russe and H&M. According to a third party market data provider, the Bay Plaza retail complex receives more than 15 million visitors each year, with visitors spending an average of 84 minutes in the center with each visit. Additionally, according to a third party market data provider, the center contains several tenants which rank among the most visited chains in the State of New York, such as Chase Bank, Starbucks, Bank of America and Sephora.

Within a 0.5-, one- and three-mile radius of the Bay Plaza Community Center Property, the 2022 average household income was approximately $68,328, $76,059 and $77,983, respectively; and within the same radii, the 2022 population was 27,314, 59,931 and 499,018, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Mixed Use – Retail/Office	Loan #1	Cut-off Date Balance:	$69,000,000
2100 Bartow Avenue Bronx, New York 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

According to the appraisal, the Bay Plaza Community Center Property is situated within the Bronx shopping center market. As of the second quarter of 2024, the Bronx shopping center market reported total inventory of approximately 5.3 million square feet with a 6.0% vacancy rate and average asking rents of $51.95 per square foot. Additionally, the Bay Plaza Community Center Property is located within The Bronx office market. As of the second quarter of 2024, the Bronx office market reported total inventory of approximately 15.7 million square feet with a 8.3% vacancy rate and average rents of $35.60 per square foot.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Bay Plaza Community Center Property:

Market Rent Summary(1)

	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements PSF
Anchor – Stop & Shop	$45.00	15	10% every 60 months	$40.00
Anchor – AMC	$50.00	15	10% every 60 months	$40.00
Junior Anchor (>25,000 SF)	$55.00	10	10% every 60 months	$40.00
Junior Anchor (11,000 - 25,000 SF)	$60.00	10	10% every 60 months	$40.00
In-Line – Large (6,000 - 11,000 SF)	$65.00	10	10% every 60 months	$30.00
In-Line – Mid (3,000 - 6,000 SF)	$75.00	10	3% per annum	$30.00
In-Line – Small (<3,000 SF)	$85.00	10	3% per annum	$30.00
Outparcel – Bank	$125.00	10	3% per annum	$30.00
Office – Large (>30,000 SF)	$35.00	10	10% every 60 months	$120.00
Office – Mid (5,000 - 30,000 SF)	$40.00	10	3% per annum	$100.00
Office – Small (<5,000 SF)	$45.00	10	3% per annum	$100.00
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable retail centers pertaining to the Bay Plaza Community Center Property identified by the appraisal:

Competitive Set(1)

Property Name	Year Built/Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants	Distance to Bay Plaza Community Center Property
Bay Plaza Community Center	1988, 2013/2023	384,769(2)	97.6%(3)	AMC Theaters, Stop & Shop	NAP
The Mall at Bay Plaza	2014 / NAP	490,314	98.0%	JCPenney, Macy’s, Forever 21	0.3 Miles South
Bay Plaza Shopping Center	1988 / NAP	864,327	98.0%	Marshalls, PC Richards & Son, Staples, Ashley’s HomeStore	0.2 Miles South
Peartree Square	2003 / NAP	141,156	98.0%	Stop & Shop	1.1 Miles North
Gun Hill Commons	1986 / NAP	81,177	100.0%	ALDI, Planet Fitness	1.2 Miles Southwest
Post Road Plaza	1990 / 2009	257,143	85.0%	Fairway Market, Dave & Buster’s, 24 Hour Fitness, HomeGoods	2.2 Miles North
Throggs Neck Shopping Center	2013 / NAP	473,312	98.0%	Target, TJ Maxx	4.4 Miles South
Mount Vernon Shopping Center	2005 / NAP	290,852	83.0%	Target, TJ Maxx	4.5 Miles North
Bruckner Commons	1964 / 1989	369,301	89.0%	Target, Burlington, Leonardo Furniture	5.0 Miles Southwest
Bronx Terminal Market	2009 / NAP	918,537	97.0%	Target, BJ’s Wholesale Club, Home Depot	10.1 Miles Southwest
Weighted Average			95.0%(4)
(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated as of June 1, 2024.
(3)	Based on the retail occupancy at the Bay Plaza Community Center Property. Total occupancy inclusive of office square feet is 89.7%.
(4)	Weighted Average excludes the Bay Plaza Community Center Property.

Escrows. At loan origination, the borrowers were required to deposit into escrow (i) approximately $7,110 for replacement reserves, (ii) $1,000,000 for rollover reserves and (iii) $1,941,930 for outstanding tenant improvements and free rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

Mixed Use – Retail/Office	Loan #1	Cut-off Date Balance:	$69,000,000
2100 Bartow Avenue Bronx, New York 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

Real Estate Taxes – On a monthly basis during the continuance of a Cash Sweep Event Period (as defined below) or at any time taxes are not paid by the borrowers prior to the assessment of any penalty, the borrowers are required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance – During the continuance of an event of default or if the Bay Plaza Community Center Property is not insured under an acceptable blanket policy, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis.

Replacement Reserve – The borrowers are required to escrow approximately $7,110 on a monthly basis for replacements and repairs to be made at the Bay Plaza Community Center Property, subject to a cap of approximately $170,644.

Rollover Reserve – The borrowers are required to escrow approximately $47,401 on a monthly basis for ongoing rollover reserves, subject to a cap of $1,000,000.

Lease Sweep Reserve – During a Lease Sweep Period (as defined below), all excess cash flow is deposited into the cash management account.

Lockbox and Cash Management.

The Bay Plaza Community Center Whole Loan is structured with a hard lockbox and springing cash management. The borrowers and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within one business day after receipt. During the continuance of a Cash Sweep Event Period, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Bay Plaza Community Center Whole Loan, or if (ii) no Cash Sweep Event Period is continuing, disbursed to the borrowers.

A “Cash Sweep Event Period” means the period commencing upon the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrowers or property manager, (iii) the debt service coverage ratio based on the trailing one calendar quarter is less than 1.15x or (iv) the commencement of a Lease Sweep Period. A Cash Sweep Event Period will end (a) with respect to clause (i) above, if the cure of the event of default has been accepted by the lender, (b) with respect to clause (ii) above, if the property manager is replaced within 60 days, (c) with respect to clause (iii) above, the debt service coverage ratio based on the trailing two calendar quarters is greater than or equal to 1.15x for two consecutive calendar quarters and (d) with respect to clause (iv) above, the Lease Sweep Period has ended; provided, however, that (A) no event of default or other Cash Sweep Event Period is continuing, (B) the borrowers have paid all of the lender’s reasonable expenses incurred in connection with the cure of the Cash Sweep Event Period, including reasonable attorney’s fees and expenses, (C) with respect to clause (ii) above, the borrowers may not cure a Cash Sweep Event Period more than a total of two times in the aggregate during the term of the Bay Plaza Community Center Whole Loan, and (D) in no event may the borrowers cure a Cash Sweep Event Period caused by a bankruptcy action of the borrowers.

A “Lease Sweep Period” (a) commences on the first payment date following the occurrence of (i) with respect to the AMC lease, the Raymour & Flanigan lease and any replacement lease (as described in the Bay Plaza Community Center Whole Loan documents) (each, a “Lease Sweep Lease”), the earlier to occur of (A) six months prior to stated expiration of the AMC lease or (B) six months prior to the stated expiration of the Raymour & Flanigan lease; (ii) the date any tenant under a Lease Sweep Lease discontinues business or gives notice that it intends to discontinue business; or (iii) the occurrence of an insolvency event or proceedings or a similar event with respect to a tenant or its direct or indirect parent company (the “Lease Sweep Tenant Party”) under the Lease Sweep Lease (each, a “Lease Sweep Tenant Party Insolvency Proceeding”); and (b) ends (i) in the case of clause (a)(i) above, upon the earlier of (x) the date that an amount equal to the total rentable square feet of the applicable Lease Sweep Lease multiplied by $25.00 (the “Lease Sweep Deposit Amount”) applicable to the applicable Lease Sweep Lease has been accumulated in the related reserve account (the “Lease Sweep Account”) or the borrowers make a deposit into the Lease Sweep Account in the amount of the Lease Sweep Deposit Amount or deliver a letter of credit in the amount of the Lease Sweep Deposit Amount and (y) the date on which (i) the entirety of the space under the applicable Lease Sweep Lease (the “Lease Sweep Space”) is leased pursuant to one or more qualified leases with a tenant acceptable to the lender, (ii) the entire Lease Sweep Space is tenanted and such tenants have taken occupancy, as more fully described in the Bay Plaza Community Center Whole Loan documents (the “Occupancy Conditions”) and (iii) the applicable tenant thereunder has delivered an estoppel reasonably acceptable to the lender; (ii) in the case of clause (a)(iii) above, either (A) the applicable Lease Sweep Tenant Party Insolvency Proceeding has terminated, and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (B) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender; (iii) in the case of clauses (a)(i), (a)(ii), and (a)(iii) above, the date on which the funds in the Lease Sweep Account collected with respect to the Lease Sweep Lease in question are equal to the Lease Sweep Deposit Amount applicable to such Lease Sweep Space, subject to certain conditions set forth in the Bay Plaza Community Center Whole Loan documents.

Real Estate Substitution. Not permitted.

Property Management. The Bay Plaza Community Center Property is managed by Prestige Properties & Development Co., Inc., an affiliate of the borrowers.

Subordinate and Mezzanine Indebtedness. None.

Partial Release. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

Mixed Use – Retail/Office	Loan #1	Cut-off Date Balance:	$69,000,000
2100 Bartow Avenue Bronx, New York 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

Ground Lease. None.

Rights of First Offer / Rights of First Refusal. None.

Letter of Credit. None.

Permitted Mezzanine Loan. The borrowers have a one-time right to cause a new mezzanine borrower (the “New Mezzanine Borrower”) to incur additional indebtedness in the form of a mezzanine loan (the “New Mezzanine Loan”), subject to the satisfaction of certain conditions set forth in the related Bay Plaza Community Center Whole Loan documents, including, without limitation, the following: (a) the aggregate principal amount of the New Mezzanine Loan may in no event exceed the amount which, after giving effect thereto, yields (x) an aggregate loan-to-value ratio not greater than the loan-to-value ratio on the loan origination date and (y) an aggregate debt service coverage ratio not less than the debt service coverage ratio on the loan origination date; (b) the collateral for the New Mezzanine Loan may include only pledges of the direct or indirect equity interests in each special purpose entity that is the member of a borrower; (c) the lender of the New Mezzanine Loan (the “New Mezzanine Lender”) must be a person approved by the lender under the Bay Plaza Community Center Whole Loan; and (d) the lender of the New Mezzanine Loan must enter into an intercreditor agreement on terms acceptable to such New Mezzanine Lender and the lender under the Bay Plaza Community Center Whole Loan in its sole discretion and obtain a rating agency confirmation with respect to such intercreditor agreement. See “Description of the Mortgage Pool—Additional Indebtedness” in the prospectus for additional information.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance and business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$69,000,000
Various	Mini Mall Self Storage	Cut-off Date LTV:	73.8%
		U/W NCF DSCR:	1.71x
		U/W NOI Debt Yield:	10.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$69,000,000
Various	Mini Mall Self Storage	Cut-off Date LTV:	73.8%
		U/W NCF DSCR:	1.71x
		U/W NOI Debt Yield:	10.5%

Mini Mall Self Storage
MICHIGAN
Lake Michigan
CHICAGO
INDIANA
INDIANAPOLIS
FORT WAYNE
OHIO
ILLINOIS
DAYTON
CINCINNATI
LOUISVILLE
LEXINGTON
KENTUCKY
PITTSBURGH
PENNSYLVANIA
COLUMBUS
WEST VIRGINIA
Parkersburg
Charleston
VIRGINIA
MISSOURI
NASHVILLE
ARKANSAS
MEMPHIS
TENNESSEE
MISSISSIPPI
LOUISIANA
ALABAMA
TEXAS
FLORIDA
NEW ORLEANS
Gulf of Mexico
Conroe
The Woodlands
Cleveland
HOUSTON
Baytown
TENNESSEE
NORTH CAROLINA
SOUTH CAROLINA
Asheville
CHARLOTTE
Winston-Salem
Roanoke

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

No. 2 – Mini Mall Self Storage
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Sellers:	Wells Fargo Bank, National National		Single Asset/Portfolio:	Portfolio
		Association, JPMorgan Chase Bank,		Property Type – Subtype:	Self Storage – Self
		Association, Citi Real Estate Funding,			Storage
		Inc.		Location:	Various, Various
	Credit Assessment (Fitch/KBRA/Moody’s):	[NR/NR/NR]		Size:	2,460,347 SF
	Original Principal Balance(1):	$69,000,000		Cut-off Date Balance Per SF(1):	$73.16
	Cut-off Date Balance(1):	$69,000,000		Maturity Date Balance Per SF(1):	$73.16
	% of Initial Pool Balance:	9.6%		Year Built/Renovated:	Various / Various
	Loan Purpose:	Refinance		Title Vesting:	Fee
	Borrower Sponsor:	Mini Mall U.S. Storage Properties Master LP		Property Manager:	Mini Mall U.S. Storage Properties Master LP (borrower-related)
	Guarantor:	Mini Mall U.S. Storage Properties Master LP		Current Occupancy (As of):	75.8% (10/7/2024)
	Mortgage Rate:	5.9700%		YE 2023 Occupancy(4):	NAV
	Note Date:	October 31, 2024		YE 2022 Occupancy(4):	NAV
	Seasoning:	0 months		YE 2021 Occupancy(4):	NAV
	Maturity Date:	November 6, 2029		YE 2020 Occupancy(4):	NAV
	IO Period:	60 months		As Portfolio Appraised Value(5):	$244,000,000
	Loan Term (Original):	60 months		As Portfolio Appraised Value Per SF(5):	$99.17
	Amortization Term (Original):	NAP		As Portfolio Appraisal Valuation Date:	8/10/2024
	Loan Amortization Type:	Interest Only
	Call Protection(2):	L(24),D(29),O(7)
	Lockbox Type:	Springing
	Additional Debt(1):	Yes		Underwriting and Financial Information
	Additional Debt Type (Balance)(1):	Pari Passu ($111,000,000)		TTM NOI (8/31/2024):	$18,244,484
				YE 2023 NOI(4):	NAV
				YE 2022 NOI(4):	NAV
				U/W Revenues:	$25,498,875
				U/W Expenses:	$6,590,351
				U/W NOI:	$18,908,524
				U/W NCF:	$18,576,612
Escrows and Reserves(3)				U/W DSCR based on NOI/NCF(1):	1.74x / 1.71x
	Initial	Monthly	Cap	U/W Debt Yield based on NOI/NCF(1):	10.5% / 10.3%
Taxes:	$261,988	$119,946	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	10.5% / 10.3%
Insurance:	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(5):	73.8%
Replacement Reserve:	$0	$27,659	NAP	LTV Ratio at Maturity(1)(5):	73.8%
Deferred Maintenance:	$240,160	$0	NAP

Sources and Uses
Sources			Uses
Whole Loan Amount	$180,000,000	100.0%	Loan Payoff	$150,772,564	83.8%
			Return of Equity	19,688,366	10.9
			Closing Costs	9,036,922	5.0
			Upfront Reserves	502,148	0.3
Total Sources	$180,000,000	100.0%	Total Uses	$180,000,000	100.0%

(1)	The Mini Mall Self Storage Mortgage Loan (as defined below) is part of the Mini Mall Self Storage Whole Loan (as defined below), which is comprised of eight pari passu promissory notes with an aggregate original principal balance of $180,000,000. The Underwriting and Financial Information presented above are based on the aggregate Cut-off Date principal balance of the Mini Mall Self Storage Whole Loan.
(2)	Defeasance of the Mini Mall Self Storage Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Mini Mall Self Storage Whole Loan to be securitized and (b) December 6, 2027. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in November 2024.
(3)	See “Escrows” section.
(4)	Historical information is not available due to the borrower sponsor purchasing the Mini Mall Self Storage Portfolio in separate transactions between June 2022 and September 2023.
(5)	The Appraised Value is based on the “As Portfolio” value, inclusive of a 4.1% portfolio premium. The sum of the individual appraised values is $234,300,000, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 76.8%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$69,000,000
Various	Mini Mall Self Storage	Cut-off Date LTV:	73.8%
		U/W NCF DSCR:	1.71x
		U/W NOI Debt Yield:	10.5%

The Mortgage Loan. The second largest mortgage loan (the “Mini Mall Self Storage Mortgage Loan”) is part of a whole loan (the “Mini Mall Self Storage Whole Loan”) evidenced by a eight pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $180,000,000. The Mini Mall Self Storage Whole Loan is secured by a first lien mortgage on the borrower’s fee interest in a 2,460,347 square foot, self-storage portfolio consisting of 52 properties containing 60 individual assets (each, a “Mini Mall Self Storage Property” and collectively, the “Mini Mall Self Storage Properties” or the “Mini Mall Self Storage Portfolio”) located across nine states. The Mini Mall Self Storage Mortgage Loan is evidenced by the controlling Note A-1-A and the non-controlling Notes A-2-A and A-3-B with an outstanding principal balance as of the Cut-off Date of $69,000,000. The Mini Mall Self Storage Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”), JPMorgan Chase Bank, National Association (“JPM”), and Citi Real Estate Funding Inc. (“CREFI”) on October 31, 2024. The relationship between the holders of the Mini Mall Self Storage Whole Loan is governed by a co-lender agreement. The Mini Mall Self Storage Whole Loan is being serviced pursuant to the pooling and servicing agreement for the WFCM 2024-5C2 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans,” and “Pooling and Servicing Agreement” in the prospectus.

Whole Loan Note Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A	$34,500,000	$34,500,000	WFCM 2024-5C2	Yes
A-1-B	$52,500,000	$52,500,000	WFB	No
A-1-C	$3,000,000	$3,000,000	WFB	No
A-2-A	$17,250,000	$17,250,000	WFCM 2024-5C2	No
A-2-B	$27,750,000	$27,750,000	CREFI	No
A-3-A	$18,750,000	$18,750,000	JPM	No
A-3-B	$17,250,000	$17,250,000	WFCM 2024-5C2	No
A-3-C	$9,000,000	$9,000,000	JPM	No
Total (Whole Loan)	$180,000,000	$180,000,000

The Borrowers and Borrower Sponsor. The borrowers are MMUS OH SPE 1, LLC, MMUS OH SPE 2, LLC, MMUS OH SPE 3, LLC, MMUS OH SPE 4, LLC, MMUS OH SPE 5, LLC, MMUS OH SPE 6, LLC, MMUS OH SPE 7, LLC, MMUS OH SPE 8, LLC, MMUS OH SPE 9, LLC, MMUS OH SPE 10, LLC, MMUS WV SPE 1, LLC, MMUS WV SPE 2, LLC, MMUS WV SPE 3, LLC, MMUS WV SPE 4, LLC, MMUS WV SPE 5, LLC, MMUS WV SPE 6, LLC, MMUS WV SPE 7, LLC, MMUS WV SPE 8, LLC, MMUS WV SPE 9, LLC, OHU3003CI LLC, ALU4407EE LP, ARU3319LK LP, ARU3318WS LP, ARU3320CE LP, INU2905BN LP, INU2906ME LP, INU2907CE LP, NCU4001KS LP, VAU3508BL LP, TXU4801SA LP and WVU3601CS LP, each a Delaware limited liability company or Delaware limited partnership. Each borrower is a single purpose entity having at least two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Mini Mall Storage Portfolio Mortgage Loan.

The borrower sponsor and non-recourse carveout guarantor is Mini Mall U.S. Storage Properties Master LP. Mini Mall U.S. Storage Properties Master LP is a subsidiary of Mini Mall Storage Properties Trust which owns and operates over 210 self storage facilities totaling over eight million square feet across the United States and Canada. Mini Mall Storage Properties Trust focuses on acquiring legacy-run assets and applies institutional-grade technology and strategies to increase profitability. These include 24/7 access, improved security, and dynamic pricing models.

The Properties. The Mini Mall Self Storage Portfolio is comprised of 52 properties containing 60 individual self storage assets totaling 18,338 units and 2,460,347 SF, located across nine states. The Mini Mall Self Storage Portfolio includes 12,707 (69.3% of total units) non-climate-controlled units, 4,406 (24.0%) climate controlled units, 1,016 (5.5%) parking units and 209 (1.1%) other units. The Mini Mall Self Storage Portfolio has a weighted average year built of 1993 and no individual Mini Mall Self Storage Property accounts for more than 8.8% of underwritten net cash flow or 8.0% of units across the Mini Mall Self Storage Portfolio. As of October 2024, the portfolio was 75.8% occupied. The borrower sponsor purchased the Mini Mall Self Storage Portfolio in separate transactions between June 2022 and September 2023 and has invested approximately $11.0 million in capital expenditures.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$69,000,000
Various	Mini Mall Self Storage	Cut-off Date LTV:	73.8%
		U/W NCF DSCR:	1.71x
		U/W NOI Debt Yield:	10.5%

The following table presents certain information relating to the Mini Mall Self Storage Properties:

Portfolio Summary
Property(1)	Address	City, State	Year Built / Renovated	Units	Net Rentable Area (SF)(2)	Occupancy %(2)	Allocated Whole Loan Amount	% of Allocated Whole Loan Amount	Appraised Value	UW NCF(2)	% of UW NCF
Carroll	3900 Columbus-Lancaster Road	Carroll, OH	1994-2005 / NAP	1,472	219,400	77.3%	$16,250,000	9.0%	$21,200,000	$1,640,836	8.8%
Enterprise - Rucker Blvd	2801 Rucker Boulevard	Enterprise, AL	2005 / 2019	1,315	186,240	81.1%	$14,525,000	8.1%	$18,900,000	$1,454,009	7.8%
West Memphis	701 AR-77	West Memphis, AR	2004 / 2022	892	131,220	76.9%	$12,980,000	7.2%	$16,900,000	$1,205,117	6.5%
Belpre	138 Lee Street, 485 Lee Street and 1924 Washington Boulevard	Belpre, OH	1989-2015 / NAP	799	136,250	75.1%	$7,750,000	4.3%	$9,300,000	$784,584	4.2%
Marietta	1306 Pike Street and 104 Ellsworth Avenue	Marietta, OH	1980-2019 / NAP	717	107,700	74.1%	$7,650,000	4.3%	$9,950,000	$733,296	3.9%
Enterprise - Geneva Hwy	1232 Geneva Highway	Enterprise, AL	1997 / 2019	743	142,125	75.4%	$6,585,000	3.7%	$8,350,000	$690,506	3.7%
Parkersburg - Garfield Ave	2351 Garfield Avenue	Parkersburg, WV	1982 / 1987, 1988, 1991, 1996, 2003, 2007	743	98,750	89.9%	$6,500,000	3.6%	$7,775,000	$931,996	5.0%
Bridgeport	61 Ocean Mines Road	Bridgeport, WV	2019 / 2020, 2023	502	75,080	87.2%	$5,750,000	3.2%	$6,875,000	$754,350	4.1%
Enterprise - Salem Rd	4021 Salem Road	Enterprise, AL	1964, 2016 / NAP	495	74,585	85.4%	$5,575,000	3.1%	$6,800,000	$599,627	3.2%
Elizabethton	480 TN-91	Elizabethton, TN	2019 / 2023	614	48,550	66.0%	$4,500,000	2.5%	$7,600,000	$396,961	2.1%
Cedar Lake	10630 and 10706 West 133rd Street	Cedar Lake, IN	1930-1999 / NAP	405	73,317	56.1%	$4,110,000	2.3%	$6,850,000	$292,282	1.6%
Kannapolis	2745 North Cannon Boulevard	Kannapolis, NC	1987 / 2018	357	41,375	85.0%	$4,030,000	2.2%	$5,250,000	$396,811	2.1%
Johnson City - South Roan	2501 South Roan Street	Johnson City, TN	2004 / 2009	312	34,500	91.9%	$4,025,000	2.2%	$5,000,000	$427,871	2.3%
Cincinnati	1109 Alfred Street	Cincinnati, OH	1901 / 2001	450	46,165	73.4%	$3,840,000	2.1%	$5,000,000	$308,732	1.7%
Mooresville	1242 South Old State Route 67	Mooresville, IN	1985 / 2003	348	48,260	75.4%	$3,690,000	2.1%	$4,800,000	$346,530	1.9%
Bloomington	4910 and 4990 North Lakeview Drive	Bloomington, IN	2000-2001 / NAP	317	34,325	72.9%	$3,535,000	2.0%	$4,350,000	$311,904	1.7%
Newton	3005 Nathan Street	Newton, NC	1983 / NAP	345	42,050	69.8%	$3,530,000	2.0%	$4,600,000	$267,139	1.4%
Proctorville	700 County Road 411	Proctorville, OH	2019-2022 / 2022	324	47,050	84.5%	$3,450,000	1.9%	$4,100,000	$381,771	2.1%
Kingsport - Brookside School	149 Brookside School Lane	Kingsport, TN	1956 / 2019	303	29,375	75.3%	$3,350,000	1.9%	$4,550,000	$246,385	1.3%
Bristol	818 Commonwealth Avenue	Bristol, VA	1999 / NAP	301	35,250	82.4%	$3,175,000	1.8%	$3,775,000	$367,117	2.0%
Hurricane	316 Putnam Village Drive	Hurricane, WV	2017 / 2021	275	31,175	92.5%	$3,150,000	1.8%	$3,750,000	$414,845	2.2%
Blountville	2851 TN-394	Blountville, TN	2013 / NAP	331	30,950	73.6%	$3,125,000	1.7%	$4,000,000	$312,166	1.7%
Little Rock	19501 Arch Street Northwest	Little Rock, AR	1994 / 2022	419	45,150	54.5%	$3,110,000	1.7%	$4,050,000	$243,616	1.3%
Cedar Lake - Wicker Ave	13077 West Wicker Avenue	Cedar Lake, IN	2018-2022 / NAP	433	65,600	50.3%	$3,100,000	1.7%	$7,000,000	$170,329	0.9%
Clarksville	677 South Crawford Street and 1802 Freeway Lane	Clarksville, AR	2001 / 2011	494	56,350	70.6%	$2,975,000	1.7%	$3,750,000	$310,822	1.7%
Parkersburg	112 College Parkway and 5239 Emerson Avenue	Parkersburg, WV	2002 / 2018, 2019	343	54,525	76.5%	$2,925,000	1.6%	$3,475,000	$455,625	2.5%
Piney Flats	6460 Bristol Highway	Piney Flats, TN	2012 / 2014	319	28,275	77.2%	$2,550,000	1.4%	$3,150,000	$293,967	1.6%
Cross Lanes	5290 Big Tyler Road	Cross Lanes, WV	2014 / NAP	227	26,150	89.1%	$2,550,000	1.4%	$3,050,000	$293,322	1.6%
Shelby	612 Smith Street and 516 East Dixon Boulevard	Shelby, NC	1978, 1994 / NAP	380	43,250	70.6%	$2,500,000	1.4%	$3,750,000	$185,101	1.0%
Batesville	1009 Batesville Boulevard	Southside, AR	2000 / 2013	316	35,950	75.8%	$2,500,000	1.4%	$3,000,000	$269,848	1.5%
Greeneville	1375 West Andrew Johnson Highway	Greeneville, TN	2006 / NAP	185	19,350	82.2%	$2,300,000	1.3%	$2,900,000	$243,219	1.3%
Cleveland - N. Washington	201 North Washington	Cleveland, TX	2000 / NAP	170	23,090	81.0%	$2,150,000	1.2%	$2,700,000	$211,085	1.1%
Morgantown - Lower Aarons	482 Lower Aarons Creek Road	Morgantown, WV	1998 / NAP	229	32,200	82.8%	$2,150,000	1.2%	$2,550,000	$316,161	1.7%
Morgantown - Canyon Rd	855 Canyon Road	Morgantown, WV	2008 / 2014	273	34,050	80.0%	$2,100,000	1.2%	$2,500,000	$302,862	1.6%
Asheville	241 Old Weaverville Road	Asheville, NC	2015 / NAP	95	12,080	84.4%	$2,000,000	1.1%	$2,550,000	$194,004	1.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$69,000,000
Various	Mini Mall Self Storage	Cut-off Date LTV:	73.8%
		U/W NCF DSCR:	1.71x
		U/W NOI Debt Yield:	10.5%
Portfolio Summary (Continued)
Property(1)	Address	City, State	Year Built / Renovated	Units	Net Rentable Area (SF)(2)	Occupancy %(2)	Allocated Whole Loan Amount	% of Allocated Whole Loan Amount	Appraised Value	UW NCF(2)	% of UW NCF(2)
Splendora - Old Hwy 59N	14098 Old Highway 59 North	Splendora, TX	1992 / NAP	239	23,300	61.8%	$1,690,000	0.9%	$2,200,000	$171,835	0.9%
Nitro - 1st Ave S	901 1st Avenue South	Nitro, WV	2008 / 2010	154	19,250	75.6%	$1,575,000	0.9%	$1,875,000	$196,062	1.1%
Elkview	5116 and 5149 Elk River Road	Elkview, WV	1994 / 1999 / 2009	247	29,150	77.9%	$1,500,000	0.8%	$1,800,000	$216,511	1.2%
Nitro - 4131 1st St	4131 1st Avenue	Nitro, WV	1982 / 1991, 1999, 2004, 2008	192	25,775	86.5%	$1,450,000	0.8%	$1,725,000	$202,635	1.1%
Splendora - US-59	13952 US-59 Business	Splendora, TX	2006 / NAP	154	21,400	49.3%	$1,200,000	0.7%	$1,500,000	$123,820	0.7%
Conroe - Hwy 105E	16842 TX-105	Conroe, TX	2001 / 2013	118	16,200	56.8%	$1,150,000	0.6%	$1,500,000	$86,447	0.5%
Coolville	792 State Route 7	Coolville, OH	2014 / NAP	135	19,800	79.0%	$1,075,000	0.6%	$1,300,000	$135,738	0.7%
Little Hocking	21 Clifton Road	Little Hocking, OH	2009 / NAP	119	19,910	78.9%	$1,000,000	0.6%	$1,200,000	$124,125	0.7%
Ravenswood	514 Washington Street	Ravenswood, WV	2021 / NAP	99	11,925	85.5%	$970,000	0.5%	$1,150,000	$131,557	0.7%
Racine	52691 OH-124	Racine, OH	1999 / NAP	108	19,650	58.9%	$920,000	0.5%	$1,200,000	$88,051	0.5%
Cedar Lake - 127th Pl.	11220 and 11221 127th Place	Cedar Lake, IN	2004 / NAP	90	12,600	60.7%	$810,000	0.5%	$1,350,000	$52,466	0.3%
Conroe - Woodland Forest	18401 Woodland Forest Drive	Conroe, TX	2001 / NAP	101	10,200	62.3%	$650,000	0.4%	$850,000	$64,926	0.3%
Nitro - 11th St	1101 11th Street	Nitro, WV	1994 / NAP	105	9,950	70.9%	$590,000	0.3%	$700,000	$85,838	0.5%
Conroe - Bryant Rd	419 Bryant Road	Conroe, TX	1995 / NAP	78	9,200	58.7%	$430,000	0.2%	$600,000	$40,475	0.2%
Cleveland - CR388	288 County Road 388	Cleveland, TX	1970 / 1983	65	10,800	65.7%	$375,000	0.2%	$500,000	$32,166	0.2%
Nitro - 503 Main Ave	503 Main Avenue	Nitro, WV	1996 / NAP	51	6,175	82.6%	$335,000	0.2%	$400,000	$36,409	0.2%
Nitro - 1202 Main Ave	1202 Main Avenue	Nitro, WV	1956 / 2001	40	5,350	72.0%	$295,000	0.2%	$350,000	$32,754	0.2%
Total				18,338	2,460,347	75.8%	$180,000,000	100.0%	$244,000,000(3)	$18,576,612	100.0%
(1)	Certain properties listed above may be comprised of multiple addresses or locations, but are treated as a single property for appraisal and loan underwriting purposes.
(2)	Based on the underwritten rent roll as of October 7, 2024.
(3)	Represents the “As Portfolio” value, inclusive of a 4.1% portfolio premium. The sum of the individual appraised values is $234,300,000, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 76.8%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$69,000,000
Various	Mini Mall Self Storage	Cut-off Date LTV:	73.8%
		U/W NCF DSCR:	1.71x
		U/W NOI Debt Yield:	10.5%

The following table presents information with respect to the unit mix of the Mini Mall Self Storage Properties:

Unit Mix(1)
Unit	Net Rentable Area	% of Net Rental Area	# of Units	Current Occupancy(2)	UW Rent Per Unit
Non-Climate Controlled	1,800,755	73.2%	12,707	76.0%	$1,357
Climate Controlled	501,240	20.4%	4,406	75.6%	$1,686
Parking	98,215	4.0%	1,016	83.9%	$1,050
Other	60,137	2.4%	209	60.6%	$2,835
Total/Weighted Average	2,460,347	100%	18,338	75.8%	$1,439
(1)	Based on the underwritten rent roll as of October 7, 2024.
(2)	Includes containers, apartment, billboard, office, retail, and car wash.

The following table presents historical occupancy percentages at the Mini Mall Self Storage Properties:

Historical Occupancy

2022(1)	2023(1)	10/7/2024(2)
NAV	NAV	75.8%
(1)	Historical occupancy is not available because the borrower sponsor purchased the Mini Mall Self Storage Portfolio in separate transactions between June 2022 and September 2023.
(2)	Based on the underwritten rent roll as of October 7, 2024.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Mini Mall Self Storage Properties:

Cash Flow Analysis

	TTM 8/31/2024(1)	U/W	%(2)	U/W $ per SF
Base Rent	$19,063,831	$19,092,667	60.0%	$7.76
Grossed Up Vacant Space	0	6,341,118	19.9	2.58
Gross Potential Rent	$19,063,831	$25,433,785	79.9%	$10.34
Other Income(3)	5,474,113	6,406,208	20.1	2.60
Net Rental Income	$24,537,945	$31,839,993	100.0%	$12.94
(Vacancy)	0	(6,341,118)	(24.9)(4)	(2.58)
Effective Gross Income	$24,537,945	$25,498,875	80.1%	$10.36

Real Estate Taxes	$1,328,884	$1,383,945	5.4%	$0.56
Insurance	1,226,111	1,257,953	4.9	0.51
Management Fee	981,518	1,019,955	4.0	0.41
Other Expenses	2,756,949	2,928,498	11.5	1.19
Total Operating Expenses	$6,293,461	$6,590,351	25.8%	$2.68

Net Operating Income	$18,244,484	$18,908,524	74.2%	$7.69
Replacement Reserves	0	331,912	1.3	0.13
Net Cash Flow	$18,244,484	$18,576,612	72.9%	$7.55

NOI DSCR(5)	1.67x	1.74x
NCF DSCR(5)	1.67x	1.71x
NOI Debt Yield(5)	10.1%	10.5%
NCF Debt Yield(5)	10.1%	10.3%
(1)	Represents the Trailing 11 Months for 18 of the properties where a TTM was not available due to the borrower acquiring the assets in August and September 2023.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and (iii) percent of Effective Gross Income for all other fields.
(3)	Other Income includes late fees, NSF fees, tenant insurance, miscellaneous income storage and administrative fees.
(4)	The underwritten vacancy is 24.9%. The Mini Mall Self Storage Portfolio was 75.8% occupied as of October 7, 2024.
(5)	Debt service coverage ratios and debt yields are based on the Mini Mall Self Storage Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$69,000,000
Various	Mini Mall Self Storage	Cut-off Date LTV:	73.8%
		U/W NCF DSCR:	1.71x
		U/W NOI Debt Yield:	10.5%

Appraisal. According to the appraisal, the Mini Mall Storage Portfolio had an “As Portfolio” appraised value of $244,000,000 as of August 10, 2024, which is inclusive of an approximately 4.1% portfolio premium. Additionally, the appraisal appraised the Mini Mall Storage Portfolio Properties as of various dates in August 2024, which produced an aggregate “as is” appraised value of $234,300,000.

Environmental Matters. According to the Phase I environmental site assessment with various dates in August 2024, there was no evidence of any recognized environmental conditions at any of the Mini Mall Self Storage Portfolio properties.

The Market. The Mini Mall Storage Portfolio Properties are located across nine states: West Virginia (14 properties, 23.5% of UW NCF), Ohio (8 properties, 22.6% of UW NCF), Alabama (3 properties, 14.8% of UW NCF), Arkansas (4 properties, 10.9% of UW NCF), Tennessee (6 properties, 10.3% of UW NCF), Indiana (5 properties, 6.3% of UW NCF), North Carolina (4 properties, 5.6% of UW NCF), Texas (7 properties, 3.9% of UW NCF), Virginia (1 property, 2.0% of UW NCF).

The following table presents a geographic summary related to the Mini Mall Self Storage Properties:

State	Property count	# of Units	SF	Allocated Loan Amount	% of ALA	UW NCF
West Virginia	14	3,480	459,505	$31,840,000	17.7%	$4,370,927
Ohio	8	4,124	615,925	$41,935,000	23.3%	$4,197,133
Alabama	3	2,553	402,950	$26,685,000	14.8%	$2,744,143
Arkansas	4	2,121	268,670	$21,565,000	12.0%	$2,029,403
Tennessee	6	2,064	191,000	$19,850,000	11.0%	$1,920,569
Indiana	5	1,593	234,102	$15,245,000	8.5%	$1,173,511
North Carolina	4	1177	138,755	$12,060,000	6.7%	$1,043,054
Texas	7	925	114,190	$7,645,000	4.2%	$730,754
Virginia	1	301	35,250	$3,175,000	1.8%	$367,117
Total	52	18,338	2,460,347	$180,000,000	100.0%	$18,576,612

Escrows.

Taxes – The Mini Mall Self Storage Whole Loan documents require an upfront reserve of $261,988 for real estate taxes plus ongoing monthly reserves in an amount equal to 1/12 of the taxes that the lender estimates will be payable during the next twelve months, initially $119,946.

Insurance – The Mini Mall Self Storage Whole Loan documents require ongoing monthly reserves in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable during the next twelve months. Ongoing monthly reserves for insurance are not required as long as (i) no event of default under the Mini Mall Self Storage Mortgage Loan documents has occurred and is continuing; (ii) the Mini Mall Self Storage Properties are part of a blanket or umbrella policy approved by the lender; (iii) the borrowers provide the lender with evidence of renewal of insurance policies; and (iv) the borrowers provide the lender with paid receipts for insurance premiums by no later than 10 business days prior to the policy expiration dates.

Replacement Reserve – The Mini Mall Self Storage Whole Loan documents require ongoing monthly reserves in an amount equal to $27,659 for replacements.

Deferred Maintenance Reserve – The Mini Mall Self Storage Whole Loan documents require an upfront reserve of $240,160 for immediate repairs.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below) the Mini Mall Self Storage borrowers are required to establish a lender-controlled lockbox account and deposit all rents and direct all credit card companies to pay all amounts due directly into such lockbox account. During the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Mini Mall Self Storage Whole Loan documents and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default under the Mini Mall Self Storage Whole Loan documents; or
(ii)	the net cash flow debt yield (“NCF DY”) falling below 8.0%; and
(iii)	for any individual property having legal non-conforming zoning status where a casualty occurs and full rebuild-related approvals are not issued within an application period (90 days following the casualty, subject to a 60-day lender-approved extension for delays beyond the borrower’s control), the Mini Mall Storage borrower’s failure to prepay the loan in an amount equal to the allocated loan amount for such property, less any net proceeds received by the lender (the “LNC Casualty Prepayment Amount”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$69,000,000
Various	Mini Mall Self Storage	Cut-off Date LTV:	73.8%
		U/W NCF DSCR:	1.71x
		U/W NOI Debt Yield:	10.5%

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of such event of default;
●	with regard to clause (ii) above, the NCF DY is equal to or greater than 8.5% for 2 consecutive calendar quarters; or
●	with regard to clause (iii) above, the earlier of (A) borrower pays the LNC Casualty Prepayment Amount and (B) the amount of funds in the excess cash flow subaccount equalling the LNC Casualty Prepayment Amount.

Property Management. The Mini Mall Self Storage Properties are managed by Mini Mall U.S. Storage Properties Master LP, an affiliate of the borrowers.

Release of Collateral (Release Parcels/Rights). Provided no event of default is ongoing, the Mini Mall Self Storage Portfolio borrowers have the right, at any time after the lockout period and prior to the open period start date, to obtain the release of any of the Mini Mall Self Storage Portfolio Properties from the lien of the Mini Mall Self Storage Portfolio Whole Loan, provided that certain conditions are satisfied, including, but not limited to, the following:

(i)	partial defeasance in an amount equal to the greater of (a) 130.0% of the allocated loan amount for the property being released or (b) 100.0% of net sale proceeds;
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) immediately following the release being equal to or greater than the greater of (a) 1.71x and (b) the NCF DSCR ratio immediately prior to the release;
(iii)	the NCF DY immediately following the release being equal to or greater than the greater of (a) 10.32% and (b) the NCF DY immediately prior to the release;
(iv)	compliance with all applicable REMIC requirements; and
(v)	rating agency confirmation that such release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the WFCM 2024-5C2 certificates.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. Not permitted.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The Mini Mall Self Storage Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower, in an amount equal to the full replacement cost of the Mini Mall Self Storage Properties, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 18 months and a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

Retail – Anchored	Loan #3	Cut-off Date Balance:	$61,500,000
3648 North Freeway Boulevard Sacramento, CA 95834	Sacramento Gateway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	66.8% 1.31x 10.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

Retail – Anchored	Loan #3	Cut-off Date Balance:	$61,500,000
3648 North Freeway Boulevard Sacramento, CA 95834	Sacramento Gateway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	66.8% 1.31x 10.3%

W. Elkhorn Blvd
Sacramento Intl. Airport 4 miles
Natomas Creek
Natomas Blvd
Natomas Park Shopping Ctr.
SACRAMENTO COUNTY
GREEN LINE (Proposed)
North Natomas Regional Park
Westlake
Westlake Village
Natomas Town Center
ARC Natomas Center Comm. College
Park Place
Del Paso Rd
Main Ave
Del Paso Marketplace
Sacramento Dept. of Transportation
North Sacramento
Truxel Station Shopping Ctr.
N. Market Blvd
Northgate Business Park
Universal Technical Institute
Norwood Center
Natomas Village Center
The Promenade at Sacramento Gateway
Gateway West
Natomas Crossing
Oak Knoll
Sutter Business Park
Grand Ave
Centro Rd
Natomas Marketplace
South Natomas
Sacramento Gateway
3648 North Freeway Boulevard
Sacramento, CA 95834
San Juan Rd
Truxel Rd
Northgate Blvd
Norwood Ave
Rio Linda Blvd
Garden Hwy
Sacramento 49er Travel Plaza
Metro Ctr. Corporate Park
SACRAMENTO
Wills Acres
Del Paso Blvd
Natomas Corporate Center
Stone Creek Shopping Ctr.
Discovery Plaza
Natomas Gateway Corp. Ctr.
El Camino Ave
Old North Sacramento
Willow Creek
Sutter Health Corporate Office
Garden Hwy
Discovery Park
Swanston
Arden/Del Paso
Royal Oak
Globe
Sacramento River
Sacramento Archives & Museum
Richards Blvd
CHP HQ
Johnston Business Park
California Highway Patrol Academy
IDEXX Reference Laboratory
West Sacramento
Alkali Flat
American River Parkway
Calif. State Fair
Sacramento Ave
Riverpoint Marketplace
AMTRAK
LIGHT RAIL BLUE LINE
Capitol Casino
American River
CA State Railroad Museum
SACR AMTRAK
YOLO COUNTY
Old Sacramento Waterfront
Golden 1 Center
16th St
C St
E St
Elvas Fwy
Univ. of S.F. Sac.Campus
W. Capital Ave
Sacramento Conv. Center
San Francisco 83 miles
Sutter Health Park
5th St
State Capitol
DOWNTOWN SACRAMENTO
Sutter's Fort State Historic Park
McKinley Square
McKinley Blvd
Mercy General Hospital
45th St
Lincoln Plaza
Dept. of Education
J St
T St
Sutter Hospital
Plumas Lake
Sheridan
North Auburn
Auburn
Rocklin
Roseville
Granite Bay
Foothill Farms
Rio Linda
North Highlands
Orangevale
El Dorado Hills
Folsom
Woodland
Citrus Heights
Carmichael
SACRAMENTO
Arden
Rancho Cordova
Davis
West Sacramento
Florin
Rancho Murieta
Dixon
Vineyard
Laguna
Elk Grove
Wilton
Courtland
Galt

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Retail – Anchored	Loan #3	Cut-off Date Balance:	$61,500,000
3648 North Freeway Boulevard Sacramento, CA 95834	Sacramento Gateway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	66.8% 1.31x 10.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

No. 3 – Sacramento Gateway

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	[NR/NR/NR]		Property Type – Subtype:	Retail – Anchored
	Original Principal Balance:	$61,500,000		Location:	Sacramento, CA
	Cut-off Date Balance:	$61,500,000		Size:	347,560 SF
	% of Initial Pool Balance:	8.5%		Cut-off Date Balance Per SF:	$176.95
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$173.38
	Borrower Sponsors:	Fairbourne, Harbert Fund and Harbert U.S. Real Estate Funds VI Feeder L.P.		Year Built/Renovated:	2006/NAP
	Guarantors:	Fairbourne Properties, LLC		Title Vesting:	Fee
	Mortgage Rate:	6.456%		Property Manager:	Fairbourne Properties, LLC
	Note Date:	October 10, 2024		Current Occupancy (As of):	95.7% (7/31/2024)
	Seasoning:	1 month		YE 2023 Occupancy:	79.7%
	Maturity Date:	October 11, 2029		YE 2022 Occupancy:	89.8%
	IO Period:	36 months		YE 2021 Occupancy:	88.6%
	Loan Term (Original):	60 months		YE 2020 Occupancy:	86.6%
	Amortization Term (Original):	360 months		As-Is Appraised Value:	$92,000,000
	Loan Amortization Type:	Interest Only, Amortizing Balloon		As-Is Appraised Value Per SF:	$264.70
	Call Protection:	L(25),D(28),O(7)		As-Is Appraisal Valuation Date:	September 6, 2024

	Lockbox Type:	Hard / Springing Cash Management		Underwriting and Financial Information
	Additional Debt:	None		TTM NOI (7/31/2024)(2):	$5,283,522
	Additional Debt Type (Balance):	NAP		YE 2023 NOI(2):	$4,422,984
				YE 2022 NOI(2):	$4,547,374
				YE 2021 NOI(2):	$4,230,610
				U/W Revenues:	$9,875,456
				U/W Expenses:	$3,525,062
Escrows and Reserves(1)				U/W NOI(2):	$6,350,394
	Initial	Monthly	Cap	U/W NCF:	$6,082,773
Taxes:	$249,697	$83,233	NAP	U/W DSCR based on NOI/NCF:	1.37x / 1.31x
Insurance:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	10.3% / 9.9%
Replacement Reserves:	$0	$7,820	$187,682	U/W Debt Yield at Maturity based on NOI/NCF:	10.5% / 10.1%
TI/LC Reserve:	$0	$36,204	$868,900	Cut-off Date LTV Ratio:	66.8%
Existing TI/LC Reserve:	$61,930	$0	NAP	LTV Ratio at Maturity:	65.5%
Immediate Repairs:	$16,800	$0	NAP

Sources and Uses
Sources			Uses
Original Mortgage Loan Amount	$61,500,000	100.0%	Primary Loan Payoff	$37,642,823	61.2%
			Closing Costs	789,303	1.3%
			Upfront Reserves	328,427	0.5%
			Return of Equity	22,739,447	37.0%
Total Sources	$61,500,000	100.0%	Total Uses	$61,500,000	100.0%
(1)	See “Escrows” below for further discussion of reserve requirements.
(2)	The increase in NOI from YE 2021 to U/W is due to Barnes & Noble and Bed Bath & Beyond vacating the property and those spaces being backfilled by Nordstrom Rack and Burlington at higher rents (see “Operating History and Underwritten Net Cash Flow”).

The Mortgage Loan. The third largest mortgage loan (the “Sacramento Gateway Mortgage Loan”) is evidenced by the first priority fee interest encumbering a 347,560 square foot anchored retail center located in Sacramento, CA (the “Sacramento Gateway Property”).

The Borrowers and Borrower Sponsors. The borrowers are FHS Promenade, LLC and FHS Village, LLC a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Sacramento Gateway Mortgage Loan. The borrower sponsors are Fairbourne, Harbert Fund and Harbert U.S. Real Estate Funds VI Feeder L.P. and the nonrecourse carveout guarantor is Fairbourne Properties, LLC.

The Property. The Sacramento Gateway Property consists of an anchored retail center totaling 347,560 square feet located in Sacramento, California. Built in 2006, the property is situated on a 42.0-acre site. The Sacramento Gateway Property includes twelve buildings and a total of 1,538 parking spaces, which results in a parking ratio of 4.43 spaces per 1,000 square feet. The Sacramento

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Retail – Anchored	Loan #3	Cut-off Date Balance:	$61,500,000
3648 North Freeway Boulevard Sacramento, CA 95834	Sacramento Gateway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	66.8% 1.31x 10.3%

Gateway Property is anchored by a Best Buy, Burlington, Nordstrom Rack, TJ Maxx and Michaels and is shadow anchored by a Target. As of July 31, 2024, the Sacramento Gateway Property was 95.7% leased to 53 tenants.

Major Tenants.

Largest Tenant by UW Base Rent: Michaels (23,454 square feet; 6.7% of net rentable area; 7.1% of underwritten base rent; 5/31/2029 lease expiration) – Michaels is an arts and crafts retailer in North America, operating approximately 1,300 stores in the U.S. and Canada. Along with its retail outlets, the company owns various brands that collectively offer arts, crafts, framing, floral, home decor, and seasonal merchandise to hobbyists and do-it-yourself home decorators. Michaels has been a tenant since 2019 and has a lease expiration of May 31, 2029. Michaels has four, five-year renewal options remaining and no termination options.

2nd Largest Tenant by UW Base Rent: Burlington (28,007 square feet; 8.1% of net rentable area; 7.1% of underwritten base rent; 2/28/2035 lease expiration) – Burlington is an American national off-price department store retailer, and a division of Burlington Coat Factory Warehouse Corporation. Burlington operates approximately 1,000 stores in 45 states, Washington, D.C. and Puerto Rico. Burlington has been a tenant since 2024 and has a lease expiration of February 28, 2035. Burlington has four, five-year renewal options remaining and no termination options.

3rd Largest Tenant by UW Base Rent: Nordstrom Rack (26,000 square feet; 7.5% of net rentable area; 7.1% of underwritten base rent; 10/31/2033 lease expiration) – Nordstrom Rack is an American off-price department store chain. Nordstrom operates 348 stores in 41 U.S. states. Nordstrom Rack has been a tenant since 2023 and has a lease expiration of October 31, 2033. Nordstrom Rack has four, five-year renewal options remaining and no termination options.

The following table presents certain information relating to the tenancy at the Sacramento Gateway Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Michaels	NR/B3/B-	23,454	6.7%	$20.35	$477,289	7.1%	05/31/2029	4, 5-year	N
Burlington	NR/NR/BB+	28,007	8.1%	$17.00	$476,119	7.1%	02/28/2035	4, 5-year	N
Nordstrom Rack	BB/Ba2/BB+	26,000	7.5%	$18.30	$475,800	7.1%	10/31/2033	4, 5-year	N
Old Navy	NR/Ba3/BB	18,800	5.4%	$22.62	$425,256	6.4%	03/31/2026	N	N
Best Buy	NR/A3/BBB+	30,211	8.7%	$13.00	$392,743	5.9%	03/31/2027	2, 5-year	N
TJ Maxx	NR/A2/A	21,000	6.0%	$15.50	$325,500	4.9%	11/30/2028	3, 5-year	N
		147,472	42.4%	$17.45	$2,572,707	38.5%

Non-Major Tenants		185,196	53.3%	$22.19	$4,109,739	61.5%

Occupied Collateral Total		332,668	95.7%	$20.09	$6,682,446	100.0%

Vacant Space		14,892	4.3%

Collateral Total		347,560	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through November 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Retail – Anchored	Loan #3	Cut-off Date Balance:	$61,500,000
3648 North Freeway Boulevard Sacramento, CA 95834	Sacramento Gateway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	66.8% 1.31x 10.3%

The following table presents a summary of sales and occupancy costs for certain tenants at the Sacramento Gateway Property:

Sales and Occupancy Cost Summary

	2021 Sales (PSF)	2022 Sales (PSF)	2023 Sales (PSF)	TTM July 2024 Sales (PSF)	TTM July 2024 Occupancy Cost(1)
Michaels	NAV	NAV	NAV	NAV	NAV
Burlington	NAV	NAV	NAV	NAV	NAV
Nordstrom Rack	NAV	NAV	NAV	NAV	NAV
Old Navy	$275	$213	$212	$213	13.6%
Best Buy	NAV	NAV	NAV	NAV	NAV
TJ Maxx	NAV	NAV	NAV	NAV	NAV
Non-Major Tenants(2)	$345	$382	$375	$437	7.4%
(1)	Occupancy cost was calculated using the tenant’s Annual U/W Base Rent plus reimbursements divided by the TTM July 2024 sales.
(2)	30 non-major tenants totalling 111,574 square feet (32.1% of NRSF) reported sales during the TTM July 2024 period.

The following table presents certain information relating to the lease rollover schedule at the Sacramento Gateway Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	6	15,847	4.6%	15,847	4.6%	$398,033	6.0%	$25.12
2026	9	58,379	16.8%	74,226	21.4%	$1,221,706	18.3%	$20.93
2027	6	47,116	13.6%	121,342	34.9%	$890,892	13.3%	$18.91
2028	4	27,791	8.0%	149,133	42.9%	$586,265	8.8%	$21.10
2029	3	33,983	9.8%	183,116	52.7%	$656,338	9.8%	$19.31
2030	5	43,425	12.5%	226,541	65.2%	$865,839	13.0%	$19.94
2031	3	11,585	3.3%	238,126	68.5%	$298,521	4.5%	$25.77
2032	3	11,769	3.4%	249,895	71.9%	$308,368	4.6%	$26.20
2033	3	50,191	14.4%	300,086	86.3%	$836,141	12.5%	$16.66
2034	2	4,161	1.2%	304,247	87.5%	$144,224	2.2%	$34.66
Thereafter	2	28,421	8.2%	332,668	95.7%	$476,119	7.1%	$16.75
Vacant	0	14,892	4.3%	347,560	100.0%	$0	0.0%	$0.00
Total/Weighted Average	46	347,560	100.0%			$6,682,446(2)	100.0%	$20.09(2)
(1)	Information obtained from the underwritten rent roll.
(2)	Total/Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF exclude vacant space.

The following table presents historical occupancy percentages at the Sacramento Gateway Property:

Historical Occupancy(1)(2)

12/31/2020	12/31/2021	12/31/2022	12/31/2023	TTM 7/31/2024(3)
86.6%	88.6%	89.8%	79.7%	95.7%

(1)	Historical occupancies obtained from borrower rent rolls.
(2)	The increase in historical occupancy is due to Barnes & Noble and Bed Bath & Beyond vacating the property and those spaces being backfilled by Nordstrom Rack and Burlington.
(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Retail – Anchored	Loan #3	Cut-off Date Balance:	$61,500,000
3648 North Freeway Boulevard Sacramento, CA 95834	Sacramento Gateway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	66.8% 1.31x 10.3%

Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating results and the underwritten net cash flow at the Sacramento Gateway Property:

Cash Flow Analysis

	2021	2022	2023	TTM July 2024	U/W	%(1)	U/W $ per SF
Base Rent	$5,372,494	$5,486,714	$5,404,178	$6,012,680	$6,682,446(2)	64.7%	$19.23(2)
Grossed Up Vacant Space	0	0	0	0	459,558	6.4	1.32
Gross Potential Rent	$5,372,494	$5,486,714	$5,404,178	$6,012,680	$7,142,004	69.1%	$20.55
Percentage Rent	49,334	87,508	37,119	0	38,106	0.4	0.11
Other Income	35,650	30,272	25,088	25,451	25,451	0.2	0.07
Total Recoveries	2,061,876	2,266,278	2,540,843	2,865,197	3,129,453	30.3	9.00
Net Rental Income	$7,519,354	$7,870,772	$8,007,228	$8,903,328	$10,335,014	100.0%	$29.74
(Vacancy & Credit Loss)	0	0	0	0	(459,558)	(6.4)	(1.32)
Collection Loss	(175,220)	(42,048)	(116,816)	(117,206)	0	0.0	(0.00)
Effective Gross Income	$7,344,134	$7,828,724	$7,890,412	$8,786,122	$9,875,456	95.6%	$28.41

Real Estate Taxes	$878,313	$901,622	$918,588	$953,418	$926,911	9.4%	$2.67
Insurance	149,733	178,643	206,102	216,551	232,343	2.4	0.67
Management Fee	229,026	243,188	234,133	263,086	296,264	3.0	0.85
Other Operating Expenses	1,856,452	1,957,897	2,108,605	2,069,545	2,069,545	21.0	5.95
Total Operating Expenses	$3,113,524	$3,281,350	$3,467,428	$3,502,600	$3,525,062	35.7%	$10.14

Net Operating Income	$4,230,610(3)	$4,547,374	$4,422,984	$5,283,522	$6,350,394(3)	64.3%	$18.27
Replacement Reserves	0	0	0	0	93,841	1.0	0.27
TI/LC	0	0	0	0	173,780	1.8	0.50
Net Cash Flow	$4,230,610	$4,547,374	$4,422,984	$5,283,522	$6,082,773	61.6%	$17.50

NOI DSCR	0.91x	0.98x	0.95x	1.14x	1.37x
NCF DSCR	0.91x	0.98x	0.95x	1.14x	1.31x
NOI Debt Yield	6.9%	7.4%	7.2%	8.6%	10.3%
NCF Debt Yield	6.9%	7.4%	7.2%	8.6%	9.9%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of gross potential rent for grossed up vacant space, vacancy and credit loss and (iii) percent of Effective Gross Income for all other fields.
(2)	The U/W Base Rent and U/W $ per SF include contractual rent steps through November 2025.
(3)	The increase in NOI from YE 2021 to U/W is due to Barnes & Noble and Bed Bath & Beyond vacating the property and those spaces being backfilled by Nordstrom Rack and Burlington at higher rents.

Appraisal. The appraiser concluded to an “As-is” value for the Sacramento Gateway Property of $92,000,000. The appraised value is as of September 6, 2024.

Environmental Matters. According to the Phase I environmental site assessment for the Sacramento Gateway Property, dated August 30, 2024, there was no evidence of any recognized environmental conditions.

Market Overview and Competition. The Sacramento Gateway Property is located in the city of Sacramento. Sacramento is the capital of California and is located in California's Central Valley. The Sacramento Gateway Property is located at the northeast quadrant of Truxel Road and Interstate 80 and is approximately 9.1 miles from the Sacramento International Airport. According to a third party report, within a 1-, 3- and 5- mile radius of the Sacramento Gateway Property, the estimated 2024 population is 16,694, 142,740, and 282,500, respectively, and the 2024 average household income is $103,666, $115,971, and $108,340, respectively.

According to a third party report, the property is situated within the Natomas retail submarket of the greater Sacramento retail market. As of second quarter of 2024, the submarket reports a total inventory of approximately 4.0 million square feet with an approximately 2.6% vacancy rate and average market rent of $26.88 per square foot. The appraiser concluded to market rents in the market rent summary below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Retail – Anchored	Loan #3	Cut-off Date Balance:	$61,500,000
3648 North Freeway Boulevard Sacramento, CA 95834	Sacramento Gateway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	66.8% 1.31x 10.3%

The following table presents certain information relating to the appraiser’s market rent conclusions for the Sacramento Gateway Property:

Market Rent Summary(1)

	Jr. Anchor	Shop > 10,000 SF	Shop 5,000 – 10,000 SF	Shop 2,500 – 4,999 SF	Shop < 2,500 SF	Restaurant	Village Shop > 5,000 SF	Village Shop 2,500-4,999 SF	Village Shop < 2,500 SF	Village Restaurant
Market Rent (PSF)	$17.40	$21.60	$25.20	$39.00	$30.00	$36.00	$15.60	$15.00	$24.00	$21.00
Lease Term (Years)	10	10	5	5	5	10	5	5	5	10
Lease Type	NNN	NNN	NNN	NNN	NNN	NNN	NNN	NNN	NNN	NNN
Rent Increase Projection	10.0% / Midterm	10.0% / Midterm	3.0% / Year	3.0% / Year	3.0% / Year	10.0% / Midterm	3.0% / Year	3.0% / Year	3.0% / Year	10.0% / Midterm
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Sacramento Gateway Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
Sacramento Gateway 3648 North Freeway Boulevard	Sacramento, CA	2006 / NAP	347,560(2)	95.7%(2)
The Plant 1 Curtner Avenue	San Jose, CA	2008 / NAP	367,000	65.0%	Aug-2024	$95,000,000	$259
Riverpoint Marketplace 744-768 Ikea Court	West Sacramento, CA	2010 / NAP	134,065	83.8%	Nov-2023	$36,000,000	$269
Creekside Town Center 1192-1256 Galleria Boulevard	Roseville, CA	1999 / NAP	345,451	94.8%	Sep-2023	$125,500,000	$363
Homestead Square 20580-20680 Homestead Road	Cupertino, CA	1976 / NAP	202,714	99.2%	Jun-2023	$92,500,000	$456
Arden Watt Marketplace 3308-3350 Arden Way	Sacramento, CA	1999 / NAP	148,469	100.0%	Feb-2023	$26,500,000	$178
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Retail – Anchored	Loan #3	Cut-off Date Balance:	$61,500,000
3648 North Freeway Boulevard Sacramento, CA 95834	Sacramento Gateway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	66.8% 1.31x 10.3%

Escrows.

Real Estate Taxes – The loan documents require an upfront reserve of $249,697 for real estate taxes and ongoing monthly reserves equal to 1/12th of the annual estimated tax payments payable during the next ensuing 12 months, initially $83,233.

Insurance – The loan documents require an ongoing monthly deposit into an insurance reserve equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable; during the next ensuring 12 months’ provided that no deposits are required if (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the Sacramento Gateway Property as part of blanket or umbrella coverage reasonably approved by the lender, and (iii) the borrower provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than seven business days prior to the expiration dates of the policies.

Replacement Reserve – The loan documents require ongoing monthly deposits of $7,820 for replacement reserves, which are capped at $187,682.

TI/LC Reserve – The loan documents require ongoing monthly deposits of $36,204 capped at $868,900 for tenant improvement and leasing commission costs.

Existing TI/LC Reserve – The loan documents require an upfront reserve of $61,930 for outstanding tenant improvement and leasing commission costs.

Immediate Repairs – The loan documents require an upfront reserve of $16,800 for immediate repairs.

Lockbox and Cash Management. The Sacramento Mortgage Loan is structured with a hard lockbox and springing cash management. Tenants make rental payments are directed to deposit all rent directly into a lockbox account within one business day of receipt. Prior to a Cash Trap Event Period (as defined below), amounts on deposit in the lockbox account will be transferred to the borrower. During the continuance of a Cash Trap Event Period, funds in the lockbox accounts will be transferred to a lender-controlled cash management account to be applied in accordance with the cash management agreement. Excess funds will be retained by lender until the Cash Trap Event Period is cured.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default under the Sacramento Gateway Mortgage Loan documents.
(ii)	the DSCR Net Cash Flow falling below 1.10x (based on 30-year amortization), tested quarterly.

A Cash Trap Event Period will expire, provided no other Cash Trap Event Period is then continuing, upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default.
●	with regard to clause (ii), the DSCR being at least 1.15x (based on 30-year amortization) for one calendar quarter.

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Sacramento Gateway Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Industrial – Warehouse	Loan #4	Cut-off Date Balance:	$58,000,000
Property Addresses – Various	Interstate Industrial Portfolio	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	63.9% 1.37x 9.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Industrial – Warehouse	Loan #4	Cut-off Date Balance:	$58,000,000
Property Addresses – Various	Interstate Industrial Portfolio	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	63.9% 1.37x 9.9%

Lake Ontario
Oswego
Mexico
Pulaski
Lacona
Fulton
Brewerton
Hamlin
Greece
Irondequoit
Pultneyville
Sodus Point
ROCHESTER
Williamson
Wolcott
Baldwinsville
Liverpool
SYRACUSE
Brighton
Marion
Perinton
Macedon
Lyons
Clyde
Newark
Weedsport
NY State Thruway
Auburn
Skaneateles
Canandaigua
Geneva
Seneca Falls
Cayuga
Hemlock
Geneseo
FINGER LAKES
Moravia
Penn Yan
Naples
Cortland
Ithaca
Watkins Glen
Bath

Victory
Saratoga Springs
Greenwich
Cambridge
Gloversville
Broadalbin
Johnstown
Ballston Spa
Malta
Amsterdam
NY State Thruway
East Glenville
Mechanicville
Schaghticoke
Hoosick Falls
Scotia
Clifton Park
Mariaville Lake
Schenectady
Pittstown
Rotterdam
Cohoes
Troy
Duane Lake
Colonie
Altamont
Poestenkill
Schoharie
Westmere
Rensselaer
Berne
ALBANY
Delmar
East Greenbush
Castleton-on-Hudson
Rensselaerville
Ravena
CATSKILL MOUNTAINS
Greenville
Kinderhook

Interstate Industrial Portfolio

1	2294 Molly Pitcher Highway	Chambersburg, PA
2	Steelway Industrial Park	Liverpool, NY
3	1001 and 1011 AIP Drive	Middletown, PA
4	Northeastern Industrial Park (Bldgs 8, 21 & 22)	Altamont, NY
5	Owens Brockway Distribution Warehouse	Zanesville, OH
6	Marway Circle Industrial Buildings	Rochester, NY
7	DLG International, Inc.	Marysville, OH

Liverpool
Rochester
Albany
Altamont
Toledo
Cleveland
New York
Marysville
Zanesville
Columbus
Middletown
Chambersburg
Philadelphia
Cincinnati

Ann Arbor
DETROIT
WINDSOR
ONTARIO
Lake Erie
Erie
MICHIGAN
Ashtabula
TOLEDO
Euclid
Oregon
Lorain
CLEVELAND
PA
Maple Heights
Warren
FORT WAYNE
Findlay
Amherst
AKRON
Medina
Youngstown
Lima
Mansfield
Massillon
Louisville
OHIO
PITTSBURGH
IN
Marysville
Mount Vernon
Cambridge
COLUMBUS
Zanesville
Wheeling
Clayton
DAYTON
Fairborn
Circleville
Lancaster
Morgantown
Marietta
Hamilton
Chillicothe
Belpre
Parkersburg
CINCINNATI
Covington
Athens
Portsmouth
WEST VIRGINIA
Frankfort
KENTUCKY
Huntington
Charleston

PENNSYLVANIA
Harrisburg
Hershey
Middletown
Carlisle
Newville
Mechanicsburg
Shippensburg
Chambersburg
Gettysburg
York
Hanover
Waynesboro
Hagerstown
MARYLAND
WEST VIRGINIA
Westminster
Taneytown
Thurmont

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

No. 4 – Interstate Industrial Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	UBS AG		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	[NR/NR/NR]		Property Type – Subtype:	Industrial – Warehouse
	Original Principal Balance(1):	$58,000,000		Location:	Various
	Cut-off Date Balance(1):	$58,000,000		Size:	2,573,860 SF
	% of Initial Pool Balance:	8.1%		Cut-off Date Balance Per SF(1):	$43.51
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$43.51
	Borrower Sponsor:	Gavriel Alexander		Year Built/Renovated:	Various/Various
	Guarantor:	Gavriel Alexander		Title Vesting:	Fee
	Mortgage Rate:	6.5030%		Property Manager:	Heritage Capital Management, LLC
	Note Date:	October 2, 2024		Current Occupancy (As of):	98.6% (9/12/2024)
	Seasoning:	1 month		YE 2023 Occupancy:	100.0%
	Maturity Date:	October 6, 2029		YE 2022 Occupancy:	99.1%
	IO Period:	60 months		YE 2021 Occupancy:	81.9%
	Loan Term (Original):	60 months		YE 2020 Occupancy:	NAV
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$175,350,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF:	$68.13
	Call Protection:	L(12),YM1(44),O(4)		As-Is Appraisal Valuation Date:	Various

	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt(1):	Yes		TTM (7/31/2024) NOI:	$10,789,175
	Additional Debt Type (Balance)(1):	Pari Passu ($54,000,000)		YE 2023 NOI:	$10,562,333
				YE 2022 NOI(4):	$9,231,316
				YE 2021 NOI(4):	$6,177,232
Escrows and Reserves(2)				U/W Revenues:	$15,342,775
	Initial	Monthly	Cap	U/W Expenses:	$4,209,461
Taxes:	$188,503	$188,503	NAP	U/W NOI:	$11,133,314
Insurance:	$265,597	$40,242	NAP	U/W NCF:	$10,103,770
Replacement Reserve:	$0	$32,173	$772,158	U/W DSCR based on NOI/NCF(1):	1.51x / 1.37x
TI/LC Reserve:	$1,400,000	(3)	(3)	U/W Debt Yield based on NOI/NCF(1):	9.9% / 9.0%
Immediate Repairs:	$197,044	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	9.9% / 9.0%
Rent Concession Funds:	$210,881	$0	NAP	Cut-off Date LTV Ratio(1):	63.9%
TA TI/LC Reserve:	$575,287	$0	NAP	LTV Ratio at Maturity(1):	63.9%

Sources and Uses
Sources			Uses
Whole Loan amount	$112,000,000	100.0%	Loan Payoff	$104,953,570	93.7%
			Upfront Reserves	2,837,313	2.5
			Return of Equity	2,554,415	2.3
			Closing Costs	1,654,702	1.5
Total Sources	$112,000,000	100.0%	Total Uses	$112,000,000	100.0%
(1)	The Interstate Industrial Portfolio Mortgage Loan (as defined below) is part of the Interstate Industrial Portfolio Whole Loan (as defined below), which is evidenced by four pari passu promissory notes with an aggregate principal balance of $112,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Interstate Industrial Portfolio Whole Loan.
(2)	See “Escrows” section.
(3)	On a monthly basis, the borrowers are required to deposit an aggregate amount equal to $0.25 per square foot for TI/LC reserves from November 6, 2024 through October 6, 2027. From November 6, 2027 through October 6, 2028, the borrowers are required to deposit an aggregate amount equal to $0.50 per square foot for TI/LC reserves, subject to a cap of $1,500,000 for the full TI/LC reserve. From November 6, 2028 through October 6, 2029, the borrowers are required to deposit an aggregate amount equal to $0.25 per square foot for TI/LC reserves, subject to a cap of $1,500,000 for the full TI/LC reserve.
(4)	The increase from YE 2021 NOI to YE 2022 NOI is primarily attributed to the lease up at the 2294 Molly Pitcher Highway property from 25.0% in 2021 to 96.1% in 2022. The 2294 Molly Pitcher Highway property accounts for 24.1% of NRA at the Interstate Industrial Portfolio Properties (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Industrial – Warehouse	Loan #4	Cut-off Date Balance:	$58,000,000
Property Addresses – Various	Interstate Industrial Portfolio	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	63.9% 1.37x 9.9%

The Mortgage Loan. The fourth largest mortgage loan (the “Interstate Industrial Portfolio Mortgage Loan”) is part of a whole loan (the “Interstate Industrial Portfolio Whole Loan”) secured by the borrowers’ fee interest in a 2,573,860 square foot portfolio of seven industrial properties located in New York, Pennsylvania and Ohio (each, an “Interstate Industrial Portfolio Property”, and collectively, the “Interstate Industrial Portfolio Properties”). The Interstate Industrial Portfolio Whole Loan is evidenced by four pari passu notes and accrues interest at a rate of 6.5030% per annum. The Interstate Industrial Portfolio Whole Loan has a five-year term, is interest only for the entire term and accrues interest on an Actual/360 basis. The Interstate Industrial Portfolio Mortgage Loan is evidenced by the controlling Note A-1, with a principal balance as of the Cut-off Date of $58,000,000. The Interstate Industrial Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2024 5C2 securitization trust. The relationship between the holders of the Interstate Industrial Portfolio Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$58,000,000	$58,000,000	WFCM 2024-5C2	Yes
A-2	$32,000,000	$32,000,000	BMO 2024-5C7	No
A-3	$12,000,000	$12,000,000	BMO 2024-5C7	No
A-4	$10,000,000	$10,000,000	BMO 2024-5C7	No
Total	$112,000,000	$112,000,000

The Borrowers and Borrower Sponsor. The borrowers are Albany NY Warehouse LLC, Syracuse NY Warehouse LLC, Rochester NY Warehouse LLC, Harrisburg PA Warehouse LLC and Columbus OH Warehouse LLC, each a Delaware limited liability company and a single purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Interstate Industrial Portfolio Whole Loan. The borrower sponsor and nonrecourse carveout guarantor is Gavriel Alexander, founder and chief executive officer of Alexander Property Holdings, LLC (“APH”).

APH is a privately held real estate company that is engaged in the acquisition, development, ownership, and management of real estate throughout the country. APH is based in New City, New York, where it controls or manages a portfolio of multifamily communities, office buildings, commercial buildings, and development sites. Resources include accounting services, underwriters, marketing capabilities, and a support staff that provides APH with infrastructure to continue to grow.

The Properties. The Interstate Industrial Portfolio Whole Loan is secured by seven industrial warehouse properties totaling 2,573,860 square feet located in New York (three properties, 48.0% of NRA), Pennsylvania (two properties, 35.2% of NRA) and Ohio (two properties, 16.7% of NRA). The borrower sponsor acquired the Interstate Industrial Portfolio Properties in 2021 for an aggregate purchase price (inclusive of origination costs) of approximately $145.6 million. Since acquisition, the borrower sponsor has invested approximately $680,000 in capital improvements resulting in a total cost basis of approximately $146.3 million at the Interstate Industrial Portfolio Properties. Twenty tenants, representing 48.4% of NRA and 56.1% of the underwritten base rent, are new leases or have either extended their lease terms or expanded their space at the Interstate Industrial Portfolio Properties. Tenants at the Interstate Industrial Portfolio Properties have a weighted average tenure of approximately 12.2 years. The Interstate Industrial Portfolio Properties were 98.6% occupied by 30 unique tenants as of September 12, 2024, with the five largest tenants accounting for 43.5% of NRA and 39.8% of the underwritten base rent. The remaining tenants represent no more than 6.8% of NRA or 5.0% of the underwritten base rent.

Portfolio Summary

Property	State	Net Rentable Area (SF)(1)	Year Built/ Renovated (2)	% UW NOI (1)	Allocated Loan Amount “ALA”	% of ALA	“As-Is” Appraised Value(2)	% Office(2)	Clear Heights (2)	Dock Doors(2)	Drive-In Doors (2)
2294 Molly Pitcher Highway	PA	621,400	1960/1991	22.4%	$27,700,000	24.7%	$44,675,000	3.0%	17' - 32'	40	2
Steelway Industrial Park	NY	661,623	1970, 1977/NAP	21.5	24,400,000	21.8	33,300,000	1.0%	27' - 28'	73	5
1001 and 1011 AIP Drive	PA	285,831	1992/2012	14.5	19,400,000	17.3	31,850,000	3.6%	20' - 30'	55	1
Northeastern Industrial Park (Bldgs 8, 21 & 22)	NY	397,923	1947, 1988, 1989/NAP	19.5	16,100,000	14.4	29,300,000	1.8%	24' - 36'	64	3
Owens Brockway Distribution Warehouse	OH	300,000	1991/NAP	9.5	10,900,000	9.7	14,750,000	2.0%	30'	13	1
Marway Circle Industrial Buildings	NY	176,348	1975-1980/NAP	6.8	8,400,000	7.5	13,900,000	23.1%	18' - 30'	27	3
DLG International, Inc.	OH	130,735	1988/NAP	5.8	5,100,000	4.6	7,575,000	6.8%	20' - 26'	19	1
Total		2,573,860		100.0%	$112,000,000	100.0%	$175,350,000			291	16
(1)	Information obtained from the underwritten rent roll.
(2)	Information obtained from the appraisals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Industrial – Warehouse	Loan #4	Cut-off Date Balance:	$58,000,000
Property Addresses – Various	Interstate Industrial Portfolio	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	63.9% 1.37x 9.9%

The following table presents certain information relating to the tenancy at the Interstate Industrial Portfolio Properties:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Owens-Brockway Glass Container, Inc.	NR/Ba3/BB-	300,000	11.7%	$3.56	$1,067,271	9.1%	4/30/2029	1, 5-year	N
Thyssenkrupp Supply Chain Services NA, Inc.(4)	NR/Ba3/BB	255,000	9.9%	$4.65	$1,185,750	10.1%	9/30/2025	N	Y(4)
Victory Packaging LP	NR/Baa2/BBB	195,949	7.6%	$4.79	$938,498	8.0%	9/30/2029	1, 5-year	N
D.M. Bowman(5)	NR/NR/NR	192,000	7.5%	$4.65	$892,800	7.6%	2/21/2026	N	N
Rotondo Warehouse	NR/NR/NR	177,222	6.9%	$3.38	$599,125	5.1%	Various(6)	N	N
		1,120,171	43.5%	$4.18	$4,683,445	39.8%

Non-Major Tenants		1,418,924	55.1%	$5.00	$7,088,162	60.2%

Occupied Collateral Total		2,539,095	98.6%	$4.64	$11,771,606	100.0%

Vacant Space		34,765	1.4%

Collateral Total		2,573,860	100.0%

(1)	Information obtained from the underwritten rent roll.
(2)	Ratings are those of the parent company, whether or not the parent guarantees the lease.
(3)	The Annual U/W Base Rent and Annual U/W Base Rent PSF shown above include contractual rent steps through November 1, 2025 totaling $687,882.
(4)	Thyssenkrupp Supply Chain Services NA, Inc. subleases 255,000 square feet of space from D.M. Bowman at the 2294 Molly Pitcher Highway property expiring on September 30, 2025 at a base rental rate of $4.65 per square feet. The 255,000 square foot sublease provides for mutual termination rights at 90 days’ notice. However, D.M. Bowman must continue to pay rent and recoveries in accordance with its lease and has signed an estoppel attesting to its intent to honor its lease through its lease expiration date of February 21, 2026. The sublease allows for Thyssenkrupp Supply Chain Services NA, Inc. to extend through D.M. Bowman’s lease expiration date of February 21, 2026.
(5)	D.M. Bowman is the direct lease tenant with a lease term through February 21, 2026 at a current base rent of $5.10 per square foot NNN, which steps to $5.25 per square foot NNN in February 2025. The tenant vacated its space but continues to pay base rent and reimbursements per the terms of the lease. UBS AG has underwritten to the sublease rent for Thyssenkrupp Supply Chain Services NA, Inc. due to the expectation that Thyssenkrupp Supply Chain Services NA, Inc. will expand into the remaining space.
(6)	Rotondo Warehouse leases 112,000 square feet at the Steelway Industrial Park property expiring on June 30, 2026, and 65,222 square feet at the Steelway Industrial Park property expiring on September 30, 2027.

The following table presents certain information relating to the lease rollover schedule at the Interstate Industrial Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)(4)	% of Total Annual U/W Base Rent(4)	Annual U/W Base Rent PSF(3)(4)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	6	447,730	17.4%	447,730	17.4%	$2,093,740	17.8%	$4.68
2026	8	674,236	26.2%	1,121,966	43.6%	$3,241,019	27.5%	$4.81
2027	4	209,394	8.1%	1,331,360	51.7%	$991,949	8.4%	$4.74
2028	7	313,164	12.2%	1,644,524	63.9%	$1,421,564	12.1%	$4.54
2029	4	670,349	26.0%	2,314,873	89.9%	$2,598,729	22.1%	$3.88
2030	4	132,560	5.2%	2,447,433	95.1%	$857,715	7.3%	$6.47
2031	3	29,846	1.2%	2,477,279	96.2%	$226,902	1.9%	$7.60
2032	1	61,816	2.4%	2,539,095	98.6%	$339,988	2.9%	$5.50
2033	0	0	0.0%	2,539,095	98.6%	$0	0.0%	$0.00
2034	0	0	0.0%	2,539,095	98.6%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	2,539,095	98.6%	$0	0.0%	$0.00
Vacant	0	34,765	1.4%	2,573,860	100.0%	$0	0.0%	$0.00
Total/Weighted Average	37	2,573,860	100.0%			$11,771,606	100.0%	$4.64
(1)	Information obtained from the underwritten rent roll.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and are not considered in this Lease Rollover Schedule
(3)	Annual U/W Base Rent and Annual U/W Base Rent PSF does not include vacant space.
(4)	Annual U/W Base Rent, % of Total Annual U/W Base Rent and Annual U/W Base Rent PSF shown above include contractual rent steps through November 1, 2025 totaling $687,882.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Industrial – Warehouse	Loan #4	Cut-off Date Balance:	$58,000,000
Property Addresses – Various	Interstate Industrial Portfolio	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	63.9% 1.37x 9.9%

The following table presents historical occupancy percentages at the Interstate Industrial Portfolio Properties:

Historical Occupancy

12/31/2021(1)(2)	12/31/2022(1)(2)	12/31/2023(1)	09/12/2024(3)
81.9%	99.1%	100.0%	98.6%
(1)	Information obtained from the borrowers.
(2)	The increase in occupancy from 12/31/2021 to 12/31/2022 is primarily attributed to lease up at the 2294 Molly Pitcher Highway property from 25.0% in 2021 to 96.1% in 2022. The 2294 Molly Pitcher Highway property accounts for 24.1% of NRA at the Interstate Industrial Portfolio Properties.
(3)	Information obtained from the underwritten rent roll. See “Major Tenants” above for more information.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Interstate Industrial Portfolio Properties:

Cash Flow Analysis

	2021	2022	2023	TTM 7/31/2024	U/W	%(1)	U/W $ per SF
Base Rent	$7,601,485	$10,407,421	$10,910,113	$10,996,680	$11,083,724	68.6%	$4.31
Rent Steps(2)	0	0	0	0	687,882	4.3%	0.27
Vacant Income	0	0	0	0	260,019	1.6%	0.10
Gross Potential Rent	$7,601,485	$10,407,421	$10,910,113	$10,996,680	$12,031,625	74.5%	$4.67
Total Reimbursements	2,120,588	2,886,141	3,970,502	4,011,774	4,074,333	25.2%	1.58
Total Other Income	0	0	23,073	42,507	42,507	0.3%	0.02
Net Rental Income	$9,722,073	$13,293,562	$14,903,689	$15,050,961	$16,148,465	100.0%	$6.27
(Vacancy & Credit Loss)	0	0	0	0	(805,690)(3)	(5.0)(3)	(0.31)
Effective Gross Income	$9,722,073	$13,293,562	$14,903,689	$15,050,961	$15,342,775	95.0%	$5.96

Total Expenses	3,544,841	4,062,246	4,341,356	4,261,786	4,209,461	27.4%	1.64

Net Operating Income(4)	$6,177,232	$9,231,316	$10,562,333	$10,789,175	$11,133,314	72.6%	$4.33
Total TI/LC, Capex/RR	0	0	0	0	1,029,544	6.7%	0.40
Net Cash Flow	$6,177,232	$9,231,316	$10,562,333	$10,789,175	$10,103,770	65.9%	$3.93

NOI DSCR(5)	0.84x	1.25x	1.43x	1.46x	1.51x
NCF DSCR(5)	0.84x	1.25x	1.43x	1.46x	1.37x
NOI Debt Yield(5)	5.5%	8.2%	9.4%	9.6%	9.9%
NCF Debt Yield(5)	5.5%	8.2%	9.4%	9.6%	9.0%
(1)	Represents (i) percent of Net Rental Income for all revenue fields and (ii) percent of Effective Gross Income for all other fields.
(2)	Rent Steps totaling $687,882 are taken through November 1, 2025.
(3)	The underwritten economic vacancy is 5.0%. The Interstate Industrial Portfolio Properties were 98.6% occupied as of September 12, 2024.
(4)	The increase from 2021 Net Operating Income to 2022 Net Operating Income is primarily attributed to the lease up at the 2294 Molly Pitcher Highway property from 25.0% in 2021 to 96.1% in 2022. The 2294 Molly Pitcher Highway property accounts for 24.1% of NRA at the Interstate Industrial Portfolio Properties.
(5)	Figures are based on the Interstate Industrial Portfolio Whole Loan debt service and original principal balance.

Appraisal. The appraiser concluded to an aggregate “as-is” Appraised Value for the Interstate Industrial Portfolio Properties of $175,350,000 as of August 5, 2024 to September 12, 2024.

Environmental Matters. According to the Phase I environmental site assessments dated between August 8, 2024 and August 15, 2024, there was no evidence of any recognized environmental conditions at the Interstate Industrial Portfolio Properties.

Market Overview and Competition. The Interstate Industrial Portfolio Properties are located in New York (43.7% of ALA), Pennsylvania (42.1% of ALA) and Ohio (14.3% of ALA).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Industrial – Warehouse	Loan #4	Cut-off Date Balance:	$58,000,000
Property Addresses – Various	Interstate Industrial Portfolio	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	63.9% 1.37x 9.9%

The following table presents certain market information with respect to the Interstate Industrial Portfolio Properties:

Market Overview(1)

Property	Net Rentable Area (SF)(2)	Submarket	Property Vacancy (2)	Submarket Vacancy	Appraisal Concluded Vacancy	Submarket Inventory (SF)	UW Base Rent PSF(2)(3)	Submarket Rent PSF
2294 Molly Pitcher Highway	621,400	Chambersburg/ Waynesboro	0.0%	12.1%	5.0%	35,691,682	$4.30(4)	$6.63
Steelway Industrial Park	661,623	NE Outer Onondaga County	0.0%	3.6%	3.0%	15,102,908	$4.17	$7.37
1001 and 1011 AIP Drive	285,831	Harrisburg Area East	0.0%	8.1%	7.0%	39,766,526	$5.97	$8.16
Northeastern Industrial Park (Bldgs 8, 21 & 22)	397,923	W Outer Albany County	0.1%	2.4%	3.0%	9,412,373	$5.62	$8.76
Owens Brockway Distribution Warehouse(5)	300,000	Zanesville	0.0%	1.7%	0.0%	9,235,173	$3.56	$5.77
Marway Circle Industrial Buildings	176,348	Southwest	19.4%	10.8%	3.0%	14,371,034	$5.87	$9.11
DLG International, Inc.	130,735	Union County	0.0%	2.5%	0.0%	14,285,311	$3.83	$9.35
Total/Weighted Average	2,573,860		1.4%	6.2%	3.4%	137,865,007	$4.64	$7.53
(1)	Information obtained from third-party market research reports.
(2)	Information obtained from the underwritten rent roll.
(3)	UW Base Rent PSF excludes underwritten vacant space and is inclusive of approximately $687,882 of contractual rent steps through November 1, 2025.
(4)	UW Base Rent PSF for the 2294 Molly Pitcher Highway property is based on the Thyssenkrupp Supply Chain Services NA, Inc. sublease base rental rate of $4.65 per square foot. D.M. Bowman currently pays a base rental rate of $5.10 per square foot for its space. The tenant vacated its space but continues to pay base rent and reimbursements per the terms of the lease.
(5)	No submarket data for the Owens Brockway Distribution Warehouse property was available. Market information is presented in the table above.

The following table presents certain demographic information with respect to the Interstate Industrial Portfolio Properties:

Demographics Overview

Property	Net Rentable Area (SF)(1)	ALA	% of ALA	UW NOI	% of UW NOI	Estimated 2024 Population (5-mile Radius)(2)	Estimated 2024 Average Household Income (5-mile Radius)(2)
2294 Molly Pitcher Highway	621,400	$27,700,000	24.7%	$2,496,650	22.4%	50,828	$93,790
Steelway Industrial Park	661,623	$24,400,000	21.8%	$2,389,348	21.5%	118,935	$92,075
1001 and 1011 AIP Drive	285,831	$19,400,000	17.3%	$1,609,407	14.5%	54,373	$103,186
Northeastern Industrial Park (Bldgs 8, 21 & 22)	397,923	$16,100,000	14.4%	$2,173,697	19.5%	39,068	$133,739
Owens Brockway Distribution Warehouse(5)	300,000	$10,900,000	9.7%	$1,055,368	9.5%	32,343	$67,037
Marway Circle Industrial Buildings	176,348	$8,400,000	7.5%	$762,041	6.8%	169,535	$74,723
DLG International, Inc.	130,735	$5,100,000	4.6%	$646,804	5.8%	33,165	$121,465
Total/Weighted Average	2,573,860	$112,000,000	100.0%	$11,133,314	100.0%	71,992	$97,550
(1)	Information obtained from the underwritten rent roll.
(2)	Information obtained from third-party market research reports.

Escrows.

Real Estate Taxes – The Interstate Industrial Portfolio Whole Loan documents require an upfront deposit of $188,503 and ongoing monthly real estate tax reserves in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months, initially estimated at approximately $188,503 per month.

Insurance – The Interstate Industrial Portfolio Whole Loan documents require an upfront deposit of $265,597 and ongoing monthly insurance reserves in an amount equal to 1/12 of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months, initially estimated at approximately $40,242 per month.

Replacement Reserve – The Interstate Industrial Portfolio Whole Loan documents require an ongoing monthly replacement reserve deposit of $32,173, capped at $772,158.

TI/LC – The Interstate Industrial Portfolio Whole Loan documents require an upfront deposit of $1,400,000 for tenant improvements and leasing commissions. The Interstate Industrial Portfolio Whole Loan documents require the borrowers to deposit an aggregate amount equal to $0.25 per square foot for TI/LC reserves from November 6, 2024 through October 6, 2027. From November 6, 2027

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Industrial – Warehouse	Loan #4	Cut-off Date Balance:	$58,000,000
Property Addresses – Various	Interstate Industrial Portfolio	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	63.9% 1.37x 9.9%

through October 6, 2028, the borrowers are required to deposit an aggregate amount equal to $0.50 per square foot for TI/LC reserves, subject to a cap of $1,500,000 for the full TI/LC reserve. From November 6, 2028 through October 6, 2029, the borrowers are required to deposit an aggregate amount equal to $0.25 per square foot for TI/LC reserves, subject to a cap of $1,500,000 for the full TI/LC reserve. If the TI/LC reserve exceeds $2,000,000 at any point from November 6, 2024 through October 6, 2027, up to $200,000 of the TI/LC reserve may be utilized for capital expenditure related items, so long as those capital expenditure funds are depleted.

Rent Concession Funds – The Interstate Industrial Portfolio Whole Loan documents require an upfront deposit of approximately $210,881 for rent concession funds with respect to the Giovanni Food, Inc. lease ($101,703) for underwritten reimbursements for the period of November 2024 through May 2025 and the Triple Eggs LLC lease ($109,178.48) for rent concessions in months one, two and 25 of the lease term.

TA TI/LC – The Interstate Industrial Portfolio Whole Loan documents require an upfront deposit of approximately $575,287 for TA TI/LC funds associated with Victory Packaging LP (approximately $540,287) and Packaging Corporation of America ($35,000).

Lockbox and Cash Management. The Interstate Industrial Portfolio Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). Rents from the Interstate Industrial Portfolio Properties are required to be deposited directly into the lockbox account or, if received by the borrowers or the property manager, deposited within three business days of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Interstate Industrial Portfolio Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the Interstate Industrial Portfolio Whole Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event (as defined below) has occurred and is continuing, to a Material Tenant (as defined below) rollover reserve, (b) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing (but not a Material Tenant Trigger Event), to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to an account designated by the borrowers.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Interstate Industrial Portfolio Whole Loan documents, (ii) any bankruptcy action involving any of the borrowers, the guarantor or the property manager, (iii) the trailing 12-month period debt service coverage ratio falling below 1.20x, (iv) the indictment for fraud or misappropriation of funds by any of the borrowers, the guarantor or an affiliated or third-party property manager (provided that, in the case of the third-party property manager, such fraud or misappropriation is related to any of the Interstate Industrial Portfolio Properties), or any director or officer of the aforementioned parties or (v) a Material Tenant Trigger Event, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the filing being discharged, stayed or dismissed within 60 days, and the lender’s determination that such filing does not materially affect the borrowers’, the guarantor’s or the property manager’s monetary obligations, (c) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio being at least 1.20x for two consecutive calendar quarters, (d) with respect to clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the property manager with a third-party property manager that constitutes a qualified property manager under the Interstate Industrial Portfolio Whole Loan documents or (e) with respect to clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Interstate Industrial Portfolio Whole Loan documents, (ii) any bankruptcy action involving any of the borrowers, the guarantor or the property manager or (iii) the trailing 12-month period debt service coverage ratio falling below 1.15x, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, as to an involuntary filing, the filing being discharged, stayed or dismissed within 60 days, and the lender’s determination that such filing does not materially affect the borrowers’, the guarantor’s or the property manager’s monetary obligations or (c) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio is at least 1.15x for two consecutive calendar quarters.

A “Material Tenant” means (i) Owens-Brockway Glass Container, Inc., (ii) Victory Packaging LP, (iii) D.M. Bowman or (iv) any tenant at the Interstate Industrial Portfolio Properties that, together with its affiliates, either (a) leases no less than 20% of the total rentable square footage of the Interstate Industrial Portfolio Properties or (b) accounts for (or would account for) no less than 20% of the total in-place base rent at the Interstate Industrial Portfolio Properties.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant giving notice of its intention to terminate, cancel, or not to extend or renew its lease, (ii) on or prior to the date that is 12 months prior to the then applicable expiration date under its Material Tenant lease, the Material Tenant does not extend its lease on terms and conditions reasonably acceptable to the lender, (iii) on or prior to the date a Material Tenant is required under its Material Tenant lease to notify the borrowers of its election to extend or renew its lease, if such Material Tenant does not give notice, (iv) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (v) a bankruptcy action of a Material Tenant or a lease guarantor of any Material Tenant lease occurring, (vi) a Material Tenant lease being terminated (in whole or in part) or is no longer in full force and effect, (vii) a Material Tenant (other than D.M. Bowman, but only for so long as the Thyssenkrupp Supply Chain Services NA, Inc. sublease remains in full force and effect) “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at the applicable property or a portion thereof constituting more than 25% of the total net rentable square footage at the applicable property, (viii) a Material Tenant announcing or disclosing its intention to relocate from or vacate all or substantially all of its Material Tenant space or (ix) all or substantially all of a Material Tenant space is marketed for sublease by or on behalf of a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Industrial – Warehouse	Loan #4	Cut-off Date Balance:	$58,000,000
Property Addresses – Various	Interstate Industrial Portfolio	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	63.9% 1.37x 9.9%

Material Tenant (other than D.M. Bowman, but only for so long as the Thyssenkrupp Supply Chain Services NA, Inc. sublease remains in full force and effect), and expiring upon (a) with respect to clause (i), (ii), (iii), (vi), (vii), (viii) or (ix) above, (1) the applicable Material Tenant lease is extended or (2) all or substantially all of the applicable Material Tenant space is leased pursuant to one or more qualified leases, (b) with respect to clause (i) above, the date that the applicable Material Tenant revokes or rescinds all termination or cancellation notices, (c) with respect to clause (iv) above, a cure of the applicable event of default, (d) with respect to clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (e) with respect to clause (vii) above, the applicable Material Tenant recommences its operations, such that it is no longer dark, and has not vacated or ceased to conduct business at the applicable property, (f) with respect to clause (viii) above, the Material Tenant retracts all announcements or disclosures of its intention to relocate from or vacate any portion of its Material Tenant space and (g) with respect to clause (ix) above, the unconditional cessation of all marketing efforts by or on behalf of the applicable Material Tenant with respect to its Material Tenant space. As of the origination date of the Interstate Industrial Portfolio Whole Loan, there is no Material Tenant Trigger Event in effect.

Property Management. The Interstate Industrial Portfolio Properties are managed by Heritage Capital Management, LLC.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The Interstate Industrial Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the Interstate Industrial Portfolio Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Hospitality – Various	Loan #5	Cut-off Date Balance:	$54,371,913
Various	Northeastern Hotel Portfolio	Cut-off Date LTV:	50.7%
Various		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	15.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Hospitality – Various	Loan #5	Cut-off Date Balance:	$54,371,913
Various	Northeastern Hotel Portfolio	Cut-off Date LTV:	50.7%
Various		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	15.4%

Northeastern Hotel Portfolio
1 SpringHill Suites Tarrytown — Tarrytown, NY
2 Hilton Garden Inn Norwalk — Norwalk, CT
3 Sheraton Tarrytown — Tarrytown, NY
4 Hilton Garden Inn Shelton — Shelton, CT
NEW YORK
CONN.
Wilton
New Canaan
Norwalk
Westport
Springdale
Darien
Glenbrook
STAMFORD
Rowayton
Long Island Sound
FAIRFIELD COUNTY
Merritt Pkwy
Hawthorne
Sleepy Hollow
Valhalla
Tarrytown
Hudson River
Elmsford
Greenburgh
White Plains
Irvington
Hartsdale
Dobbs Ferry
Ardsley
WESTCHESTER COUNTY
Monroe
Ansonia
Derby
NEW HAVEN
Shelton
Orange
West Haven
Trumbull
Milford
Stratford
BRIDGEPORT
Fairfield
NEW HAVEN COUNTY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

No. 5 – Northeastern Hotel Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	[NR/NR/NR]		Property Type – Subtype(2):	Hospitality – Various
	Original Principal Balance:	$54,400,000		Location(2):	Various
	Cut-off Date Balance:	$54,371,913		Size(2):	607 Rooms
	% of Initial Pool Balance:	7.6%		Cut-off Date Balance Per Room:	$89,575
	Loan Purpose:	Refinance		Maturity Date Balance Per Room:	$85,554
	Borrower Sponsor:	Lixi Group		Year Built/Renovated(2):	Various/2019
	Guarantor:	Shen Xiao		Title Vesting(3):	Various
				Property Manager(4):	Various
	Mortgage Rate:	7.6000%
	Note Date:	October 4, 2024		Current Occupancy (As of):	75.0% (8/31/2024)
	Seasoning:	1 month		YE 2023 Occupancy:	76.4%
	Maturity Date:	October 6, 2029		YE 2022 Occupancy:	73.7%
	IO Period:	0 months		YE 2021 Occupancy:	70.0%
	Loan Term (Original):	60 months		As-Is Appraised Value(5):	$107,300,000
	Amortization Term (Original):	360 months		As-Is Appraised Value Per Room:	$176,771
	Loan Amortization Type:	Amortizing Balloon		As-Is Appraisal Valuation Date:	September 1, 2024
	Call Protection:	L(25),D(28),O(7)
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt:	No
	Additional Debt Type (Balance):	NAP		Underwriting and Financial Information
				TTM NOI (8/31/2024):	$8,378,923
				YE 2023 NOI:	$8,116,218
				YE 2022 NOI:	$7,027,177
				YE 2021 NOI:	$5,303,546
				U/W Revenues:	$29,048,224
				U/W Expenses(6):	$20,683,264
Escrows and Reserves(1)				U/W NOI:	$8,364,960
	Initial	Monthly	Cap	U/W NCF:	$7,203,031
Taxes:	$582,504	$145,626	NAP	U/W DSCR based on NOI/NCF:	1.81x/1.56x
Insurance:	$758,916	$63,243	NAP	U/W Debt Yield based on NOI/NCF:	15.4%/13.2%
FF&E Reserve:	$0	$96,827	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	16.1%/13.9%
Capital Expenditure Reserve:	$0	$24,207	NAP	Cut-off Date LTV Ratio:	50.7%
Immediate Repairs:	$46,115	$0	NAP	LTV Ratio at Maturity:	48.4%
PIP Reserve:	$5,077,834	Springing	NAP
HGI Norwalk Ground Rent Reserve:	$42,389	$42,389	NAP
Sheraton Tarrytown Condo Assessment Reserve:	$2,762	$2,762	NAP

Sources and Uses
Sources			Uses
Mortgage Loan Amount	$54,400,000	86.7%	Senior Loan Payoff(7)	$43,320,499	69.0%
Borrower Equity Contribution	$8,367,010	13.3	Mezzanine Loan Payoff	$11,830,315	18.8
			Upfront Reserves	$6,510,520	10.4
			Closing Costs	$1,105,676	1.8
Total Sources	$62,767,010	100.0%	Total Uses	$62,767,010	100.0%
(1)	See “Escrows” section below.
(2)	See “The Properties” section below.
(3)	The Hilton Garden Inn Shelton Property (as defined below), Sheraton Tarrytown Property (as defined below) and SpringHill Suites Tarrytown Property (as defined below) are secured by fee interest. The Hilton Garden Inn Norwalk Property is secured by a leasehold interest. See “Ground Lease” section below for further discussion.
(4)	See “Property Management” section below.
(5)	The As-Is appraised value of $107,300,000 reflects the aggregate as-is appraisal value of $102,900,000 plus stated “capital deductions” totaling $4,400,000 relating to capital improvements at the Hilton Garden Inn Norwalk Property ($2,100,000), Hilton Garden Inn Shelton Property ($2,000,000), and SpringHill Suites Tarrytown Property ($300,000) for which $5,077,834 was reserved in connection with the Northeastern Hotel Portfolio Mortgage Loan for known required PIPs.
(6)	For the Hilton Garden Inn Norwalk Property (as defined below), loan underwriting was based on current ground rent expenses. See “Ground Lease” section, below.
(7)	Senior Loan Payoff of $43,320,499 consists of the outstanding principal balance ($47,270,654) net of reserves ($3,950,155), or the amount due at payoff for the existing loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

Hospitality – Various	Loan #5	Cut-off Date Balance:	$54,371,913
Various	Northeastern Hotel Portfolio	Cut-off Date LTV:	50.7%
Various		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	15.4%

The Mortgage Loan. The fifth largest mortgage loan (the “Northeastern Hotel Portfolio Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $54,400,000 and secured by the fee interests in three hospitality properties and leasehold interest in one hospitality property located in New York and Connecticut (collectively, the “Northeastern Hotel Portfolio Properties”).

The Borrowers and the Borrower Sponsor. The borrowers for the Northeastern Hotel Portfolio Mortgage Loan are Lixi Hospitality Tarrytown LLC, Lixi Hospitality Norwalk LLC, Lixi Hospitality White Plains LLC and Lixi Hospitality Shelton LLC (the “Northeastern Hotel Portfolio Borrowers”), each a single-purpose Delaware limited liability company with two independent directors. The non-recourse carveout guarantor is Shen Xiao, the main principal of Lixi Group, and the borrower sponsor is Lixi Group.

Lixi Group (the “Sponsor”) is a private, 100% family-controlled real estate company that has acquired, developed, and managed hotels in Canada and the U.S. for 15 years. Lixi Group owns 13 hotels in the U.S. and 8 hotels in Canada along with 2 land parcels. The Sponsor is also currently constructing two Marriott-branded hotels in Canada. Lixi Group’s current portfolio is comprised of 2,052 keys (excluding the Northeastern Hotel Portfolio), of which 1,226 are in the U.S. The Lixi Group’s management arm works with several national brands including Marriott, Hilton and Wyndham. Shen Xiao (the “Guarantor”), is the main principal of Lixi Group.

The Properties. The Northeastern Hotel Portfolio Properties are comprised of one select service hotel located in Tarrytown, New York, one select service hotel located in Norwalk, Connecticut, one full service hotel located in Tarrytown, New York, and one select service hotel in Shelton, Connecticut, totaling 607 rooms: SpringHill Suites Tarrytown (“SpringHill Suites Tarrytown Property”), Hilton Garden Inn Norwalk (“Hilton Garden Inn Norwalk Property”), Sheraton Tarrytown (“Sheraton Tarrytown Property”) and Hilton Garden Inn Shelton (“Hilton Garden Inn Shelton Property”). The Northeastern Hotel Portfolio Mortgage Loan is full recourse to the guarantors if any franchise agreement is terminated, surrendered, expires or is otherwise cancelled, in each case without the lender’s prior written consent, until such time as the Northeastern Hotel Portfolio Borrowers have entered into a replacement franchise agreement.

The following table presents certain information relating to the Northeastern Hotel Portfolio Properties:

Northeastern Hotel Portfolio Properties Summary

Property Name	Year Built / Renovated	# of Rooms	Allocated Cut-off Date Loan Amount (“ALA”)	% of ALA	Appraised Value (1)	U/W NOI	% of U/W NOI
SpringHill Suites Tarrytown	2004 / 2019	145	$15,800,000	29.0%	$26,300,000	$2,283,625	27.3%
480 White Plains Road, Tarrytown, NY 10591
Hilton Garden Inn Norwalk	2001 / 2019	170	$15,500,000	28.5%	$30,800,000	$2,497,508	29.9%
560 Main Avenue, Norwalk, CT 06851
Sheraton Tarrytown	2007 / 2019	150	$12,200,000	22.4%	$26,000,000	$2,016,222	24.1%
600 White Plains Road, Tarrytown, NY 10591
Hilton Garden Inn Shelton	1999 / 2019	142	$10,900,000	20.0%	$24,200,000	$1,567,605	18.7%
25 Old Stratford Road, Shelton, CT 06484
Total		607	$54,400,000	100.0%	$107,300,000	$8,364,960	100.0%

(1)	The As-Is Appraised Value of $107,300,000 reflects the aggregate as-is appraisal value of $102,900,000 plus stated “capital deductions” totaling $4,400,000 relating to capital improvements at the SpringHill Suites Tarrytown Property ($300,000), Hilton Garden Inn Norwalk Property ($2,100,000) and Hilton Garden Inn Shelton Property ($2,000,000) for which $5,077,834 was reserved in connection with the Northeastern Hotel Portfolio Mortgage Loan for known required PIPs.

SpringHill Suites Tarrytown Property

The SpringHill Suites Tarrytown Property is a six-story, select service hotel located in Tarrytown, New York. Built in 2004 and renovated in 2019, the SpringHill Tarrytown Property is situated on an approximately 7.21-acre parcel with 142 parking spaces (0.98 spaces per room). In 2019, the borrower sponsor completed a $2.04 million ($14,065 per room) renovation of the property.

The SpringHill Suites Tarrytown Property consists of 145 rooms and offers 336 square feet of meeting space, an indoor swimming pool, an indoor whirlpool, a fitness room, a lobby workstation, a lobby bar, a market pantry and a guest laundry area. Onsite food and beverage (“F&B”) facilities include a breakfast dining area. The guestrooms include 88 queen/queen rooms, 55 king rooms and 2 whirlpool suite rooms.

The 2023 demand segmentation was estimated as 40% commercial, 35% leisure and 25% group.

The SpringHill Suites Tarrytown Property is subject to a franchise agreement with Marriott International, Inc. expiring in February 2029, subject to a conditional 15-year extension if the borrower completes a $499,529 PIP with an outside completion date of March 2026. The Northeastern Hotel Portfolio Mortgage Loan includes a PIP Reserve that incorporates 100% of the PIP budget. If the related franchise agreement has not been extended to February 2044, the Northeastern Hotel Portfolio Mortgage Loan documents provide for a cash flow sweep. See “Lockbox and Cash Management” section below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

Hospitality – Various	Loan #5	Cut-off Date Balance:	$54,371,913
Various	Northeastern Hotel Portfolio	Cut-off Date LTV:	50.7%
Various		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	15.4%

The following table presents certain information relating to the performance of the SpringHill Suites Tarrytown Property:

Historical Occupancy, ADR, RevPAR(1)

	SpringHill Suites Tarrytown Property			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 12/31/2022	72.3%	$145.15	$104.99	70.0%	$156.55	$109.57	103.3%	92.7%	95.8%
TTM 12/31/2023	76.2%	$166.90	$127.15	66.5%	$169.51	$112.78	114.5%	98.5%	112.7%
TTM 8/31/2024	75.3%	$167.04	$125.79	69.6%	$171.37	$119.28	108.2%	97.5%	105.5%

Source: Third party research report

(1)	Variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the SpringHill Suites Tarrytown Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	According to a third party research report, the competitive set includes the following hotels: Hampton Inn White Plains/Tarrytown, Courtyard Tarrytown Westchester County, Sheraton Hotel Tarrytown, Hotel Nyack and Hilton Garden Inn Westchester Dobbs Ferry.

Hilton Garden Inn Norwalk Property

The Hilton Garden Inn Norwalk Property is a three-story, select service hotel located in Norwalk, Connecticut. Built in 2001 and renovated in 2019, the Hilton Garden Inn Norwalk Property is situated on an approximately 3.54-acre parcel with 173 parking spaces (1.02 spaces per room). In 2019, the borrower sponsor completed a $3.0 million ($17,716 per room) renovation of the property. The borrower sponsor intends to spend $2.4 million in capital improvements by August 2026.

The Hilton Garden Inn Norwalk Property is positioned across four different parcels and operates with three different ground leases (see “Ground Lease” section below).

The Hilton Garden Inn Norwalk Property consists of 170 rooms and offers 1,400 square feet of meeting space, an indoor swimming pool, an indoor whirlpool, a fitness room, a business center, a market pantry and a guest laundry area. Onsite F&B facilities include the Pavilion Pantry and The Garden Grille & Bar. The guestrooms include 100 king rooms and 70 queen/queen rooms.

The 2023 demand segmentation was estimated as 60% commercial, 25% leisure and 15% group.

The Hilton Garden Inn Norwalk Property is subject to a franchise agreement with Hilton Garden Inn Franchise LLC expiring in November 2029. A $2.4 million PIP at the Hilton Garden Inn Norwalk Property is required to be completed by August 2026. The Northeastern Hotel Portfolio Mortgage Loan includes a PIP Reserve that incorporates 100% of such PIP budget. In addition, The Northeastern Hotel Portfolio Mortgage Loan is structured with a cash flow sweep 12 months prior to the expiration of the franchise agreement to cover any brand mandated PIP at the time of renewal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

Hospitality – Various	Loan #5	Cut-off Date Balance:	$54,371,913
Various	Northeastern Hotel Portfolio	Cut-off Date LTV:	50.7%
Various		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	15.4%

The following table presents certain information relating to the performance of the Hilton Garden Inn Norwalk Property:

Historical Occupancy, ADR, RevPAR(1)

	Hilton Garden Inn Norwalk Property			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 12/31/2022	77.3%	$142.65	$110.20	67.7%	$140.68	$95.23	114.1%	101.4%	115.7%
TTM 12/31/2023	79.0%	$153.20	$121.06	73.4%	$164.76	$120.98	107.6%	93.0%	100.1%
TTM 8/31/2024	78.8%	$161.67	$127.33	73.3%	$167.61	$122.82	107.5%	96.5%	103.7%

Source: Third party research report

(1)	Variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Hilton Garden Inn Norwalk Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	According to a third party research report, the competitive set includes the following hotels: EVEN Hotels Norwalk, Courtyard Norwalk and The Watershed.

Sheraton Tarrytown Property

The Sheraton Tarrytown Property is a six-story, full-service hotel located in Tarrytown, New York. Built in 2007 and renovated in 2019, the Sheraton Tarrytown Property is situated on an approximately 0.64-acre parcel with 214 parking spaces (1.43 spaces per room). In 2019, the borrower sponsor completed a $4.1 million ($27,481 per room) renovation of the property.

The Sheraton Tarrytown Property is comprised of two units in a four-unit land condominium (an alternative to land subdivision). The borrower has a 50% voting rights interest in the related owner’s association. The owners’ association’s responsibilities are limited: it has the obligation, generally, to maintain common elements. The loan documents contain compliance covenants with respect to the existing condominium regime.

The Sheraton Tarrytown Property consists of 150 rooms and offers 1,323 square feet of meeting space, an indoor swimming pool, an indoor whirlpool, a fitness room, a lobby workstation, a market pantry and a guest laundry area. Onsite F&B facilities include the Toasted Barrel restaurant and bar and a Starbucks-licensed outlet. The guestrooms include 87 king rooms, 54 queen/queen rooms, 5 queen rooms and 4 one-bedroom suite rooms.

The 2023 demand segmentation was estimated as 25% commercial, 35% leisure and 40% meeting & group.

The Sheraton Tarrytown Property is subject to a franchise agreement with The Sheraton LLC expiring in November 2034. The franchisor has the right to require a PIP by 2027 that, if imposed, would be required to be completed by 2029. The Northeastern Hotel Portfolio Mortgage Loan is structured with a cash flow sweep which will commence 15 days after receipt of the PIP notice from Marriott to cover any brand mandated PIP at the Sheraton Tarrytown Property unless the aggregate amount of the undisbursed funds in the FF&E Reserve Account, the Capital Expenditure Reserve Account and the PIP Reserve Account (less any amounts in any such accounts which are not allocable to the Sheraton Tarrytown Property) plus any additional amount paid by the borrower towards the Sheraton Tarrytown PIP to the lender will be at least equal to approximately $4.3 million, which represent 115% of the appraiser’s estimated PIP of $3.8 million to bring the Sheraton Tarrytown Property up to the current brand standards, should there be a current change of ownership of the Sheraton Tarrytown Property. Once lender has reviewed and approved the borrower’s budget for the Sheraton Tarrytown PIP, if the budget is less than the reserve balance allocated to the Sheraton Tarrytown PIP then the lender will be required to release reserve proceeds in the amount of such overage to the borrower, and if the budget is greater than the reserve balance allocated to the Sheraton Tarrytown PIP then the borrower will be required to deposit additional proceeds in that amount of such shortfall with the lender for the purpose of financing the Sheraton Tarrytown PIP.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

Hospitality – Various	Loan #5	Cut-off Date Balance:	$54,371,913
Various	Northeastern Hotel Portfolio	Cut-off Date LTV:	50.7%
Various		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	15.4%

The following table presents certain information relating to the performance of the Sheraton Tarrytown Property:

Historical Occupancy, ADR, RevPAR(1)

	Sheraton Tarrytown Property			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 12/31/2022	71.9%	$153.39	$110.24	61.1%	$168.23	$102.78	117.6%	91.2%	107.3%
TTM 12/31/2023	75.4%	$167.57	$126.42	59.4%	$184.94	$109.92	126.9%	90.6%	115.0%
TTM 8/31/2024	73.9%	$169.89	$125.56	61.3%	$187.71	$115.08	120.6%	90.5%	109.1%

Source: Third party research report

(1)	Variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Sheraton Tarrytown Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	According to a third party research report, the competitive set includes the following hotels: Hampton Inn White Plains/Tarrytown, Sleepy Hollow Hotel, Courtyard Tarrytown Westchester County, Tarrytown House Estate, Hyatt House White Plains and SpringHill Suites Tarrytown Westchester County.

Hilton Garden Inn Shelton Property

The Hilton Garden Inn Shelton Property is a six-story, select service hotel located in Shelton, Connecticut. Built in 1999 and renovated in 2019, the Hilton Garden Inn Shelton Property is situated on an approximately 1.43-acre parcel with 147 parking spaces (1.04 spaces per room). In 2019, the borrower sponsor completed a $2.4 million ($16,710 per room) renovation of the property.

The Hilton Garden Inn Shelton Property consists of 142 rooms and offers 2,362 square feet of meeting space, an indoor swimming pool, an indoor whirlpool, a fitness room, a business center, a market pantry, a guest laundry area and a parlor/bridal room. Onsite F&B facilities include The Garden Grille & Bar. The guestrooms include 87 king rooms, 52 queen/queen rooms and 3 king suite rooms.

The 2023 demand segmentation was estimated as 55% commercial, 25% leisure and 20% group.

The Hilton Garden Inn Shelton Property is subject to a franchise agreement with Hilton Garden Inns Franchise LLC expiring in November 2029. A $2.2 million PIP at the Hilton Garden Inn Shelton Property is required to be completed by August 2026. The Northeastern Hotel Portfolio Mortgage Loan includes a PIP Reserve that incorporates 100% of such PIP budget. In addition, The Northeastern Hotel Portfolio Mortgage Loan is structured with a cash flow sweep 12 months prior to the expiration of the franchise agreement to cover any brand mandated PIP at the time of renewal.

The following table presents certain information relating to the performance of the Hilton Garden Inn Shelton Property:

Historical Occupancy, ADR, RevPAR(1)

	Hilton Garden Inn Shelton Property			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 12/31/2022	72.7%	$130.81	$95.06	69.3%	$133.48	$92.56	104.8%	98.0%	102.7%
TTM 12/31/2023	74.3%	$125.78	$93.44	76.9%	$135.60	$104.25	96.6%	92.8%	89.6%
TTM 8/31/2024	72.0%	$129.27	$93.05	77.3%	$138.02	$106.72	93.1%	93.7%	87.2%

Source: Third party research report

(1)	Variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Hilton Garden Inn Shelton Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	According to a third party research report, the competitive set includes the following hotels: Residence Inn Shelton Fairfield County, Courtyard Shelton, Hampton Inn Shelton and Hyatt House Shelton.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

Hospitality – Various	Loan #5	Cut-off Date Balance:	$54,371,913
Various	Northeastern Hotel Portfolio	Cut-off Date LTV:	50.7%
Various		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	15.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Northeastern Hotel Portfolio Properties:

Cash Flow Analysis

	2021	2022	2023	TTM 8/31/2024	U/W	% of U/W Total Revenue(2)	U/W $ per Room
Occupancy	70.0%	73.7%	76.4%	75.0%	75.2%
ADR	$113.92	$143.15	$153.79	$158.86	$158.86
RevPAR	$79.69	$105.51	$117.42	$119.09	$119.41

Room Revenue	17,656,412	23,377,186	26,015,326	26,456,500	26,456,500	91.1	43,586
Other Revenue(1)	1,881,384	1,977,650	2,563,506	2,591,724	2,591,724	8.9	4,270
Total Revenue	$19,537,796	$25,354,836	$28,578,832	$29,048,224	$29,048,224	100.0%	$47,855

Room Expense	3,656,169	5,364,659	6,095,680	6,245,455	6,245,455	23.6	10,289
Other Department Expense	917,200	1,498,409	1,946,507	1,970,010	1,970,010	76.0	3,245
Total Department Expenses	$4,573,369	$6,863,068	$8,042,187	$8,215,466	$8,215,466	28.3%	$13,535
Gross Operating Income	$14,964,427	$18,491,768	$20,536,645	$20,832,758	$20,832,758	71.7%	$34,321

Total Undistributed Expenses	6,863,006	8,403,769	9,238,823	9,540,373	9,530,089	32.8	15,700
Gross Operating Profit	$8,101,421	$10,087,999	$11,297,823	$11,292,386	$11,302,670	38.9%	$18,621

Total Fixed Charges	2,797,875	3,060,822	3,131,604	2,913,462	2,937,710	10.1	4,840
Total Operating Expenses	$14,234,250	$18,327,659	$20,412,614	$20,669,301	$20,683,264	71.2%	$34,075

Net Operating Income	$5,303,546	$7,027,177	$8,166,218	$8,378,923	$8,364,960	28.8%	$13,781
FF&E	781,512	1,014,193	1,143,153	1,161,929	1,161,929	4.0	1,914
Net Cash Flow	$4,522,035	$6,012,983	$7,023,065	$7,216,994	$7,203,031	24.8%	$11,867

NOI DSCR	1.15x	1.52x	1.77x	1.82x	1.81x
NCF DSCR	0.98x	1.30x	1.52x	1.57x	1.56x
NOI DY	9.7%	12.9%	15.0%	15.4%	15.4%
NCF DY	8.3%	11.1%	12.9%	13.3%	13.2%
(1)	Other Revenue includes food and beverage revenue and minor department revenue.
(2)	% of U/W Total Revenue for Room Expense and Other Department Expense are based on their corresponding revenue line items. All other line items represent percent of Total Revenue.

Appraisal. According to the individual appraisals with valuation as of date September 1, 2024, the Northeastern Hotel Portfolio Properties had an As-Is Appraised Value of $107,300,000. The As-Is Appraised Value reflects the aggregate as-is appraisal value of $102,900,000 plus stated “capital deductions” totaling $4,400,000 relating to capital improvements at the SpringHill Suites Tarrytown Property ($300,000), Hilton Garden Inn Norwalk Property ($2,100,000), and Hilton Garden Inn Shelton Property ($2,000,000) for which $5,077,834 was reserved in connection with the Northeastern Hotel Portfolio Mortgage Loan for known required PIPs.

Environmental Matters. According to the Phase I environmental site assessments dated August 8, 2024, there was no evidence of any recognized environmental conditions at the Northeastern Hotel Portfolio Properties.

Market Overview and Competition. The Northeastern Hotel Portfolio Properties consist of two properties located in Tarrytown, New York, one property located in Norwalk, Connecticut, and one property located in Shelton, Connecticut.

Tarrytown, New York

The SpringHill Suites Tarrytown Property and Sheraton Tarrytown Property are located in Tarrytown, New York within the Rockland/Westchester, NY submarket. The SpringHill Suites Tarrytown Property is located southeast of Downtown Tarrytown, south of the intersection formed by White Plains Road and Old White Plains Road. The Sheraton Tarrytown Property is located in eastern Tarrytown, south of the intersection formed by White Plains Road and Benedict Avenue. Interstate 287 lies to south of the Sheraton Tarrytown Property site. Interstate 287 is the closest major thoroughfare. The Westchester County Airport is located approximately five miles to the northeast of both the properties. The LaGuardia Airport and John F. Kennedy International Airport are located approximately 20 miles and 25 miles south of both the property sites respectively.

Leisure demand generators include the Hudson River Museum, Tarrytown Music Hall, Caramoor Center for Music and the Arts, LEGOLAND Discovery Center Westchester, and the Greenburgh Nature Center & Manor House. Furthermore, New York City is one of the most popular and frequently visited tourism destinations in the United States, having accommodated 62.2 million visitors in 2023. Nearby demand generators include Siemens Healthineers, Coca-Cola, NY Medical College, and Montefiore Medical Center.

Major employers in the SpringHill Suites Tarrytown and Sheraton Tarrytown Property’s market include Regeneron Pharmaceuticals, MasterCard, IBM Corporation, PepsiCo, Inc., Pepsi Bottling Group, Consolidated Edison and Morgan Stanley. Education, healthcare, and pharmaceutical are key components of the local economy, well represented by Iona College, Manhattanville College, Monroe

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

Hospitality – Various	Loan #5	Cut-off Date Balance:	$54,371,913
Various	Northeastern Hotel Portfolio	Cut-off Date LTV:	50.7%
Various		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	15.4%

College, New York-Presbyterian, Northwell Health, St. John's Riverside Hospital, Sarah Lawrence College, United States Merchant Marine Academy, Westchester Medical Center Health Network, and White Plains Hospital. The market is also home to major regional or headquarters operations of MasterCard Worldwide, Morgan Stanley, Pepsi Co., Regeneron Pharmaceuticals, and XPO Logistics, among others.

As of August 2024 (YTD), the top corporate accounts at the SpringHill Suites Tarrytown Property include Siemens (646 room nights), Regeneron Pharma (701 room nights), Local Corporate (261 room nights), IBM (151 room nights), American Pile & Foundation (121 room nights), General Dynamics (68 room nights), Motorola Solutions (63 room nights), Magnetic Analysis Corp. (41 room nights), Westchester Medical Center (57 room nights) and Accenture (41 room nights). As of August 2024 (YTD), the top corporate accounts at the Sheraton Tarrytown Property include Regeneron Pharma, Inc. (640 room nights), Siemens (582 room nights), IBM (206 room nights), Accenture (197 room nights), PepsiCo (199 room nights), General Dynamics Corp (204 room nights), Berkshire Hathaway (200 room nights), Fleetcore Technologies Inc. (150 room nights), Deloitte (122 room nights) and Kohler Co. (103 room nights).

According to a third party market report, the 2024 estimated population within a 1-, 3- and 5-mile radius of the SpringHill Suites Tarrytown Property was 7,891, 54,671 and 174,057, respectively. The 2024 estimated average household income within the same radii was $191,057, $195,523 and $187,394 respectively. The 2024 estimated population within a 1-, 3- and 5-mile radius of the Sheraton Tarrytown Property was 7,000, 58,283 and 180,371, respectively. The 2024 estimated average household income within the same radii was $186,367, $194,634 and $189,296 respectively.

Competitive Set – SpringHill Suites Tarrytown
Property Name	Location	Year Opened/Reno.	Rooms	Occupancy	ADR	RevPAR
SpringHill Suites Tarrytown	480 White Plains Road, Tarrytown, NY	2004/2019	145	76.2%	$166.89	$127.13
Courtyard by Marriott Tarrytown Westchester County	475 White Plains Road, Tarrytown, NY	1988/2024	139	65% - 70%	$180 - $190	$120 - $125
Hampton by Hilton White Plains Tarrytown	200 West Main Street, Elmsford, NY	1957/2016	156	65% - 70%	$150 - $160	$105 - $110
Hilton Garden Inn Westchester Dobbs Ferry	201 Ogden Avenue, Dobbs Ferry, NY	2018/NA	143	70% - 75%	$170 - $180	$125 - $130
Hotel Nyack	400 High Avenue, Nyack, NY	2016/2022	133	45% - 50%	$160 - $170	$80 - $85
Sheraton Tarrytown	600 White Plains Road, Tarrytown, NY	2007/2019	150	70% - 75%	$160 - $170	$125 - $130

Source: Appraisal. Occupancy, ADR and RevPAR are based on estimated 2023 values.

Competitive Set – Sheraton Tarrytown
Property Name	Location	Year Opened/Reno.	Rooms	Occupancy	ADR	RevPAR
Sheraton Tarrytown	600 White Plains Road, Tarrytown, NY	2007/2019	150	75.4%	$167.15	$126.10
Courtyard by Marriott Tarrytown Westchester County	475 White Plains Road, Tarrytown, NY	1988/2024	139	65% - 70%	$180 - $190	$120 - $125
Hampton by Hilton White Plains Tarrytown	200 West Main Street, Elmsford, NY	1957/2016	156	65% - 70%	$150 - $160	$105 - $110
Hyatt House White Plains	101 Corporate Park Drive, White Plains, NY	2000/2018-19	187	70% - 75%	$230 - $240	$170 - $180
Sleepy Hollow Hotel	455 South Broadway, Tarrytown, NY	1961/2007	246	40% - 45%	$150 - $160	$65 - $70
SpringHill Suites by Marriott Tarrytown Greenburgh	480 White Plains Road, Tarrytown, NY	2004/2019	145	75% - 80%	$160 - $170	$125 - $130
Tarrytown House Estate on the Hudson	49 East Sunnyside Lane, Tarrytown, NY	1965/2017	212	40% - 45%	$200 - $210	$85 - $90

Source: Appraisal. Occupancy, ADR and RevPAR are based on estimated 2023 values.

Norwalk, Connecticut

The Hilton Garden Inn Norwalk Property is located in Norwalk, Connecticut within the Stamford/Danbury submarket. The Hilton Garden Inn Norwalk Property is located southwest of the intersection formed by U.S. Highway 7 and West Rocks Road. The LaGuardia Airport is located approximately 30 miles to the southwest of the Hilton Garden Inn Norwalk Property.

Major employers in the Hilton Garden Inn Norwalk Property’s market include ASML US Inc., Boehringer Ingelheim, Bridgewater Associates, Ceci Brothers Inc., Charles Rutenberg, Danbury Hospital, Deloitte, Dooner & Bourke Inc., Dorel Sports and Gartner Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

Hospitality – Various	Loan #5	Cut-off Date Balance:	$54,371,913
Various	Northeastern Hotel Portfolio	Cut-off Date LTV:	50.7%
Various		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	15.4%

Fairfield County is home to numerous headquarters and large regional operations for companies such as Xerox, Praxair, Charter Communications, XPO Logistics, EMCOR Group, Gartner Inc., United Rentals, Sikorsky Aircraft, and Pitney Bowes. As of September 2024 (YTD), the top corporate accounts at the Hilton Garden Inn Norwalk Property include ASML (1,122 room nights), Corporate Lodging (1,043 room nights), Moran Towing (239 room nights), General Mills (205 room nights), Lodging Source Pjtn (186 room nights), Campbell Soup (181 room nights), Van Dyk Recycling (171 room nights), Dooney & Burke (161 room nights), General Electric (145 room nights) and Xerox (110 room nights).

According to a third party market report, the 2024 est. population within a 1-, 3- and 5-mile radius of the Hilton Garden Inn Norwalk Property was 5,274, 56,563 and 142,814, respectively. The 2024 est. average household income within the same radii was $201,015, $186,093 and $195,093, respectively.

Competitive Set – Hilton Garden Inn Norwalk
Property Name	Location	Year Opened/Reno.	Rooms	Occupancy	ADR	RevPAR
Hilton Garden Inn Norwalk	560 Main Avenue, Norwalk, CT	2001/2019	170	79.0%	$153.70	$121.45
Courtyard by Marriott Norwalk	474 Main Avenue, Norwalk, CT	1988/2021	145	75% - 80%	$170 - $180	$140 - $150
EVEN Hotel Norwalk	426 Main Avenue, Norwalk, CT	1988/2014	129	70% - 75%	$140 - $150	$105 - $110
Residence Inn by Marriott Norwalk	45 South Main Street, Norwalk, CT	2019/NA	102	75% - 80%	$180 - $190	$130 - $140
Watershed	353 Main Avenue, Norwalk, CT	2013/2024	96	65% - 70%	$190 - $200	$130 - $140

Source: Appraisal. Occupancy, ADR and RevPAR are based on estimated 2023 values.

Shelton, Connecticut

The Hilton Garden Inn Shelton Property is located in Shelton, Connecticut within the Stamford/Danbury submarket. The Hilton Garden Inn Shelton Property is located in eastern Fairfield County, in the eastern quadrant of the intersection formed by Old Stratford Road and Bridgeport Avenue. It is located near and is relatively simple to locate from State Route 8, which is the closest major thoroughfare. The Bradley International Airport is located approximately 45 miles to the northeast of the Hilton Garden Inn Shelton Property.

Major employers in the Hilton Garden Inn Shelton Property’s market include Waterbury Board of Education, Yale-New Haven Health System, Amity Regional High School, Bozzuto's Inc., Connecticut Department of Transportation, Griffin Hospital Inc., LATICRETE International Inc., Masonicare Health Center, Medtronic Inc. and Roller Bearing Company of America Inc. Fairfield County is home to numerous headquarters and large regional operations for companies such as Xerox, Praxair, Charter Communications, XPO Logistics, EMCOR Group, Gartner Inc., United Rentals, Sikorsky Aircraft, and Pitney Bowes. As of August 2024 (YTD), the top corporate accounts at the Hilton Garden Inn Shelton Property include Corporate Lodging (987 room nights), Lockheed Martin (294 room nights), Pitney Bowes (201 room nights), US Army Field Band (178 room nights), 109 NLRA NCOMM (102 room nights), General Electric (101 room nights), Hubbell Inc. (101 room nights), Sectra Apps (73 room nights), South Shore Kings (62 room nights) and 8U Cal Ripken (57 room nights).

According to a third party market report, the 2024 estimated population within a 1-, 3- and 5-mile radius of the Hilton Garden Inn Shelton Property was 4,336, 36,702 and 125,352, respectively. The 2024 estimated average household income within the same radii was $135,119, $147,637 and $141,498 respectively.

Competitive Set – Hilton Garden Inn Shelton
Property Name	Location	Year Opened/Reno.	Rooms	Occupancy	ADR	RevPAR
Hilton Garden Inn Shelton	25 Old Stratford Road, Shelton, CT	1999/2019	142	74.3%	$125.43	$93.19
Courtyard by Marriott Shelton	780 Bridgeport Avenue, Shelton, CT	1990/2023	161	70% - 75%	$130 - $140	$95 - $100
Hampton by Hilton Shelton	695 Bridgeport Avenue, Shelton, CT	1998/2024	125	75% - 80%	$130 - $140	$100 - $105
Hyatt House Shelton	830 Bridgeport Avenue, Shelton, CT	2010/2018	127	75% - 80%	$140 - $150	$110 - $115
Residence Inn by Marriott Shelton Fairfield County	1001 Bridgeport Avenue, Shelton, CT	1988/2015	96	80% - 85%	$130 - $140	$110 - $115

Source: Appraisal. Occupancy, ADR and RevPAR are based on estimated 2023 values.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Hospitality – Various	Loan #5	Cut-off Date Balance:	$54,371,913
Various	Northeastern Hotel Portfolio	Cut-off Date LTV:	50.7%
Various		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	15.4%

Escrows and Reserves.

Real Estate Taxes – The loan documents require an upfront deposit of $582,504 and ongoing monthly deposits in an amount equal to 1/12th of the estimated annual real estate taxes, which currently equates to $145,626.

Insurance – The loan documents require an upfront deposit of $758,916 and ongoing monthly deposits in an amount equal to 1/12th of the estimated insurance premiums, which currently equates to $63,243.

Immediate Repairs - The loan documents require an upfront deposit of $46,115 for immediate repairs at the Northeastern Hotel Portfolio Properties.

HGI Norwalk Ground Rent Reserve – The loan documents require an upfront deposit of $42,389 and ongoing monthly deposits in an amount equal to 1/12th of the annual ground rent for the Hilton Garden Inn Norwalk Property, which currently equates to $42,389.

Sheraton Tarrytown Condo Assessment Reserve: The loan documents require an upfront deposit of $2,762 and ongoing monthly deposits in an amount equal to 1/12th of all common charges pursuant to the condominium budget for the succeeding 12 month period, which currently equates to $2,762 (or if no condominium budget has been provided for such period, an amount equal to 1/12th of all common charges pursuant to the condominium budget for the immediately preceding period plus the common charges that the lender estimates will be payable during such period in order to accumulate sufficient funds to pay such assessments at least 30 days prior to the date such amounts are due) for the Sheraton Tarrytown Property.

PIP Reserve – The loan documents require an upfront deposit of $5,077,834 to be used for completing the PIP work. During the continuance of a Cash Management Trigger Event Period solely as the result of a PIP Account Funding Franchise Agreement Trigger Event (as defined below), the borrower is required to deposit with the lender on each payment date all excess cash flow until the borrower has deposited with the lender an amount estimated by the lender to fund any new, amended, modified or otherwise revised PIP (“New PIP”) or any anticipated New PIP (such amount, the “New PIP Deposit Threshold”).

FF&E Reserve – The Northeastern Hotel Portfolio Borrowers are required on each monthly payment date to deposit the greater of (i) the amount required under the franchise/management agreements and (ii) 4% of the previous month’s total gross revenues, initially estimated at $96,827.

Capital Expenditure Reserve - The Northeastern Hotel Portfolio Borrowers are required on each monthly payment date to deposit an amount equal to 1.0% of gross income from operations for the preceding month, initially estimated at $24,207.

Lockbox and Cash Management. The Northeastern Hotel Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. At origination of the Northeastern Hotel Portfolio Mortgage Loan, the borrower was required to established a lender-controlled lockbox or clearing account (the “DACA Account”) and cause each present and future tenant of the property to pay all rents directly to the lockbox established in connection with the clearing account (if payment is made by check, money order or similar instrument) or directly to the clearing account (if payment is made by wire transfer). The borrower is required to deliver direction letters to each of the credit card companies with which borrower has entered into a merchant’s or other credit card agreement directing them to pay to the lender-controlled lockbox account all payments which would otherwise be paid to the borrower under the applicable credit card processing agreement. On each business day during any Cash Management Trigger Event Period, funds from the DACA Account will be transferred to the cash management account. During a Cash Management Trigger Event Period, funds in the cash management account are required to be disbursed in the manner provided in the Northeastern Hotel Portfolio Mortgage Loan documents.

A “Cash Management Trigger Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;
(ii)	without waiving any event of default or the assessment of late charges arising therefrom, borrower’s second failure in any consecutive 12 month period to pay a monthly debt service payment on a payment date;
(iii)	any bankruptcy action of borrower or guarantor;
(iv)	any bankruptcy action of manager, unless within 30 days of such bankruptcy action of manager either (x) such manager is replaced with a qualified manager or (y) borrower replaces such manager with the applicable borrower and self-manages the property;
(v)	the DSCR being less than 1.25x following the end of any calendar quarter; and
(vi)	the occurrence of a Franchise Agreement Trigger Event (as defined below).

A “Cash Management Trigger Event Period” will be cured upon the occurrence of the following:

(i)	with regard to clause (i) the cure of such event of default;
(ii)	with regard to clause (ii) the timely payment of the monthly debt service payment on 12 consecutive payment dates
(iii)	with regard to clause (iii) if such Cash Management Trigger Event Period is as a result of the filing of an involuntary petition against borrower/guarantor with respect to which neither borrower, guarantor nor any affiliate of borrower or guarantor solicited or caused to be solicited petitioning creditors or consented to or otherwise acquiesced in or joined in such involuntary petition, upon the same being discharged, stayed or dismissed within 60 days of such filing; provided that in lender’s reasonable opinion, such filing (after dismissal or discharge) does not materially increase borrower’s monetary obligations or guarantor’s ability to perform its obligations under the loan documents to which it is a party.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

Hospitality – Various	Loan #5	Cut-off Date Balance:	$54,371,913
Various	Northeastern Hotel Portfolio	Cut-off Date LTV:	50.7%
Various		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	15.4%
(iv)	with regards to clause (iv) (A) if borrower replaces manager with a new a qualified manager acceptable to lender in accordance with the assignment of management agreement and the loan agreement, or (B) if such Cash Management Trigger Event Period is as a result of the filing of an involuntary petition against manager with respect to which neither manager nor any affiliate of manager solicited or caused to be solicited petitioning creditors or consented to or otherwise acquiesced in or joined in such involuntary petition, upon the same being discharged, stayed or dismissed within 90 days of such filing; provided that, in lender’s reasonable opinion, such filing (after dismissal or discharge) does not materially and adversely affect manager’s ability to perform its obligations under the management agreement;
(v)	with regards to clause (v) the earlier to occur of (x) date that the DSCR is greater than 1.35x for 2 consecutive calendar quarters and (y) the date the borrower has effectuated a cash management DSCR trigger event cure;
(vi)	with regards to clause (vi) the date on which the applicable franchise agreement trigger event cure has occurred.

A “Franchise Agreement Trigger Event” will commence upon:

(i)	the date that is 12 months prior to the expiration of the franchise agreement;
(ii)	if franchisor or borrower gives notice of its intent to terminate or not renew/extend the franchise agreement
(iii)	the expiration or termination of the franchise agreement;
(iv)	any breach or default under the franchise agreement by borrower that, with the passage of time or delivery of notice, could result in the termination by franchisor of the franchise agreement in accordance with the terms thereof;
(v)	franchisor becomes the subject of a bankruptcy action;
(vi)	the failure of any quality assurance test requirements if not remedied within the time period, if any, required under the franchise agreement;
(vii)	the date that is 12 months prior to the date of any early termination clause is exercisable pursuant to the terms of the franchise agreement;
(viii)	a 480 Tarrytown Franchise Agreement Trigger Event – payment date in August 2026, unless prior to such date (i) borrower has renewed/extended the franchise agreement for a term that expires no earlier than February 9, 2039 or executed a replacement franchise agreement and (ii) borrower has paid to lender for deposit into the PIP Account all amounts required to fund any PIP in connection with such renewal/extension.
(ix)	a 600 Tarrytown Franchise Agreement Trigger Event – 15 business days after receipt by borrower of a 600 Tarrytown new PIP notice letter, unless the aggregate amount of undisbursed funds in the FF&E Account, the Capital Expenditure Account and the PIP Account plus the amount of any 600 Tarrytown franchise agreement trigger event avoidance collateral, is at least equal to $4,312,500.

A “PIP Account Funding Franchise Agreement Trigger Event” means a Franchise Agreement Trigger Event which occurs as a result of one or more of clause (i), (ii), (iii), (viii) or (ix) of the definition thereof.

Property Management. The Sheraton Tarrytown Property is managed by Remington Tarrytown Employers, LLC, a non-borrower related entity. The SpringHill Suites Tarrytown Property, Hilton Garden Inn Norwalk Property and the Hilton Garden Inn Shelton Property are self-managed by the borrower sponsor.

Partial Release. Individual property releases are allowed in connection with a third-party arms-length sale subject to (i) defeasance of the loan in an amount equal to 115% of the ALA of the Property being released, (ii) the post-release DSCR being no less than the greater of (a) 1.50x and (b) the DSCR in effect immediately prior to the release, (iii) the post-release LTV being no greater than lesser of (a) 65% and (b) the LTV in effect immediately prior to the release, and (iv) sufficient reserves to pay for any known or anticipated PIP or capex work at the remaining properties.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. The Hilton Garden Inn Norwalk Property is comprised of the borrower’s leasehold interest under three ground leases: (i) the Norwalk Electric Company ground lease, having an expiration of November 1, 2097, inclusive of extension options, (ii) the Pirri ground lease, having an expiration of October 31, 2097, inclusive of extension options, and (iii) the William A. Collins ground lease, having an expiration of November 9, 2097, inclusive of extension options. The lease with Norwalk Electric Company provides for an annual ground rent increase of 2.0% and the leases with John Pirri, Jr. and William A. Collins provide for an annual ground rent increase of 2.5%. The loan underwriting was based on current ground rent amounts at the time of loan origination.

Terrorism Insurance. The Northeastern Hotel Portfolio Mortgage Loan documents require the Northeastern Hotel Portfolio Borrowers to obtain and maintain property insurance and business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

Office - Suburban	Loan #6	Cut-off Date Balance:	$42,000,000
1100 Enterprise Way	Moffett Towers Building D	Cut-off Date LTV:	48.3%
Sunnyvale, CA 94089		U/W NCF DSCR:	1.83x
		U/W NOI Debt Yield:	13.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

Office - Suburban	Loan #6	Cut-off Date Balance:	$42,000,000
1100 Enterprise Way	Moffett Towers Building D	Cut-off Date LTV:	48.3%
Sunnyvale, CA 94089		U/W NCF DSCR:	1.83x
		U/W NOI Debt Yield:	13.2%

San Francisco Bay
Palo Alto Airport of Santa Clara County
Palo Alto Baylands Park
San Francisco Intl. Airport 20 miles
DON EDWARDS SAN FRANCISCO BAY NATIONAL WILDLIFE REFUGE
Bayshore Fwy
Louis Rd.
Palo Alto
Intuit
Shoreline Golf Links
Shoreline Amphitheatre
Garcia Ave.
101
Googleplex
NASA Advanced Supercomputing Division
Moffett Federal Airfield
The Golf Club at Moffett Field
Computer History Museum
Microsoft Silicon Valley Campus
NASA Ames Research Ctr.
Meta Sunnyvale Campus
Lockheed Martin
Juniper Networks
Amazon Lab126
Tech Corners Campus
Foothill Coll. Sunnyvale Center
Google Java
Caribbean Dr.
Twin Creeks Sports Complex
Sunnyvale Baylands Park
237
South Bay Fwy
Santa Clara Convention Ctr.
Levi's Stadium
Gold St.
Lafayette St.
San Antonio Rd.
X Development LLC
SAN ANTONIO
Middlefield Rd.
Yahoo
CALTRAIN
Central Expwy.
The Village at San Antonio Center
82
85
Symantec
Samsung Research
Google Quad Campus
Synopsys
LinkedIn Global HQ
VTA LIGHT RAIL
Moffett Towers Building D
1100 Enterprise Way
Sunnyvale, CA 94089
MTN. VIEW
DOWNTOWN MOUNTAIN VIEW
El Camino Blvd.
Mountain View
Apple Mathilda 3
Maude Ave.
Sunnyvale
Bayshore Fwy
Mission College
California's Great America
Great America Pkwy
Malwarebytes
Intel
Trimble Inc.
Central Expwy.
@Walmart Labs
SUNNYVALE
Apple Central and Wolfe Campus
Northrop Grumman
Scott Blvd.
Applied Materials
Ericsson
Bowers Ave.
Lawrence Expwy
San Jose Intl. Airport 2 miles
Kifer Rd.
NVIDIA
El Monte Ave.
Los Altos
Cuesta Park
Bernardo Ave.
Mary Ave.
Pastoria Ave.
Mathilda Ave.
DOWNTOWN SUNNYVALE
Evelyn Ave
LAWRENCE
Monroe St.
Springer Rd.
Miramonte Ave.
Grant Rd.
Stevens Creek Fwy
Foothill Expwy.
Remington Dr.
El Camino Real
Santa Clara
San Tomas Expwy.
280
Hollenbeck Ave.
Sunnyvale-Saratoga Rd.
Sunken Gardens Golf Course
SANTA CLARA COUNTY
El Camino Real
Benton St.
Ortega Park
Wolfe Rd.
Homestead Square Shopping Ctr.
Homestead Rd.
Cupertino Village
Kaiser Permanente Santa Clara Medical Center
Central Park
Apple Park
Infinite Loop 1
Cupertino
Junipero Serra Fwy
Pruneridge Ave.
Saratoga Ave.
Stevens Creek Blvd.
The Marketplace
Main Street Cupertino
Agilent Technology
Villa Shopping Center
De Anza College
McClellan Rd.
Cupertino Civic Center
Bubb Rd.
Bollinger Rd.
Orchard Farms Shopping Center
Rainbow
SAN JOSE
Fairfield
Vallejo
Novato
San Rafael
Richmond
Concord
Walnut Creek
Berkeley
OAKLAND
SAN FRANCISCO
Danville
San Ramon
Dublin
Livermore
Daly City
Hayward
Pleasanton
Pacific Ocean
San Mateo
Redwood City
Fremont
Palo Alto
Mtn. View
Santa Clara
Sunnyvale
SAN JOSE
Los Gatos

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

No. 6 – Moffett Towers Building D
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Sellers:	Goldman Sachs Mortgage Company, UBS AG		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	[NR/NR/Baa3]		Property Type – Subtype:	Office – Suburban
	Original Principal Balance(1):	$42,000,000		Location:	Sunnyvale, CA
	Cut-off Date Balance(1):	$42,000,000		Size(5):	357,481 SF
	% of Initial Pool Balance:	5.8%		Cut-off Date Balance Per SF(1):	$405.62
	Loan Purpose:	Recapitalization		Maturity Date Balance Per SF(1):	$405.62
	Borrower Sponsor:	Joseph K. Paul (a/k/a Jay Paul)		Year Built/Renovated:	2014 / NAP
	Guarantor:	Paul Guarantor LLC		Title Vesting:	Fee
	Mortgage Rate:	6.96000%		Property Manager:	Paul Holdings, Inc., dba Jay Paul Company
	Note Date:	July 19, 2024		Current Occupancy (As of):	100.0% (11/1/2024)
	Seasoning:	3 months		YE 2023 Occupancy:	100.0%
	Maturity Date:	August 6, 2029		YE 2022 Occupancy:	100.0%
	IO Period:	60 months		YE 2021 Occupancy:	100.0%
	Loan Term (Original):	60 months		As-Is Appraised Value:	$300,000,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF:	$839.21
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	June 12, 2024
	Call Protection(2):	L(24),YM1(3),DorYM1(26),O(7)
	Lockbox Type:	Hard/In Place Cash Management		Underwriting and Financial Information(5)
	Additional Debt(1):	Yes		TTM May 31, 2024 NOI:	$16,936,938
	Additional Debt Type (Balance)(1):	Pari Passu ($103,000,000)		YE 2023 NOI:	$17,646,474
				YE 2022 NOI:	$17,394,645
				YE 2021 NOI:	$16,837,894
				U/W Revenues:	$26,115,828
Escrows and Reserves(3)				U/W Expenses:	$6,932,478
	Initial	Monthly	Cap	U/W NOI:	$19,183,350
Taxes:	$1,035,239	$207,048	NAP	U/W NCF:	$18,749,733
Insurance:	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	1.87x / 1.83x
Replacement Reserves:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	13.2% / 12.9%
Other Reserves:	$0	Springing(4)	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	13.2% / 12.9%
				Cut-off Date LTV Ratio:	48.3%
				LTV Ratio at Maturity:	48.3%

Sources and Uses
Sources			Uses
Whole Loan Amount	$145,000,000	100.0%	Recapitalization(5)	$142,847,446	98.5%
			Closing Costs	1,117,315	0.8
			Reserves	1,035,239	0.7
Total Sources	$145,000,000	100.0%	Total Uses	$145,000,000	100.0%
(1)	The Moffett Towers Building D Mortgage Loan (as defined below) is part of the Moffett Towers Building D Whole Loan (as defined below), which is evidenced by 14 pari passu promissory notes with an aggregate original principal balance of $145,000,000. The Underwriting and Financial Information presented above is based on the aggregate principal balance of the promissory notes comprising the Moffett Towers Building D Whole Loan.
(2)	Voluntary prepayment with yield maintenance of the Moffett Towers Building D Whole Loan is permitted in whole (but not in part) on any business day on or after September 6, 2026. Defeasance of the Moffett Towers Building D Whole Loan is permitted in full at any time on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last Moffett Towers Building D Whole Loan note to be securitized and (ii) July 19, 2027. The assumed defeasance lockout period of 27 payments is based on the anticipated closing date of the WFCM 2024-5C2 securitization trust in November 2024. The actual defeasance lockout period may be longer.
(3)	See “Escrows” below for further discussion of reserve information.
(4)	On a monthly basis during a Lease Sweep Period (as defined below), the borrower is required to escrow (i) $643,031 and (ii) available cash, into a lease sweep account. The borrower will have the option, at any time and from time to time, to deliver a letter of credit to the lender in accordance with the terms and conditions set forth in the Moffett Towers Building D Whole Loan documents, in order to prevent a Lease Sweep Period from occurring.
(5)	The borrower sponsor’s recapitalization was done to refinance proceeds from the previous loan that was repaid in January 2024.

The Mortgage Loan. The sixth largest mortgage loan (the “Moffett Towers Building D Mortgage Loan”) is part of a whole loan (the “Moffett Towers Building D Whole Loan”) evidenced by 14 pari passu notes that is secured by the borrower’s fee interest in a 357,481 square foot office building located in Sunnyvale, California (the “Moffett Towers Building D Property”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

Office - Suburban	Loan #6	Cut-off Date Balance:	$42,000,000
1100 Enterprise Way	Moffett Towers Building D	Cut-off Date LTV:	48.3%
Sunnyvale, CA 94089		U/W NCF DSCR:	1.83x
		U/W NOI Debt Yield:	13.2%

The Moffett Towers Building D Mortgage Loan, which is evidenced by the non-controlling notes A-2-2, A-3-1, A-9 and A-10 has an outstanding principal balance as of the Cut-off Date of $42,000,000. The Moffett Towers Building D Whole Loan was originated on July 19, 2024 by Goldman Sachs Bank USA (“GSBI”), DBR Investments Co. Limited (“DBRI”) and UBS AG, New York Branch (“UBS AG”) and has an aggregate outstanding principal balance as of the Cut-off Date of $145,000,000. Notes A-2-2 and A-3-1, with an aggregate outstanding principal balance as of the Cut-off Date of $35,500,000 are being sold by Goldman Sachs Mortgage Company and Notes A-9 and A-10 with an aggregate outstanding principal balance of $6,500,000 as of the Cut-off Date, are being sold by UBS AG. The Moffett Towers Building D Whole Loan has a five-year term, is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the Moffett Towers Building D Whole Loan is August 6, 2029.

The Moffett Towers Building D Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMARK 2024-V10 securitization trust. The relationship between the holders of the Moffett Towers Building D Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the prospectus.

The table below identifies the promissory notes that comprise the Moffett Towers Building D Whole Loan:

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$25,000,000	$25,000,000	BMARK 2024-V10	Yes
A-2-1	7,000,000	7,000,000	BMARK 2024-V10	No
A-2-2	18,000,000	18,000,000	WFCM 2024-5C2	No
A-3-1	17,500,000	17,500,000	WFCM 2024-5C2	No
A-3-2	5,000,000	5,000,000	BMO 2024-5C6	No
A-4(1)	20,000,000	20,000,000	GACC	No
A-5-1	14,500,000	14,500,000	BMARK 2024-V10	No
A-5-2(1)	5,500,000	5,500,000	GACC	No
A-6-1(1)	6,000,000	6,000,000	GACC	No
A-6-2	5,000,000	5,000,000	BMO 2024-5C6	No
A-7	10,000,000	10,000,000	BMO 2024-5C6	No
A-8	5,000,000	5,000,000	BMO 2024-5C6	No
A-9	4,000,000	4,000,000	WFCM 2024-5C2	No
A-10	2,500,000	2,500,000	WFCM 2024-5C2	No
Total	$145,000,000	$145,000,000
(1)	Expected to be contributed to one or more future securitization trusts.

The Borrower and the Borrower Sponsor. The borrower for the Moffett Towers Building D Whole Loan is MT3 1100 LLC, a Delaware limited liability company and single purpose entity with two independent managers. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Moffett Towers Building D Whole Loan. The borrower sponsor is Joseph K. Paul (a/k/a Jay Paul). The borrower sponsor’s affiliate, Paul Guarantor LLC, a Delaware limited liability company, is the guarantor of certain non-recourse carveout liabilities under the Moffett Towers Building D Whole Loan.

The Property. The Moffett Towers Building D Property is a 357,481 SF, eight-story office building located in Sunnyvale, California that was built in 2014. The Moffett Towers Building D Property sits on approximately nine acres. The Moffett Towers Building D Property has been 100% leased to Amazon since February 2014. Amazon recently executed a seven-year renewal through February 2031 at a rental rate of $47.76 PSF with 3.0% contractual rent steps and no tenant improvement dollars. The Moffett Towers Building D Property is a portion of a larger office development known as the Moffett Towers, Phase 2 development, and represents approximately 34.6% of the square footage of the larger development. The Moffett Towers Building D Property shares common area amenities with the larger development such as a parking structure, fitness club, swimming pool, and outdoor patio.

The Moffett Towers Building D Property is part of the larger Moffett Towers Campus development, which is comprised of seven buildings built by the borrower sponsor. The campus totals 1.8 million SF of LEED certified Gold, Class A office space that is currently 100% leased. Since taking occupancy in 2014, Amazon has invested an estimated $45.0 million ($125 PSF) into the Moffett Towers Building D Property. This includes six floors of office space and a specialized lab buildout of the first two floors.

Sole Tenant.

The sole tenant at the Moffett Towers Building D Property is Amazon, pursuant to a NNN lease with a 10-year initial term that commenced in February 2014 and was recently extended through February 28, 2031. Founded in 1994 and headquartered in Seattle, Washington and Arlington, Virginia, Amazon is an online retailer and web service provider offering a wide range of products and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

Office - Suburban	Loan #6	Cut-off Date Balance:	$42,000,000
1100 Enterprise Way	Moffett Towers Building D	Cut-off Date LTV:	48.3%
Sunnyvale, CA 94089		U/W NCF DSCR:	1.83x
		U/W NOI Debt Yield:	13.2%

services. The Amazon lease at the Moffett Towers Building D Property is guaranteed by Amazon.com, Inc. (rated A1/AA/AA- by Moody’s/S&P/Fitch). The Amazon lease does not contain any termination options.

The following table presents certain information relating to sole tenant at the Moffett Towers Building D Property:

Tenant Summary(1)

Tenant Name	Tenant Type	Credit Rating (Fitch/ Moody's/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Rent(3)	% of Total Annual U/W Rent(3)	Annual U/W Rent PSF			Ext. Options
								Term. Option (Y/N)	Lease Expiration Date
Amazon	Office	AA-/A1/AA	357,481	100.0%	$17,585,491	100.0%	$49.19	N	2/28/2031	2 x 7 Yr
Total/Wtd. Avg.			357,481	100.0%	$17,585,491	100.0%	$49.19

Occupied Total			357,481	100.0%	$17,585,491	100.0%	$49.19
Vacant Space			0	0.0
Total/Wtd. Avg.			357,481	100.0%
(1)	Based on the underwritten rent roll dated November 1, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Moffett Towers Building D Property:

Lease Expiration Schedule(1)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent(1)	Annual U/W Base Rent PSF(1)
2024 & MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	1	357,481	100.0%	357,481	100.0%	$17,585,491	100.0%	$49.19
2032	0	0	0.0%	357,481	100.0%	$0	0.0%	$0.00
2033	0	0	0.0%	357,481	100.0%	$0	0.0%	$0.00
2034	0	0	0.0%	357,481	100.0%	$0	0.0%	$0.00
2035 & Beyond	0	0	0.0%	357,481	100.0%	$0	0.0%	$0.00
Vacant	0	NAP	0.0%	357,481	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	1	357,481	100.0%			$17,585,491	100.0%	$49.19
(1)	Based on the underwritten rent roll dated November 1, 2024.

The following table presents historical occupancy percentages at the Moffett Towers Building D Property:

Historical Occupancy

Historical and Current Occupancy(1)
2020	2021	2022	2023	Current(2)
100.0%	100.0%	100.0%	100.0%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Based on the underwritten rent roll dated November 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

Office - Suburban	Loan #6	Cut-off Date Balance:	$42,000,000
1100 Enterprise Way	Moffett Towers Building D	Cut-off Date LTV:	48.3%
Sunnyvale, CA 94089		U/W NCF DSCR:	1.83x
		U/W NOI Debt Yield:	13.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Moffett Towers Building D Property:

Cash Flow Analysis

	2020	2021	2022	2023	TTM 5/31/2024	U/W	%(1)	U/W $ per SF
Base Rent(2)	$15,946,343	$16,424,733	$16,917,475	$17,295,285	$17,239,787	$17,585,491	65.0%	$49.19
Credit Tenant Rent Steps(3)	0	0	0	0	0	2,138,038	7.9	5.98
Amenity Use Fee	387,155	398,769	410,732	419,905	418,558	414,509	1.5	1.16
Commercial Reimbursement Revenue	4,962,579	5,509,335	5,785,025	6,212,580	6,163,846	6,932,235	25.6	19.39
Gross Potential Rent	$21,296,076	$22,332,837	$23,113,232	$23,927,769	$23,822,190	$27,070,273	100.0%	$75.73
Vacancy Loss	0	0	0	0	0	(954,446)	-3.5	(2.67)
Effective Gross Income	$21,296,076	$22,332,837	$23,113,232	$23,927,769	$23,822,190	$26,115,828	96.5%	$73.06
Real Estate Taxes	2,299,865	2,348,647	2,376,645	2,409,276	2,411,718	2,412,207	9.2	6.75
Insurance	488,785	657,794	775,578	881,569	922,957	959,323	3.7	2.68
Repairs & Maintenance	1,762,488	1,959,668	2,034,583	2,443,900	3,004,668	3,004,668	11.5	8.41
Management Fee	478,390	492,742	507,524	518,859	517,194	527,565	2.0	1.48
General and Administrative - Direct	28,224	31,849	27,439	27,388	28,473	28,473	0.1	0.08
Other Expenses	605	4,243	(3,183)	302	242	242	0.0	0.00
Total Expenses	$5,058,357	$5,494,943	$5,718,587	$6,281,296	$6,885,252	$6,932,478	26.5%	$19.39
Net Operating Income	$16,237,719	$16,837,894	$17,394,645	$17,646,474	$16,936,938	$19,183,350	73.5%	$53.66
Capital Expenditures	0	0	0	0	0	71,496	0.3	$0.20
TI/LC	0	0	0	0	0	362,121	1.4	$1.01
Net Cash Flow	$16,237,719	$16,837,894	$17,394,645	$17,646,474	$16,936,938	$18,749,733	71.8%	$52.45

NOI DSCR(4)	1.59x	1.65x	1.70x	1.72x	1.66x	1.87x
NCF DSCR(4)	1.59x	1.65x	1.70x	1.72x	1.66x	1.83x
NOI DY(4)	11.2%	11.6%	12.0%	12.2%	11.7%	13.2%
NCF DY(4)	11.2%	11.6%	12.0%	12.2%	11.7%	12.9%
(1)	% column represents percent of Gross Potential Rent for revenue lines and percent of Effective Gross Income for all remaining fields.
(2)	Based on the underwritten rent roll dated November 1, 2024.
(3)	Credit Tenant Rent Steps reflects the present value of contractual rent step increments for Amazon's investment-grade credit rating.
(4)	Debt service coverage ratios and debt yields are based on the Moffett Towers Whole Loan.

Appraisal. According to the appraisal dated July 1, 2024, the Moffett Towers Building D Property had an “as-is” appraised value of $300,000,000.

Environmental. According to the Phase I environmental report dated August 31, 2023, there are no recognized environmental conditions or recommendations for further action at the Moffett Towers Building D Property.

Market Overview and Competition. The Moffett Towers Building D Property sits in the Moffett Park submarket, which is located within the greater San Jose-Sunnyvale-Santa Clara metropolitan statistical area, alternatively referred to as the Silicon Valley office market. As of the first quarter of 2024, Moffett Park office submarket vacancy is 15.0%, according to a third-party market research report. Sunnyvale is considered a hub for the video game industry and is the former location of Atari’s headquarters. The top employers in Sunnyvale are Google, Apple, LinkedIn, Lockheed Martin Space Systems, and Amazon.

Escrows. At origination of the Moffett Towers Building D Whole Loan, the borrower deposited approximately $1,035,239 into an upfront tax reserve.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months (initially, approximately $207,048).

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments (initially, approximately $79,944). Such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Moffett Towers Building D Whole Loan documents and the borrower provides evidence of the renewal of any insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums. At origination of the Moffett Towers Building D Whole Loan, an acceptable blanket policy was in place.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

Office - Suburban	Loan #6	Cut-off Date Balance:	$42,000,000
1100 Enterprise Way	Moffett Towers Building D	Cut-off Date LTV:	48.3%
Sunnyvale, CA 94089		U/W NCF DSCR:	1.83x
		U/W NOI Debt Yield:	13.2%

Replacement Reserve – On a monthly basis during a Trigger Period (as defined below), the borrower is required to escrow approximately $71,496 for the payment or reimbursement of approved capital expenses.

Lease Sweep Reserve – On a monthly basis during a Lease Sweep Period (as defined below), the borrower is required to escrow $643,031 and available cash (as described under “Lockbox / Cash Management” below) into a lease sweep account. The borrower will have the option, at any time and from time to time, to deliver a letter of credit to the lender (as described under “Lockbox / Cash Management” below) in accordance with the terms and conditions set forth in the Moffett Towers Building D Whole Loan documents, in order to prevent the commencement of a Lease Sweep Period (or, if already triggered, to terminate such Lease Sweep Period).

Lockbox / Cash Management. The Moffett Towers Building D Whole Loan is structured with a hard lockbox and in place cash management. The borrower and the property manager, as applicable, are required to cause all rents to be deposited directly into a lender-controlled lockbox account. All revenues received by the borrower or property manager, as applicable, are required to be deposited in the lockbox account within one business day of receipt. Funds in the lockbox account are required to be swept daily into a cash management account and applied according to the cash flow waterfall in the Moffett Towers Building D Whole Loan documents. During a Trigger Period, excess cash flow is required to be swept to an excess cash flow subaccount to be held as additional collateral for the Moffett Towers Building D Whole Loan, unless a Lease Sweep Period exists, in which case all excess cash will be swept to a lease sweep reserve for leasing expenses in connection with a replacement Lease Sweep Lease (as defined below).

A “Trigger Period” means a period commencing upon (i) the occurrence of an event of default, (ii) the commencement of a Low DSCR Period (as defined below) or (iii) the commencement of a Lease Sweep Period; and ending if (A) with respect to a Trigger Period commenced pursuant to clause (i), the event of default commencing the Trigger Period has been cured and such cure has been accepted by the lender (and no other event of default is then continuing), (B) with respect to a Trigger Period commenced due to clause (ii), the Low DSCR Period has ended pursuant to the terms of the Moffett Towers Building D Whole Loan documents (and no other Trigger Period is then continuing), and (C) with respect to a Trigger Period commenced due to clause (iii), the Lease Sweep Period has ended pursuant to the terms of the Moffett Towers Building D Whole Loan documents, as described below (and no other Trigger Period is continuing).

A “Lease Sweep Period”:

(i) will commence on the first monthly payment date following the earliest to occur of any of the following (each, a “Lease Sweep Trigger”):

(a) the date on which, with respect to any “Lease Sweep Lease” (defined as (x) the Amazon lease or (y) any lease which is entered into by borrower in replacement of the Amazon lease, and that, either individually, or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such replacement lease, demises lease sweep space equal to or greater than 75% or more of the rentable square feet demised under the applicable Lease Sweep Lease as of the loan origination date), (i) the related tenant cancels or terminates its Lease Sweep Lease with respect to all or a material portion of the space subject to such Lease Sweep Lease prior to the then current expiration date under such Lease Sweep Lease, or (ii) the related tenant delivers to the borrower or property manager a notice to the effect that it is canceling or terminating its Lease Sweep Lease with respect to all or a material portion of the space subject to such Lease Sweep Lease; provided, however, no Lease Sweep Period will commence pursuant this clause (i)(a) if, in connection with such termination or cancellation (or delivery of notice of termination or cancellation), the borrower simultaneously enters into a replacement lease(s) with one or more investment-grade entities covering the terminated space, provided that such replacement lease is a Qualified Lease (as defined below) and provided that the Occupancy Conditions (as defined below) are satisfied with respect to such replacement lease within ten business days of the date of such termination or cancellation (or delivery of notice of termination or cancellation);

(b) the date on which, with respect to any Lease Sweep Lease, the related tenant ceases operating its business (i.e., “goes dark”) at 20% or more of its space on a rentable square foot basis; provided, however, that if the tenant (x) is Amazon, (y) is one or more investment-grade entities or (z) has subleased the dark space portion of its premises to one or more investment-grade entities which has accepted delivery thereof (i.e., the lease has commenced) and is paying unabated rent at a contract rate no less than the contract rate required under the Lease Sweep Lease, in any such case, such tenant will be deemed not to have ‘gone dark’ for purposes of this clause (b) and no Lease Sweep Period will commence pursuant to this clause (b);

(c) upon a default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period;

(d) upon the occurrence of an insolvency proceeding of the tenant under a Lease Sweep Lease;

(e) the date on which, with respect to the Amazon lease, neither Amazon nor its parent company is rated as an investment-grade entity; or

(f) solely with respect to the occurrence of a casualty during any period when the Amazon lease is in effect, upon the delivery of a Repair Notice (as such term is defined in the Amazon lease) to Amazon that indicates that the anticipated period for repairing the damage resulting from such casualty exceeds 270 days from the date of such casualty (a Repair Notice in such case, a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

Office - Suburban	Loan #6	Cut-off Date Balance:	$42,000,000
1100 Enterprise Way	Moffett Towers Building D	Cut-off Date LTV:	48.3%
Sunnyvale, CA 94089		U/W NCF DSCR:	1.83x
		U/W NOI Debt Yield:	13.2%

“Termination Option Repair Notice”), pursuant to which Amazon has the option to terminate subject to the terms and conditions set forth in the Amazon lease; and

(ii) will end on the earliest of the applicable of the following to occur:

(1) in the case of clause (i)(a), the date on which, with respect to each Lease Sweep Lease space, one or more replacement tenants acceptable to the lender (in its sole but good faith discretion) execute and deliver replacement lease(s) covering the requisite space, provided that such replacement lease(s) are qualified leases and provided that the Occupancy Conditions are satisfied;

(2) in the case of clause (i)(b) or (i)(e), the date on which either (A) with respect to clause (i)(b) one or more replacement tenants acceptable to the lender (in its sole but good faith discretion) execute and deliver replacement lease(s) covering the requisite space, provided that such replacement tenant(s) and lease(s) are Qualified Leases and provided that the Occupancy Conditions are satisfied or (B) for a dark period event with respect to clause (i)(b) or an Amazon downgrade event (with respect to clause (1)(e)), Amazon (or its parent) is restored as an investment-grade entity or the entirety of the lease sweep space has been sublet to an investment-grade entity which has accepted delivery thereof (i.e., the lease has commenced) and is paying unabated rent (or, alternatively, sufficient funds have been deposited into the lease sweep account to account for all remaining scheduled free rent periods or rent abatements periods under such lease) at a contract rate no less than the contract rate required under the Lease Sweep Lease;

(3) in the case of clause (i)(c) above, the date on which the subject default has been cured and no other default under such Lease Sweep Lease occurs for a period of three consecutive months following such cure;

(4) in the case of clause (i)(d) above, the applicable tenant insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender;

(5) in the case of clause (i)(f) above, if Amazon does not exercise (or does not send notice to the borrower of its intention to exercise) its right to terminate the Amazon lease within 45 days after the delivery to Amazon of a Termination Option Repair Notice;

(6) in the case of clause (i)(f) above, if Amazon does exercise (or sends notice to the borrower of its intention to exercise) its right to terminate the Amazon lease after receipt of such Termination Option Repair Notice, the date on which all of the following are satisfied: (A) the entirety of the applicable lease sweep space is leased pursuant to one or more Qualified Leases and (B) the Occupancy Conditions are satisfied with respect to all such Qualified Leases;

(7) in the case of all Lease Sweep Triggers, the date on which the borrower has delivered a letter of credit to the lender with a face amount equal to $7,716,370, unless, the applicable Lease Sweep Lease space has been leased pursuant to one or more leases which, in the aggregate, (x) require the borrower to incur expenses, including the payment of brokerage commissions, completion of tenant improvements or payment of tenant allowances, and/or (y) provide for free rent periods and/or rent abatement periods with respect to rent amounts, which, in the lender’s determination, exceed $7,716,370 (in which case the Lease Sweep Period in question will continue until the borrower satisfies clause (1) above); and

(8) in the case of all Lease Sweep Triggers other than a tenant insolvency proceeding, the date on which the aggregate amount of funds transferred into the lease sweep account (including any related termination payments with respect to the Lease Sweep Lease(s) in question deposited into the lease sweep account) equals the applicable lease sweep reserve cap set forth in the Moffett Towers Building D Whole Loan documents (for the avoidance of doubt: (x) a Lease Sweep Period terminating pursuant to this clause (ii)(8) will terminate once funds in an amount equal to the applicable lease sweep reserve cap (representing an aggregate amount equal to $55.00 per square foot of the applicable tenant space (except such cap will not apply in the event of a lease sweep tenant insolvency proceeding)) have been transferred into the lease sweep account over the course of the Lease Sweep Period; but all of such funds will not have to be, at any one time, on deposit all at once in such lease sweep account) and (y) if a Lease Sweep Trigger is continuing due to the occurrence of more than one Lease Sweep Trigger, the aggregate amount of funds required to be transferred over the course of the Lease Sweep Period will be equal to the amount of the largest lease sweep reserve cap applicable to all then continuing Lease Sweep Triggers, such that each Lease Sweep Trigger will be treated as concurrent and not duplicative or independent of another.

A “Low DSCR Period” will (i) commence if, as of any calculation date, (A) the Moffett Towers Building D Property is not fully leased to either (a) Amazon or (b) an investment-grade entity with a credit rating that is at least equal to the credit rating of Amazon as of the origination date, in either case pursuant to a lease that is substantially on the same or better terms as the Amazon lease, and (B) the debt service coverage ratio is less than 1.10x and (ii) will end on the date a debt service coverage ratio of at least 1.10x is achieved for at least one calculation date, as determined by the lender.

“Occupancy Conditions” means, with respect to the Lease Sweep Lease space in question, (I) with respect to Lease Sweep Lease space at least equal to the requisite space, the delivery by the borrower to the lender of evidence reasonably satisfactory to the lender (including an estoppel certificate executed by the relevant tenant) that (A) the entirety of such requisite space is leased (or, in the case of a lease renewal or extension, continues to be leased) under one or more Qualified Leases, (B) all contingencies under the lease or leases of the Lease Sweep Lease space in question (or the lease renewal or extension) to the effectiveness of such lease(s) have been satisfied and the rent commencement date under all such lease(s) has been set, (C) all leasing commissions payable in connection

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

Office - Suburban	Loan #6	Cut-off Date Balance:	$42,000,000
1100 Enterprise Way	Moffett Towers Building D	Cut-off Date LTV:	48.3%
Sunnyvale, CA 94089		U/W NCF DSCR:	1.83x
		U/W NOI Debt Yield:	13.2%

with the lease or leases of the Lease Sweep Lease space in question (or the lease renewal or extension) have been paid and all tenant improvement obligations or other landlord obligations of an inducement nature have either been completed or paid in full or, alternatively, sufficient funds have been retained in the lease sweep account for such purposes (the “Unpaid TILC Obligation Amount”), (D) the tenant under the lease or leases of the Lease Sweep Lease space in question (or the lease renewal or extension) has actually commenced paying full contractual rent and any initial free rent period or period of partial rent abatements has expired or, alternatively, sufficient funds will be retained in the lease sweep account to account for all remaining scheduled free rent periods or rent abatements (the “Remaining Rent Abatement Amount” and, collectively with the Unpaid TILC Obligation Amount, the “Unpaid Landlord Obligations Amount”), and (E) the tenant(s) under the lease or leases of the Lease Sweep Lease space in question (or the lease renewal or extension) have accepted delivery of the demised premises (i.e., the lease has commenced), (II) in the event that the conditions under the foregoing clause (I) are satisfied by Qualified Leases that demise requisite space that is less than 100% of the rentable square feet demised under the Amazon lease as of the origination date (the difference between such space leased under the Amazon lease and the space leased under such Qualified Lease demised to satisfy the foregoing clause (I) being the “Remaining Lease Sweep Space”), the then aggregate amount of funds on deposit in the lease sweep account on account of the Remaining Lease Sweep Space and not previously disbursed or applied (and not allocable to the Unpaid Landlord Obligations Amount), is equal to or greater than the product of (x) the applicable per rentable square foot lease sweep reserve cap and (y) the rentable square feet of the Remaining Lease Sweep Space (including, without limitation, all approved leasing expenses, free rent periods and/or rent abatement periods) and (III) the debt service coverage ratio after giving effect to the lease or leases of the Lease Sweep Lease space in question (or the lease renewal or extension) (taking into account the Remaining Rent Abatement Amount as rents) is no less than a debt service coverage ratio of at least 1.20x.

A “Qualified Lease” means a replacement Lease Sweep Lease or a renewal or extension of an existing Lease Sweep Lease (i) entered into in accordance with the Moffett Towers Building D Whole Loan documents, (ii) (A) in the case of any lease renewal or extension, having an initial term of no less than seven years from the date that the term of the lease being renewed or extended expired (or will expire, if applicable) or (B) in the case of any replacement lease, having an initial term of no less than seven years from the date that the term of the lease being replaced expired and (iii) on economic terms (e.g., base rent, additional rent and recoveries, tenant improvement allowances, etc.) at least as favorable to the landlord as those contained in the Lease Sweep Lease being replaced, renewed or extended; provided, that, in the event the economic terms in the Lease Sweep Lease being replaced are not commercially reasonable for the market at such time in question, such economic terms may be reduced to reflect such market terms, subject to the lender’s reasonable approval.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine or Subordinate Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

Mixed-use – Office / Retail	Loan #7	Cut-off Date Balance:	$40,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY 10112		U/W NCF DSCR:	3.17x
		U/W NOI Debt Yield:	18.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

Mixed-use – Office / Retail	Loan #7	Cut-off Date Balance:	$40,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY 10112		U/W NCF DSCR:	3.17x
		U/W NOI Debt Yield:	18.2%

CENTRAL PARK
The Pond
MANHATTAN
Midtown
Diamond District
ROCKEFELLER CENTER
W. 59th St.
W. 58th St.
W. 57th St.
W. 56th St.
W. 55th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 41st St.
E. 40th St.
E. 39th St.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
Vanderbilt Ave.
Broadway
METRO NORTH
222 Central Park South
JW Marriott Essex House
The Ritz-Carlton New York
Plaza Hotel
Central Park Tower
111 West 57th Street
9 West 57th
Theodore Roosevelt Home
Carnegie Hall
Le Méridien New York
The Crown Building
Park Central Hotel NY
New York City Center
St. Regis Hotel
The Peninsula New York
Conrad New York Midtown
New York Hilton Midtown
53W53
Museum of Modern Art
Broadway Theater
Baccarat Hotel
666 Fifth Avenue
Park Avenue Plaza
Wells Fargo
AXA Equitable Building
75 Rockefeller Plaza
345 Park
The Michelangelo
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Lotte NY Palace
ITT Building
The Fifty Sonesta New York
1251 Ave. of the Americas
Ice Rink
Saks Fifth Avenue
Santander Bank Financial Center
Waldorf Astoria
GE Building
1 Rockefeller Plaza
Tower 49
Inter Continental NY Barclay
Morgan Stanley Building
Cort Theatre
News Corp. Building
JPMorgan Chase Tower
The Lexington Hotel
Kimpton Muse Hotel
Gemological Institute of America
383 Madison
245 Park Avenue
NY Marriott Marquis
Lyceum Theatre
AKA Times Square
Hotel St. James
The Roosevelt Hotel
Viacom Intl.
Belasco Theatre
Cassa Hotel NY 45th Street
Sofitel New York
The Yale Club of NYC
MetLife Building
450 Lexington Avenue
Bank of America Tower
The Chatwal
Grand Central Terminal
Paramount Building
TIMES SQUARE
4 Times Square
505 Fifth Ave.
One Vanderbilt
Consulate General of Australia
5TH AVE/59TH ST
57TH ST/7TH AVE
57TH ST
7TH AVE/53RD ST
5TH AVE/53RD ST
50TH ST/BROADWAY
51ST ST/LEXINGTON
49TH ST
ROCKEFELLER CTR.
TIMES SQUARE
5TH AVE
GRAND CENTRAL
GRAND CENTRAL/42ND ST
N Q R W
Upper West Side
Upper East Side
Astoria
Central Park
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Midtown
Long Island City
Union City
MANHATTAN
Greenpoint
Williamsburg
Hoboken
Greenwich Village
NEW JERSEY
SoHo
Chinatown
Tribeca
BROOKLYN
JERSEY CITY
Downtown Brooklyn
Brooklyn Heights
Park Slope

Rockefeller Center

1	30 Rockefeller Plaza	New York, NY	9	610 Fifth Avenue	New York, NY
2	45 Rockefeller Plaza	New York, NY	10	1270 Avenue Of The Americas	New York, NY
3	10 Rockefeller Plaza	New York, NY	11	30 Rock Condos	New York, NY
4	1230 Avenue Of The Americas	New York, NY	12	The Little Nell	New York, NY
5	50 Rockefeller Plaza	New York, NY	13	Radio City Music Hall	New York, NY
6	1 Rockefeller Plaza	New York, NY	14	1240 Avenue Of The Americas	New York, NY
7	600 Fifth Avenue	New York, NY	15	1258 Avenue Of The Americas	New York, NY
8	620 Fifth Avenue	New York, NY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

Mixed-use – Office / Retail	Loan #7	Cut-off Date Balance:	$40,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY 10112		U/W NCF DSCR:	3.17x
		U/W NOI Debt Yield:	18.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

No. 7 – Rockefeller Center
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Sellers:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	[AAA/AAA/TBD]		Property Type – Subtype(6):	Various - Various
	Original Principal Balance(1):	$40,000,000		Location:	New York, NY
	Cut-off Date Balance(1):	$40,000,000		Size:	7,207,470 SF
	% of Initial Pool Balance:	5.6%		Cut-off Date Balance Per SF(1):	$273.12
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$273.12
	Borrower Sponsor:	Tishman Speyer Properties, L.P. and Henry Crown and Company S LLC		Year Built/Renovated:	Various/Various
	Guarantor:	Tishman Speyer Crown Equities LLC		Title Vesting:	Fee
	Mortgage Rate(2):	5.39209%		Property Manager:	Tishman Speyer Properties, L.L.C. (borrower-related)
	Note Date:	October 18, 2024		Current Occupancy (As of):	92.6% (7/1/2024)
	Seasoning:	0 months		YE 2023 Occupancy:	90.7%
	Maturity Date:	November 9, 2029		YE 2022 Occupancy:	90.7%
	IO Period:	60 months		YE 2021 Occupancy:	89.4%
	Loan Term (Original):	60 months		As-Is Appraised Value(7):	$6,100,000,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF(7):	$846.34
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date(7):	July 31, 2024
	Call Protection(3):	L(24),D(29),O(7)

	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(8)
	Additional Debt:	Yes		TTM NOI (7/31/2024):	$305,588,525
	Additional Debt Type (Balance)(1)(4):	Pari Passu ($1,928,500,000); B-Note ($1,531,500,000); Future Mezzanine		YE 2023 NOI:	$272,403,335
				YE 2022 NOI:	$256,670,015
				YE 2021 NOI:	$210,968,405
				U/W Revenues:	$746,062,620
Escrows and Reserves(5)				U/W Expenses:	$386,983,682
	Initial	Monthly	Cap	U/W NOI:	$359,078,938
Taxes	$0	Springing	NAP	U/W NCF:	$336,015,034
Insurance	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	3.38x / 3.17x
Replacement Reserve	$0	Springing	$2,162,241	U/W Debt Yield based on NOI/NCF(1):	18.2% / 17.1%
TI/LC Reserve	$0	$1,801,868	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	18.2% / 17.1%
Specified Tenant Reserves:	$246,794,668	$0	NAP	Cut-off Date LTV Ratio(1):	32.3%
				LTV Ratio at Maturity(1):	32.3%

Sources and Uses
Sources			Uses
Whole Loan Amount	$3,500,000,000	100.0%	Senior CMBS Loan Payoff	$1,693,761,952	48.4%
			Mezzanine Loan Payoff	$1,232,641,045	35.2
			Upfront Reserves	$246,794,668	7.1
			Return of Equity	$160,315,156	4.6
			Closing Costs	$89,694,962	2.6
			30 Rock Condo Acquisition Loan(8)	$76,792,216	2.2
Total Sources	$3,500,000,000	100.0%	Total Uses	$3,500,000,000	100.0%
(1)	The Rockefeller Center Mortgage Loan (as defined below) is part of the Rockefeller Center Whole Loan (as defined below) with an original aggregate principal balance of $3,500,000,000. The Underwriting and Financial Information presented above are based on the Rockefeller Center Senior Loan (as defined below). The Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W NOI Debt Yield, U/W NOI Debt Yield at Maturity, U/W NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based upon the Rockefeller Center Whole Loan are $486, $486, 10.3%, 10.3%, 1.54x, 57.4% and 57.4%, respectively.
(2)	Reflects the Rockefeller Center Senior Loan only. The Rockefeller Center Subordinate Companion Loan (as defined below) bears interest at the rate of 7.29912823832844% per annum.

(3)    Defeasance of the Rockefeller Center Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Rockefeller Center Whole Loan to be securitized and (b) December 9, 2027. The assumed defeasance lockout period of 24 payments is based on the closing date of the WFCM 2024-5C2 transaction in November 2024.

(4)	See “The Mortgage Loan” and “Subordinate and Mezzanine Indebtedness” below for further discussion of additional debt.
(5)	See “Escrows” below for further discussion of reserve requirements.
(6)	See “The Properties” section below for further discussion.
(7)	The individual properties for the Rockefeller Center Properties (as defined below) have a combined appraised value of $6,090,000,000, which was rounded to $6,100,000,000 by the appraiser for the portfolio value.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

Mixed-use – Office / Retail	Loan #7	Cut-off Date Balance:	$40,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY 10112		U/W NCF DSCR:	3.17x
		U/W NOI Debt Yield:	18.2%

(8)	The 30 Rock Condo Acquisition Loan encumbers approximately 215,000 SF (approximately 13% of 30 Rockefeller Plaza property’s SF) across six floors at the 30 Rockefeller Plaza property. The condos were purchased from NBC in 2007 and separately financed.

The Mortgage Loan. The seventh largest mortgage loan (the “Rockefeller Center Mortgage Loan”) is part of a whole loan evidenced by six senior promissory notes in the aggregate original principal amount of $1,968,500,000 (the “Rockefeller Center Senior Loan”) and two subordinate B-Notes in the original principal amount of $1,531,500,000 that are subordinate to the Rockefeller Center Senior Loan (the “Rockefeller Center Subordinate Companion Loan”, and together with the Rockefeller Center Senior Loan, the “Rockefeller Center Whole Loan”). The Rockefeller Center Whole Loan was co-originated by Bank of America, N.A. (“BANA”) and Wells Fargo Bank, National Association (“WFB”). The Rockefeller Center Whole Loan is secured by the borrowers’ fee simple interest in a 7,207,470 SF, 13-building mixed use office and retail (including attractions) complex located in New York, NY (the “Rockefeller Center Properties” or “Rockefeller Center”). The Rockefeller Center Mortgage Loan is evidenced by the non-controlling Note A-4 and Note A-6 with an aggregate outstanding principal balance as of the Cut-off Date of $40,000,000. The Rockefeller Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the ROCK Trust 2024-CNTR securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Rockefeller Center AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Whole Loans” in the prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Senior Notes
A-1	$1,121,100,000	$1,121,100,000	ROCK 2024-CNTR	Yes
A-2	$747,400,000	$747,400,000	ROCK 2024-CNTR	No
A-3(1)	$30,000,000	$30,000,000	BANA	No
A-4	$20,000,000	$20,000,000	WFCM 2024-5C2	No
A-5(1)	$30,000,000	$30,000,000	BANA	No
A-6	$20,000,000	$20,000,000	WFCM 2024-5C2	No
Total Senior Notes	$1,968,500,000	$1,968,500,000

Subordinate Notes
B-1, B-2	$1,531,500,000	$1,531,500,000	ROCK 2024-CNTR	No
Total (Whole Loan)	$3,500,000,000	$3,500,000,000
(1)	Expected to be securitized in future transactions.

The Borrowers and Borrower Sponsors. The borrowers are RCPI Landmark Properties, L.L.C., RCPI 30 Rock 22234849, L.L.C. and RCPI 600 Fifth Holdings, L.L.C., each a Delaware limited liability company and single purpose entity with two independent directors. The borrowers are owned by a joint venture between the borrower sponsors, Tishman Speyer Properties, L.P. (“Tishman”) and Henry Crown and Company S LLC (“HCC”). The non-recourse carveout guarantor for the Rockefeller Center Whole Loan is Tishman Speyer Crown Equities LLC. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Rockefeller Center Whole Loan.

Tishman Speyer is a leading owner, developer, operator, and fund manager of real estate around the world. Founded in 1978, Tishman Speyer is active across the United States, Europe, Latin America, and Asia, building and managing premier office, residential, life science, and retail space in over 35 key global markets for industry-leading tenants. Their assets include New York City's Rockefeller Center, The Springs in Shanghai, Paris Bourse in Paris, and Frankfurt’s OpernTurm and TaunusTurm. Tishman Speyer operates and owns a portfolio of over 84 million SF worth nearly $65 billion.

HCC has origins dating back to 1919 and is a Chicago-based, privately held organization that oversees the interests of the Crown Family. Their portfolio includes investments in publicly traded securities, real estate, private investments, and privately held operating companies.

The Properties. The Rockefeller Center Properties comprise of 7,207,470 SF, 13-building mixed-use office and retail buildings located on a 12-acre site in Midtown Manhattan. The Rockefeller Center Properties encompass the six square blocks between Fifth Avenue and Avenue of the Americas to the east and the west, respectively, and West 48th and West 51st Streets to the south and the north, respectively. The Rockefeller Center Properties comprises primarily Class A mixed use towers, as well as various retail and other attraction uses throughout the center. In 1985, Rockefeller Center was declared a landmark by the New York City Landmarks Preservation Commission. The Rockefeller Center is an internationally known office, retail, and tourist destination that contains a wide range of attractions including: the Top of the Rock Observation Deck, The Rink at Rockefeller Center, The Rainbow Room, 620 Loft & Gardens and Radio Park, a 24,000 SF private outdoor park on top of Radio City Music Hall exclusively for Rockefeller Center tenants during business hours, but open to the public for private events.

In total, the Rockefeller Center Properties consist of approximately 5.5 million SF of office space, approximately 1.4 million SF of retail space, and approximately 280,000 SF of storage space. As of July 1, 2024, the Rockefeller Center Properties were 92.6% leased to a diverse tenant roster of more than 400 unique tenants with a weighted average lease term of approximately 10 years. As of TTM July 2024, the Rockefeller Center Properties have seen more than 35 million visitors that have accounted for approximately $369 million in total sales. The Rockefeller Center Properties also include a 24/7 652-space garage. The Rockefeller Center Properties were constructed in phases from 1890-1952, centered around a private street, known as Rockefeller Plaza (the “Plaza”). From 2019 through July 2024, the borrower sponsor invested approximately $419.1 million across Rockefeller Center to add to the existing entertainment options at the Rockefeller Center Properties, modified the elevators at 45 Rock, and made other base building improvements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

Mixed-use – Office / Retail	Loan #7	Cut-off Date Balance:	$40,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY 10112		U/W NCF DSCR:	3.17x
		U/W NOI Debt Yield:	18.2%

The borrower sponsors own a condominium interest in three interconnected buildings (30 Rockefeller Plaza property, 1250 Avenue of the Americas property, and the Studio building between and contiguous to 30 Rockefeller Plaza property and 1250 Avenue of the Americas property) totaling 54 condominium units, and an approximately 53.1% undivided interest in the common elements. The borrower’s collateral includes the following floors: subbasement, concourse, exterior patio, street level, mezzanine level, mechanical space on floor 2, 19, 20, 22-45, 48-50, 54-69 and the roof, and excludes the following floors: 2 (with the exception of select mechanical space) 3-18, 21, 46- 47 and 51-53. The balance of the condominium units are owned by an NBC-affiliated entity (NBCUniversal Atlas LLC, a Delaware limited liability company), and leased (or sub-leased, as the case may be) to NBC. Expenses of the condominium are shared among the owners in accordance with their respective interests therein. The condominium is governed by a five-member board of managers, three of whom are selected by the borrower and two of whom are selected by NBC. Substantially all management decisions are vested in an “executive committee” consisting of the three managers selected by the borrower, provided that certain capital improvements and/or alterations that may adversely affect NBC or the condominium are subject to prior review and comment by NBC.

The following table presents certain information for the Rockefeller Center Properties:

Rockefeller Center Properties Summary
Property	Year Built	Property Type/Sub Type	Allocated Loan Amount	Size(1)	Occ.(1)	Top Tenant(1)		UW NOI	% UW NOI	Appraised Value(2)
							% SF
30 Rockefeller Plaza(3)(4)	1932	Mixed Use/ Office/Retail	$843,136,667	1,627,738	89.9%	Deloitte LLP	31.1%	$162,927,882	45.4%	$2,602,679,711
30 Rock Condos(5)	1932	Office/CBD	$32,283,400	NAP	NAP	NAP	NAP	NAV	NAV	$100,000,000
610 Fifth Avenue	1932	Mixed Use/ Office/Retail	$59,673,667	134,265	89.8%	Catterton Latin America Management L.L.C.	13.6%	$10,060,108	2.8%	$185,000,000
620 Fifth Avenue(6)	1936	Mixed Use/ Office/Retail	$72,609,533	124,152	99.2%	NBC	40.7%	$8,856,480	2.5%	$225,000,000
10 Rockefeller Plaza(7)	1939	Mixed Use/ Office/Retail	$150,393,400	481,299	100.0%	Christie's	54.0%	$22,308,605	6.2%	$466,000,000
The Little Nell(7)	1939	Other/ Full Service	$32,283,400	160,019	100.0%	Little Nell Big Apple	100.0%	NAV	NAV	$100,000,000
1 Rockefeller Plaza	1936	Office/ CBD	$79,077,467	613,308	91.5%	Atalaya Capital Management LP	4.2%	$13,970,917	3.9%	$245,000,000
45 Rockefeller Plaza	1934	Mixed Use/ Office/Retail	$277,502,267	1,299,726	91.4%	Baker & Hostetler LLP	11.8%	$54,313,260	15.1%	$860,000,000
50 Rockefeller Plaza	1938	Mixed Use/ Office/Retail	$106,467,733	508,677	95.1%	Katten Muchin Rosenman LLP	28.3%	$21,715,563	6.0%	$330,000,000
1230 Avenue Of The Americas	1939	Office/CBD	$146,850,100	739,920	99.5%	Simon & Schuster, Inc.	40.6%	$30,639,067	8.5%	$455,000,000
600 Fifth Avenue	1952	Mixed Use/ Office/Retail	$77,446,400	436,788	90.0%	Lazard Group LLC	19.3%	$14,557,163	4.1%	$240,000,000
1270 Avenue Of The Americas	1931	Office/CBD	$49,043,767	521,518	77.4%	1270 Office Suites LLC	7.1%	$8,823,398	2.5%	$152,000,000
1258 Avenue Of The Americas	1933	Retail/ Single Tenant	$6,692,900	6,049	100.0%	Warby Parker Retail Inc	100.0%	$1,228,165	0.3%	$20,714,166
1240 Avenue Of The Americas	1890	Retail/ Anchored	$8,605,167	5,761	100.0%	Rock Center Townhouse F & B, LLC	63.4%	$1,571,077	0.4%	$26,606,122
Radio City Music Hall(8)	1932	Other/ Theater	$26,434,133	548,250	100.0%	Radio City Productions LLC	100.0%	$8,107,253	2.3%	$82,000,000
Total / Wtd. Avg.			$1,968,500,000	7,207,470	92.6%			$359,078,938		$6,100,000,000
(1)	Based on the underwritten rent roll dated July 1, 2024.
(2)	The individual properties for the Rockefeller Center Properties have a combined appraised value of $6,090,000,000, which was rounded to $6,100,000,000 by the appraiser for the portfolio value.
(3)	The borrower sponsor owns approximately 56% of the 30 Rockefeller Plaza building. NBC is a tenant in both the portion of 30 Rockefeller Plaza property that will serve as collateral for the Rockefeller Center Whole Loan and owns the remaining portion of 30 Rockefeller Plaza building which will not serve as collateral for the Rockefeller Center Whole Loan. All figures referencing 30 Rockefeller Plaza property in this term sheet are collateral for the Rockefeller Center Whole Loan.
(4)	30 Rockefeller Plaza property includes tourist attractions including Observation Deck including The Bean and Skylift (17.0% of UW NOI), The Rink at Rockefeller Center (2.1% of UW NOI) and an event space, Rainbow Room (0.6% of UW NOI). Top of the Rock is a three-level indoor and outdoor observation deck at 30 Rockefeller Plaza, occupying floors 67, 69 and 70. The Rink at Rockefeller Center is a skating rink located at the base of 30 Rock in the middle of the Rockefeller Center campus. The skating rink is seasonal, typically open from October to March. Rainbow Room is a premier private event space for corporate receptions, galas, weddings, celebrations and other special events.
(5)	30 Rock Condos property includes six floors, 22, 23, 25, 26, 48 and 49, of the 30 Rockefeller Plaza property. The condos were purchased from NBC in 2007. All tenant and financial information related to the 30 Rock Condos property is included in the 30 Rockefeller Plaza property.
(6)	620 Fifth Avenue includes RC Venues (0.5% of UW NOI), which comprises of indoor loft and outdoor garden, a reflection pool, that offers views of historic Saint Patrick’s Cathedral and all of Rockefeller Center.
(7)	With respect The Little Nell property, the borrower sponsor has entered in a 99-year lease with respect to the 7th through 17th floors (160,019 SF) of the 10 Rockefeller Plaza property (which were previously utilized as office space) with Little Nell Big Apple, LLC, to convert such floors to hotel use. Little Nell Big Apple, LLC is currently under a free rent period and the rent on the hotel lease will commence on the earlier of (i) the hotel opening date or (ii) March 1, 2026. All tenant and financial information related to the Little Nell property is included in the 10 Rockefeller Plaza property.
(8)	Radio City Music Hall is the largest indoor theatre in the world, well-known for the annual Radio City Christmas Spectacular featuring the Rockettes. The Great Stage measures 60 feet high and 100 feet wide. Radio City Music Hall is a designated landmark by the New York City Landmarks Preservation Commission. In 2021, Radio City renewed its lease for 15 years starting in 2023 and the hall is operated by Madison Square Garden.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

Mixed-use – Office / Retail	Loan #7	Cut-off Date Balance:	$40,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY 10112		U/W NCF DSCR:	3.17x
		U/W NOI Debt Yield:	18.2%

Major Tenants.

Deloitte LLP (506,091 square feet, 7.0% net rentable area, 8.7% underwritten base rent, September 30, 2028, expiration). Deloitte LLP (“Deloitte”) is a provider of audit and assurance, tax and legal, consulting, financial advisory, and risk advisory services across more than 150 countries and territories. Deloitte has been a tenant at the 30 Rockefeller Plaza property since 2011, and currently leases 506,091 SF across 15 floors in three contiguous blocks. Deloitte’s lease has a current expiration of September 30, 2028, with two five-year or one ten-year renewal options remaining and no termination options. Based on the underwritten rent roll dated July 1, 2024, Deloitte pays a base rent of $83.65 PSF, which is inclusive of rent steps through September 2025.

Lazard Group LLC (444,100 square feet, 6.2% of net rentable area; 8.0% of underwritten base rent, October 31, 2033, expiration). Founded in 1848, Lazard Group LLC (“Lazard”) is one of the world's preeminent financial advisory and asset management firms, with operations in North and South America, Europe, the Middle East, Asia, and Australia. Lazard provides advice on mergers and acquisitions, capital markets and capital solutions, restructuring and liability management, geopolitics, and other strategic matters, as well as asset management and investment solutions to institutions, corporations, governments, partnerships, family offices, and high net worth individuals. Lazard leases space at three properties: 30 Rockefeller Plaza (359,283 SF), 600 Fifth Avenue (84,335 SF) and 50 Rockefeller Plaza (482 SF). Lazard’s lease has a current expiration of October 31, 2033, with two five-year or one ten-year renewal options remaining and no termination options. Based on the underwritten rent roll dated July 1, 2024, Lazard pays an annual base rent of $86.85 PSF, which represents straight lined rent through the end of the loan term.

Christie's Inc. (373,212 square feet; 5.2% of net rentable area; 5.6% of underwritten base rent, March 31, 2050, expiration). Founded in 1766, Christie's is a world-leading art and luxury business with a physical presence in 46 countries throughout the Americas, Europe, Middle East, and Asia Pacific, and flagship international sales hubs in New York, London, Hong Kong, Paris and Geneva. Christie’s network of specialists offers its clients a full portfolio of global services, including art appraisal, art financing, international real estate and education. Christie’s auctions span more than 80 art and luxury categories, at price points ranging from $500 to over $100 million. Christie’s leases both office (144,475 SF) and retail (228,737 SF) space at two properties: 10 Rockefeller Plaza (259,712 SF) and 1230 Avenue Of The Americas (113,500 SF). Christie’s lease has a current expiration of March 31, 2050, with two ten-year renewal options remaining and no termination options. Based on the underwritten rent roll dated July 1, 2024, Christie's pays an annual base rent of $72.34 PSF, which is inclusive of rent steps through September 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

Mixed-use – Office / Retail	Loan #7	Cut-off Date Balance:	$40,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY 10112		U/W NCF DSCR:	3.17x
		U/W NOI Debt Yield:	18.2%

The following table presents certain information relating to the tenancy at the Rockefeller Center Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Property	Tenant NRSF	% of NRSF	Annual U/W Rent PSF(3)(4)	Annual U/W Rent(3)(4)	% of Total Annual U/W Rent(3)(4)	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Deloitte LLP	NR/NR/NR	30 Rockefeller Plaza	506,091	7.0%	$83.65	$42,333,317	8.7%	9/30/2028	2 x 5yr or 1 x 10yr	N
Lazard Group LLC	BBB+/Baa3/BBB+	(3)	444,100	6.2%	$86.85	$38,571,135	8.0%	10/31/2033	2 x 5yr or 1 x 10yr	N
Christie’s	NR/NR/NR	(4)	373,212	5.2%	$72.34	$26,996,815	5.6%	3/31/2050	2 x 10yr	N
JPMorgan Chase Bank, National Association	AA-/A1/A-	(5)	280,253	3.9%	$80.96	$22,689,474	4.7%	8/31/2037	1 x 5yr	N
NBC	A-/A3/A-	(6)	194,277	2.7%	$108.99	$21,173,609	4.4%	Various	2 x 5yr	N
Simon & Schuster, Inc.	NR/NR/NR	1230 Avenue Of The Americas	300,120	4.2%	$63.95	$19,193,544	4.0%	11/30/2034	1 x 5yr	N
Radio City Productions LLC	NR/NR/NR	(7)	578,313	8.0%	$22.48	$13,000,000	2.7%	8/31/2038	1 x 10yr	N
Baker & Hostetler LLP	NR/NR/NR	45 Rockefeller Plaza	153,592	2.1%	$74.50	$11,442,604	2.4%	2/28/2027	2 x 5yr	N
Katten Muchin Rosenman LLP	NR/NR/NR	50 Rockefeller Plaza	143,899	2.0%	$82.35	$11,850,620	2.4%	7/31/2032	2 x 5yr or 1 x 10yr	N
Tishman Speyer Properties, L.P.	NR/NR/NR	(8)	128,917	1.8%	$86.42	$11,140,513	2.3%	Various	1 x 5yr and 1x1 yr	N
Total Major Tenants			3,102,774	43.0%	$70.39	$218,391,631	45.1%
Non-Major Tenants			3,571,597	49.6%	$74.45	$265,905,034	54.9%
Occupied Collateral Total			6,674,371	92.6%	$72.56	$484,296,665	100.0%

Vacant Space			533,099	7.4%

Collateral Total			7,207,470	100.0%

(1)	Based on the underwritten rent roll dated July 1, 2024, inclusive of rent steps through September 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Lazard Group LLC leases spaces across three properties: 30 Rockefeller Plaza, 50 Rockefeller Plaza and 600 Fifth Avenue.
(4)	Christie’s leases spaces across two properties (1230 Avenue Of The Americas and 10 Rockefeller Plaza). Christie’s recently signed an extension through 2050.
(5)	JPMorgan Chase Bank, National Association leases spaces across two properties (1230 Avenue Of The Americas and 10 Rockefeller Plaza).
(6)	NBC occupies space across seven properties (620 Fifth Avenue – 50,570 SF, 4/30/2031; 600 Fifth Avenue – 9,063 SF, 1/26/2031; 50 Rockefeller Plaza – 3,100 SF, 9/30/2030, 3,362 SF, 1/26/2031, 4,582 SF, 2/29/2032; 45 Rockefeller Plaza – 629 SF, 1/26/2031; 30 Rockefeller Plaza – 93,043 SF, 2024-2034; 10 Rockefeller Plaza – 25,808 SF, 12/31/2038; and 1 Rockefeller Plaza – 556 SF, 1/26/2031, 3,564 SF, 12/31/2040).
(7)	Radio City Productions LLC leases spaces across three properties (Radio City Music Hall, 50 Rockefeller Plaza and 1270 Avenue Of The Americas).
(8)	Tishman Speyer Properties, L.P. occupies space across three properties (50 Rockefeller Plaza – 1,367 SF, 3/31/2039; 45 Rockefeller Plaza – 118,967 SF, 3/31/2039; 1270 Avenue Of The Americas – 552 SF, 11/30/2024, 8,031 SF, 4/30/2025).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

Mixed-use – Office / Retail	Loan #7	Cut-off Date Balance:	$40,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY 10112		U/W NCF DSCR:	3.17x
		U/W NOI Debt Yield:	18.2%

The following table presents sales information related to certain tenants at the Rockefeller Center Property:

Tenant Sales(1)
Tenant Name	Building	2019(2)	2020(2)	2021(2)	2022(2)	2023(2)	TTM July 2024	TTM July 2024 Sales PSF
Banana Republic	45 Rockefeller Plaza	$19,038,269	$4,123,230	$7,617,356	$11,959,817	$11,617,332	$13,196,192	$277
FAO ROC Holdings LLC	30 Rockefeller Plaza	$23,219,653	$4,770,887	$13,706,152	$24,081,707	$31,160,656	$34,775,747	$1,713
Urbn US Retail LLC (Anthropologie)	50 Rockefeller Plaza	$12,720,885	$2,439,595	$4,771,098	$8,278,731	$13,285,501	$13,537,050	$620
Grace Holmes, Inc. (J.Crew)	30 Rockefeller Plaza	$12,924,379	$4,655,393	$5,623,264	$9,499,137	$11,739,208	$11,994,154	$871
NES Merchandising, Inc. (Nintendo World)	10 Rockefeller Plaza	$19,636,952	$5,515,369	$14,530,156	$19,267,693	$21,423,658	$19,624,649	$1,523
Lego Brand Retail, Inc.	45 Rockefeller Plaza	$12,679,477	$3,872,609	$7,864,670	$17,953,695	$20,579,995	$22,066,095	$1,832
Alo, LLC	600 Fifth Avenue	$0	$0	$0	$4,565,333	$14,174,628	$16,293,409	$1,717
Del Frisco's Grille of New York LLC	50 Rockefeller Plaza	$12,138,089	$5,045,499	$8,578,896	$10,470,379	$10,712,434	$10,453,475	$2,226
Bill's Bar & Burger R.C., LLC	45 Rockefeller Plaza	$10,155,397	$2,046,318	$3,350,709	$8,821,509	$10,915,380	$11,197,691	$1,145
Limani 51, LLC	45 Rockefeller Plaza	$8,460,852	$2,602,482	$5,196,117	$8,429,001	$8,810,762	$8,009,770	$1,010
(1)	All sales and sales PSF information is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported, sales information on a timely basis. Further, because sales are self-reported by tenants, such information is not independently verified by the borrower sponsor.
(2)	Shown as of December 31 of each respective year.

The following table presents certain information relating to the lease rollover schedule at the Rockefeller Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Rent(3)	% of Total Annual U/W Rent(3)	Annual U/W Gross Rent PSF(3)
MTM/2024	53	154,190	2.1%	154,190	2.1%	$5,189,399	1.1%	$33.66
2025	73	271,100	3.8%	425,290	5.9%	$20,746,563	4.3%	$76.53
2026	66	218,472	3.0%	643,762	8.9%	$18,576,718	3.8%	$85.03
2027	82	483,449	6.7%	1,127,211	15.6%	$47,431,002	9.8%	$98.11
2028	94	747,567	10.4%	1,874,778	26.0%	$64,772,555	13.4%	$86.64
2029(3)	55	166,944	2.3%	2,041,722	28.3%	$14,397,233	3.0%	$86.24
2030	109	234,410	3.3%	2,276,132	31.6%	$18,307,244	3.8%	$78.10
2031	40	209,922	2.9%	2,486,054	34.5%	$17,959,154	3.7%	$85.55
2032	39	243,395	3.4%	2,729,449	37.9%	$18,635,896	3.8%	$76.57
2033	59	734,522	10.2%	3,463,971	48.1%	$64,078,905	13.2%	$87.24
2034	48	730,908	10.1%	4,194,879	58.2%	$56,204,188	11.6%	$76.90
Thereafter	237	2,479,492	34.4%	6,674,371	92.6%	$137,997,807	28.5%	$55.66
Vacant	0	533,099	7.4%	7,207,470	100.0%	$0	0.0%	$0.00
Total/Weighted Average	955	7,207,470	100.0%			$484,296,665	100.0%	$72.56(4)
(1)	Based on the underwritten rent roll dated July 1, 2024, inclusive of rent steps through September 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	The Rockefeller Center Whole Loan has a maturity date of November 9, 2029.
(4)	Total/Wtd. Avg. Annual Gross UW Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Rockefeller Center Property:

Historical Occupancy

12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	12/31/2022(1)	12/31/2023(1)	7/1/2024(2)
94.0%	92.4%	89.4%	90.7%	90.7%	92.6%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

Mixed-use – Office / Retail	Loan #7	Cut-off Date Balance:	$40,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY 10112		U/W NCF DSCR:	3.17x
		U/W NOI Debt Yield:	18.2%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Rockefeller Center Property:

	2019	2020	2021	2022	2023	7/31/2024 TTM	UW	%(1)	UW $ per SF
In-Place Rent(2)	$469,246,185	$456,301,805	$408,505,537	$409,801,259	$436,059,731	$449,007,744	$472,577,190	90.4%	$65.57
Rent Steps(3)	$0	$0	$0	$0	$0	$0	$9,092,872	1.7%	$1.26
SL Rent(4)	$0	$0	$0	$0	$0	$0	$2,626,603	0.5%	$0.36
Gross-Up Vacant Rent	$0	$0	$0	$0	$0	$0	$38,290,058	7.3%	$5.31
Net Rentable Income	$469,246,185	$456,301,805	$408,505,537	$409,801,259	$436,059,731	$449,007,744	$522,586,724	100.0%	$72.51
Recoveries	$81,267,448	$67,159,607	$53,993,015	$52,381,284	$49,755,985	$42,823,716	$47,063,817	9.0%	$6.53
(Vacancy / Credit Loss)	$0	$0	$0	$0	$0	$0	($41,578,749)	(7.3%)	($5.77)
Observation Deck Income(6)	$87,810,972	$13,905,668	$20,758,855	$56,815,949	$63,377,324	$74,374,418	$102,230,616	19.6%	$14.18
Other Income(7)	$91,715,321	$53,249,746	$76,009,185	$108,507,095	$130,503,958	$128,226,540	$115,760,212	22.2%	$16.06
Effective Gross Income	$730,039,926	$590,616,826	$559,266,592	$627,505,587	$679,696,998	$694,432,418	$746,062,620	142.8%	$103.51

Real Estate Taxes	$141,090,777	$145,843,480	$143,384,782	$135,797,910	$132,727,079	$132,809,056	$133,986,693	18.0%	$18.59
Insurance	$7,287,699	$9,440,987	$10,964,123	$12,265,953	$12,529,642	$13,435,619	$15,091,435	2.0%	$2.09
Other Expenses	$237,506,619	$200,063,967	$193,949,282	$222,771,709	$262,036,942	$242,599,218	$237,905,554	31.9%	$33.01
Total Expenses	$385,885,095	$355,348,434	$348,298,187	$370,835,572	$407,293,663	$388,843,893	$386,983,682	51.9%	$53.69

Net Operating Income	$344,154,831	$235,268,392	$210,968,405	$256,670,015	$272,403,335	$305,588,525	$359,078,938	48.1%	$49.82
Replacement Reserves	$0	$0	$0	$0	$0	$0	$1,441,494	0.2%	$0.20
TI/LC	$0	$0	$0	$0	$0	$0	$21,622,410	2.9%	$3.00
Net Cash Flow	$344,154,831	$235,268,392	$210,968,405	$256,670,015	$272,403,335	$305,588,525	$336,015,034	45.0%	$46.62

NOI DSCR(8)	3.24x	2.22x	1.99x	2.42x	2.57x	2.88x	3.38x
NCF DSCR(8)	3.24x	2.22x	1.99x	2.42x	2.57x	2.88x	3.17x
NOI Debt Yield(8)	17.5%	12.0%	10.7%	13.0%	13.8%	15.5%	18.2%
NCF Debt Yield(8)	17.5%	12.0%	10.7%	13.0%	13.8%	15.5%	17.1%
(1)	Represents (i) percent of Net Rental Income for all revenue fields and Vacancy & Credit Loss and (ii) percent of Effective Gross Income for all other fields.
(2)	In-Place Rent is based on the underwritten rent roll as of July 1, 2024.
(3)	UW Rent Steps were taken through September 2025.
(4)	UW SL Rent represents average rents for investment grade rated tenants through the lesser of the Rockefeller Center Whole Loan term or the lease term.
(5)	The underwritten economic vacancy is 7.3%. The Rockefeller Center Property was 92.6% leased as of July 1, 2024.
(6)	UW Observation Deck Income is calculated based on an estimated per capita spend of approximately $42 and 2.4 million annual visitors. The per capita spend is based on assumptions for average general admission ticket prices, average ticket prices and penetration rates for the Beam and Skylift, and average spend on ancillary revenue sources including retail, photos, and tours.
(7)	UW Other Income includes studio coworking and gather income (15.6%), parking income (4.2%), percentage rent income (8.5%), rink income (11.8%), Rainbow Room income (20.0%), cleaning company income (14.1%), RC Venues income (3.1%), plaza income (3.7%) and other miscellaneous income.
(8)	Based on the economic vacancy of 7.3%.
(9)	Based on the Rockefeller Center Senior Loan.

Appraisal. The appraiser concluded to an “as-is” value for the Rockefeller Center Properties of $6,100,000,000 as of July 31, 2024. The individual properties for the Rockefeller Center Properties have a combined appraised value of $6,090,000,000, which was rounded to $6,100,000,000 by the appraiser for the portfolio value.

Environmental Matters. According to the Phase I environmental site assessments dated September 6, 2024, there were no recognized environmental conditions identified at any of the Rockefeller Center Properties.

Market Overview and Competition. The Rockefeller Center Properties are located on six full blocks bounded by Fifth Avenue, Avenue of the Americas, West 48th and West 51st Streets, in proximity to several notable landmarks including Grand Central Station, the Chrysler Building, the United Nations, St. Patrick’s Cathedral, the Empire State Building, the New York Public Library, Carnegie Hall, Bryant Park and Central Park. Other attractions in the area include the Museum of Modern Art and a variety of high-end retail stores. The Rockefeller Center Properties are situated within one block of multiple subway lines, 0.5 miles from Grand Central Terminal, and 0.4 miles from one of New York’s largest tourist destinations, Times Square. Due to the proximity to Grand Central Station, tenants, shoppers, and visitors have access to the Metro-North Railroad, NJ Transit and the Long Island Railroad. The Rockefeller Center Properties provide direct access to the 47th-50th Street Subway Station (B, D, F, and M trains) via the street and rink level and is within a 10-minute walk of Times Square Station (1, 2, 3, 7, A, C, E, N, Q, R, S, and W trains) and Grand Central Terminal (4, 5, 6, 7, and S trains).

The Rockefeller Center Properties are located in New York City’s Plaza District office submarket. The Plaza District is generally bound by 47th Street to the south and 65th Street to the north, from Avenue of the Americas to Park Avenue. The Plaza District office submarket is one of Manhattan’s largest submarket by SF, with a robust mix of financial, legal, and professional service occupiers. Historically, the Plaza District office submarket has evidenced the highest rents in Midtown Manhattan, with a direct asking rental rate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

Mixed-use – Office / Retail	Loan #7	Cut-off Date Balance:	$40,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY 10112		U/W NCF DSCR:	3.17x
		U/W NOI Debt Yield:	18.2%

for Class A space of $96.30 PSF, as of July 2024. The total submarket saw a 1.5% rental increase from 2022 to 2023, as compared to a 0.9% increase seen in the total New York City CBD.

The Rockefeller Center Properties are located in New York City’s Midtown Manhattan retail submarket, which includes variety of department stores, boutiques, jewelers, furriers, art galleries, antique shops, rare collector shops, wine cellars, and gourmet food shops. Occupants include Saks Fifth Avenue, Cartier, Tiffany & Co., Louis Vuitton, Gucci, Prada, Chanel, Christian Dior, Gianni Versace, Canada Goose, Oscar De La Renta and Burberry. Within the Midtown Manhattan retail submarket, retail tenants from 49th-60th Street along Fifth Avenue command the highest rents within the city. As of the second quarter of 2024, asking rents grew approximately 8% year-over-year from $590 PSF to $637 PSF, as availability decreased by nearly 43%.

Escrows.

Real Estate Taxes – On a monthly basis during a Cash Sweep Period (as defined below), the borrowers are required to escrow 1/12th of the annual estimated tax payments.

Insurance – On a monthly basis during a Cash Sweep Period and if there is no approved blanket policy in place, the borrowers are required to escrow 1/12th of the annual estimated insurance payments.

Replacement Reserve – On a monthly basis during a Cash Sweep Period , the borrowers are required to escrow $120,125 for replacement reserves, capped at $2,162,241.

TI/LC Reserve – On a monthly basis, the borrowers are required to make deposits of $1,801,868 into a TI/LC reserve account.

Specified Tenant Reserve – At origination, the borrowers deposited $246,794,668 into a Specified Tenant Reserve (as defined below) which would be used to pay rent concessions and qualified leasing expenses for certain tenants.

Condominium Common Charges Reserve – On a monthly basis during a Cash Sweep Period, the borrowers are required to escrow an amount equal to the monthly amount set forth in the annual budget and/or in any written notice received by borrowers from the new condominium board for condominium common charges related to the 30 Rockefeller Plaza and 10 Rockefeller Plaza properties

Lockbox and Cash Management. The Rockefeller Center Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to establish at origination a deposit account (which, absent the continuation of a Cash Sweep Period (as defined below), may be a borrower operating account) for the benefit of lender (in which lender will be granted a security interest and have control pursuant to a deposit account control agreement acceptable to lender) at a financial institution acceptable to lender into which all tenants at the Rockefeller Center Properties are required to be instructed to directly deposit all rents and revenues. The borrowers may access and expend the funds in the deposit account in its sole discretion absent the continuation of a Cash Sweep Period. On each business day during a Cash Sweep Period, funds on deposit in the deposit account are required to be transferred to a cash management account established by the lender. Provided no event of default exists, funds on deposit in the cash management account are required to be used on each monthly payment date to fund debt service payments, escrow and reserve deposits and other payments due under the loan documents (including amounts required on account of a Lease Sweep Trigger (as defined below)), to pay operating expenses related to the Rockefeller Center Properties in accordance with an annual budget approved by the lender (subject to variances not to exceed 10% of the applicable budget line item or 5% of the budget in the aggregate), and any excess funds (“Excess Cash”) are required to be held in escrow as additional collateral for the Rockefeller Center Whole Loan. Excess Cash previously held by the lender is required to be returned to the borrowers following the discontinuance of a Cash Sweep Period. Notwithstanding the foregoing, until (x) an event of default has occurred and (y) the lender has commenced foreclosure proceedings or obtained a receiver, the lender is required to make cash flow from the Rockefeller Center Properties and Excess Cash available for the payment of real estate taxes and similar charges, ground rent, insurance premiums, utilities, wages and benefits of employees and other budgeted non-discretionary operating expenses. Excess Cash held by the lender are required to be returned to the following the discontinuance of a Cash Sweep Period (provided no other Cash Sweep Period is then continuing).

A “Cash Sweep Period” will commence upon the earlier to occur of (i) an event of default, (ii) the period commencing at such time as the debt yield falls below 7.75% on a trailing 12 month basis (tested quarterly), (iii) the period commencing at such time as the debt service coverage ratio falls below 1.25x on a trailing 12 month basis (tested quarterly), or (iv) a Lease Sweep Trigger (as defined below), occurs and continues until such time as (a) with respect to clause (i) above the cure or waiver of such event of default, (b) with respect to clause (ii), the debt yield is at least 7.75% on a trailing 12 month basis (tested quarterly for one calendar quarter), (c) with respect to clause (iii), the debt service coverage ratio is at least 1.25x on a trailing 12 month basis (tested quarterly for one calendar quarter), and (d) with respect to clause (iv), a Lease Sweep Trigger Cure Event (as defined below) has occurred.

A “Lease Sweep Trigger” will occur upon the first monthly payment date following the first to occur of (i) the date that is the earlier of (a) 12 months prior to the expiration of the applicable major lease, (b) the expiration date of the notice to exercise any extension option contained within any such major lease, and (c) the date the subject Major Tenant (as defined below) gives notice, in accordance with the applicable major lease, of its intention not to extend the applicable major lease as to more than 50% of the total rentable square footage of the subject major lease, in each case (a), (b), and (c), unless the subject Major Tenant has given notice of renewal or extension of the applicable major lease in accordance with the terms thereof as to at least 50% of the applicable premises; provided, however, that no Lease Sweep Trigger shall occur if the borrowers simultaneously or theretofore enters into one or more replacement leases in accordance with the loan documents covering at least 90% of the terminated space (or an equivalent amount of space

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

Mixed-use – Office / Retail	Loan #7	Cut-off Date Balance:	$40,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY 10112		U/W NCF DSCR:	3.17x
		U/W NOI Debt Yield:	18.2%

elsewhere in the building); (ii) the date on which a Major Tenant terminates or gives a valid notice to terminate as to more than 50% of the total rentable square footage of the subject major lease and such termination is to occur within 12 months thereafter; provided, however, that no Lease Sweep Trigger will occur if the borrowers simultaneously or theretofore enters into one or more replacement leases in accordance with the loan documents covering at least 90% of the terminated space (or an equivalent amount of space elsewhere in the building); (iii) the date on which a Major Tenant goes dark (unless such Major Tenant or any replacement tenant is investment grade rated) as to more than 50% of its total rentable square footage; (iv) a monetary default or material non-monetary default by a Major Tenant under its lease taking into account any notice, grace or cure provisions with respect thereto, provided that a Major Tenant’s non-payment of rents up to $2,500,000 in the aggregate will not constitute a Lease Sweep Trigger if such payment is the result of a good faith dispute and the borrowers are pursuing an expeditious resolution of such dispute in a commercially reasonable manner and such dispute is resolved within 180 days; or (v) a Major Tenant or guarantor becomes subject to insolvency proceedings.

A “Major Tenant” means each tenant that (i) is an affiliate of a borrower (other than leases covering the offices of the manager (expect to the extent that the same would constitute major leases pursuant to clause (ii) of this definition) and the operating leases), (ii) occupies more than 250,000 net rentable SF of space at the Rockefeller Center Properties, when aggregated with all the other leases with the same tenant and its affiliates, and assuming the exercise of all rights to lease additional space contained in such lease(s), or (iii) whose lease contains an option, offer, right of first refusal or other similar entitlement to purchase all or any portion of the Rockefeller Center Properties.

A “Lease Sweep Trigger Cure Event” will occur upon the earliest of, (a) with respect to clauses (i),(ii), (iii), (iv) and (v) of the definition of Lease Sweep Trigger, entry into one or more replacement leases in accordance with the loan documents covering at least 90% of the applicable square footage that was the subject of the Lease Sweep Trigger (or an equivalent amount of space elsewhere in the building); (b) with respect to clause (iii) of the definition of Lease Sweep Trigger, the date on which the Major Tenant re-opens within at least 50% of its total rentable square footage for a period of not less than three months, (c) with respect to clause (iv) of the definition of Lease Sweep Trigger, the date on which the event of default has been cured; or (d) with respect to clause (v) of the definition of Lease Sweep Trigger, the Major Tenant or guarantor insolvency proceedings have terminated and the major lease or the applicable guaranty has been affirmed, assumed, or assigned in a manner reasonably satisfactory to lender. The amounts collected during a Cash Sweep Period for a Lease Sweep Trigger will be capped at $85 per square foot of affected space (and upon first achieving the same, the applicable Cash Sweep Period will cease assuming no other Cash Sweep Period is continuing).

During a Cash Sweep Period, the borrowers may post cash, utilize Excess Cash or an acceptable letter of credit in an amount necessary to achieve the applicable debt yield or debt service coverage ratio if drawn and hypothetically applied to reduce principal. Such cash or letter of credit is required to be released to the borrowers following the discontinuance of a Cash Sweep Period.

Property Management. The Rockefeller Center Property is self-managed by Tishman Speyer Properties, L.L.C., an affiliate of the borrowers.

Partial Release. Provided no event of default is ongoing, the Rockefeller Center Borrower has the right, at any time after the lockout period and prior to the open period start date, to obtain the release of any of the Rockefeller Center Properties from the lien of the Rockefeller Center Whole Loan, provided that certain conditions are satisfied, including, but not limited to, the following:

(i)	partial defeasance in an amount equal to 120% of the allocated loan amount for 30 Rock and 45 Rock and 110% of the allocated loan amount for all other properties;
(ii)	the NCF DSCR immediately following the release being equal to or greater than the NCF DSCR ratio immediate prior to the release;
(iii)	the NOI DY immediately following the release being equal to or greater than the NOI DY immediately prior to the release; and
(iv)	compliance with all applicable REMIC requirements.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The Rockefeller Center Properties also secures the Rockefeller Center Subordinate Companion Loan, which has a Cut-off Date principal balance of $1,531,500,000. The Rockefeller Center Subordinate Companion Loan is coterminous with the Rockefeller Center Senior Loan and accrues interest at 7.29912823832844%. The Rockefeller Center Senior Loan is senior in right of payment to the Rockefeller Center Subordinate Companion Loan. The holders of the Rockefeller Center Mortgage Loan, the Rockefeller Center Senior Loan and the Rockefeller Center Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Rockefeller Center Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Rockefeller Center AB Whole Loan” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

Mixed-use – Office / Retail	Loan #7	Cut-off Date Balance:	$40,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY 10112		U/W NCF DSCR:	3.17x
		U/W NOI Debt Yield:	18.2%

The following table presents certain information relating to the Rockefeller Center Subordinate Loan:

	B-Note Original Principal Balance	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR	Whole Loan UW NOI DY	Whole Loan Cutoff Date LTV
Rockefeller Center Subordinate Loan	$1,531,500,000	7.2991%	60	0	60	1.54x	10.3%	57.4%

Letter of Credit. None.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism (provided that if TRIPRA or a similar statute is not in effect, the borrowers will not be obligated to pay terrorism insurance premiums in excess of two times the premium then payable in respect of the property and business interruption coverages). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

Hospitality – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various, Various		U/W NCF DSCR:	4.17x
		U/W NOI Debt Yield:	26.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

Hospitality – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various, Various		U/W NCF DSCR:	4.17x
		U/W NOI Debt Yield:	26.7%

WYOMING
Cheyenne
NE
UINTA MTS.
Steamboat Springs
Fort Collins
Greeley
Sterling
Craig
UTAH
Loveland
Boulder
Fort Morgan
DENVER
AURORA
KS
Castle Rock
Grand Junction
Aspen
COLORADO SPRINGS
Montrose
Salida
Cañon City
Pueblo
COLORADO
La Junta
Alamosa
Durango
Trinidad
Farmington
OKLA.
NEW MEXICO
Española
TEXAS
AZ
Santa Fe
Gallup
Amarillo
ALBUQUERQUE
Santa Rosa
Tucumcari

NEVADA
Saint George
UTAH
Mesquite
LAS VEGAS
Henderson
CALIFORNIA
ARIZONA
Kingman
Flagstaff
Bullhead City
Winslow
Victorville
Sedona
Lake Havasu City
San Bernardino
Prescott
LOS ANGELES
Anaheim
LONG BEACH
Palm Springs
Blythe
PHOENIX
MESA
Chandler
SAN DIEGO
Yuma
TIJUANA
TUCSON
Pacific Ocean
Nogales
Gulf of California
MEXICO

MISSOURI
Enid
OKLAHOMA
Tulsa
Rogers
Jonesboro
OKLAHOMA CITY
Fayetteville
Amarillo
Norman
Fort Smith
Little Rock
MEMPHIS
Hot Springs
Wichita Falls
ARKANSAS
MS
Lubbock
Frisco
Texarkana
FORT WORTH
DALLAS
Shreveport
Arlington
Midland
Odessa
LOUISIANA
TEXAS
San Angelo
Waco
Nacogdoches
Alexandria
Baton Rouge
AUSTIN
Beaumont
Lafayette
San Marcos
HOUSTON
Lake Charles
NEW ORLEANS
Del Rio
SAN ANTONIO
Victoria
Galveston
Gulf of Mexico
Laredo
Corpus Christi
MEXICO
McAllen
Brownsville

MINNESOTA
Rochester
Oshkosh
Sioux Falls
La Crosse
SD
Mason City
Madison
Lake Michigan
Sioux City
IOWA
Waterloo
Dubuque
WI
MILWAUKEE
Rockford
Ames
Cedar Rapids
NE
Des Moines
CHICAGO
Iowa City
OMAHA
Davenport
Joliet
La Vista
Council Bluffs
Ottumwa
Peoria
Lincoln
Burlington
Normal
Champaign
Kirksville
Springfield
St. Joseph
MISSOURI
IN
Manhattan
KANSAS CITY
ILLINOIS
Terre Haute
Topeka
Overland Park
Columbia
St. Charles
ST. LOUIS
KANSAS
Jefferson City
Evansville
WICHITA
Springfield
KY
Joplin
Paducah
Branson
Bartlesville
West Plains
Poplar Bluff
TULSA
Bentonville
Union City
TN
Fayetteville
Edmond
OK
Jonesboro
OKLA. CITY
Fort Smith
ARKANSAS
Jackson

IN
OH
WV
WASH., DC
Frankfort
Huntington
MD
LOUISVILLE
Charleston
Richmond
Lexington
KY
Lynchburg
Roanoke
VA
VIRGINIA BEACH
Bristol
Christiansburg
NASHVILLE
Greensboro
Franklin
Knoxville
Winston-Salem
Durham
TN
RALEIGH
NC
Chattanooga
Asheville
CHARLOTTE
Fayetteville
AL
Wilmington
ATLANTA
Athens
Columbia
SC
Myrtle Beach
Augusta
Macon
Charleston
Montgomery
GA
Hilton Head Island
Savannah
Atlantic Ocean
Albany
Dothan
Valdosta
Brunswick
FL
Tallahassee
JACKSONVILLE

Atrium Hotel Portfolio 24 Pack

1	Rogers (Bentonville) Embassy Suites	Rogers, AR
2	Frisco Embassy Suites	Frisco, TX
3	Hilton Long Beach	Long Beach, CA
4	San Marcos Embassy Suites	San Marcos, TX
5	Loveland Embassy Suites	Loveland, CO
6	Albuquerque Embassy Suites	Albuquerque, NM
7	Branson Chateau Hotel	Branson, MO
8	Lincoln Embassy Suites	Lincoln, NE
9	Richardson Renaissance	Richardson, TX
10	Charleston Embassy Suites	Charleston, WV
11	Nashville South Embassy Suites	Franklin, TN
12	La Vista Embassy Suites	La Vista, NE
13	St. Charles Embassy Suites	Saint Charles, MO
14	Hot Springs Embassy Suites	Hot Springs, AR
15	East Peoria Embassy Suites	East Peoria, IL
16	Tucson University Marriott	Tucson, AZ
17	Embassy Suites Lexington UK Coldstream	Lexington, KY
18	Normal Marriott Hotel	Normal, IL
19	Oklahoma City Courtyard by Marriott	Oklahoma City, OK
20	North Charleston Residence Inn	North Charleston, SC
21	Oklahoma City Residence Inn	Oklahoma City, OK
22	La Vista Courtyard by Marriott	La Vista, NE
23	Springfield Residence Inn	Springfield, MO
24	Fort Smith Courtyard by Marriott	Fort Smith, AR

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

No. 8 – Atrium Hotel Portfolio 24 Pack

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Goldman Sachs Mortgage Company		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	[BBB+/A+/Baa1]		Property Type – Subtype:	Hospitality – Various
	Original Principal Balance(1):	$35,000,000		Location:	Various
	Cut-off Date Balance(1):	$35,000,000		Size:	6,106 rooms
	% of Initial Pool Balance:	4.9%		Cut-off Date Balance Per Room(1):	$76,122
	Loan Purpose:	Refinance		Maturity Date Balance Per Room(1):	$76,122
	Borrower Sponsor:	Atrium Holding Company		Year Built/Renovated:	Various/Various
	Guarantor:	Skylight Property Holdings I LLC		Title Vesting:	Fee/Leasehold
	Mortgage Rate(2):	5.53252353234854%		Property Manager:	Atrium Hospitality LP
	Note Date:	October 7, 2024		Current Occupancy (As of):	71.4% (8/31/2024)
	Seasoning:	0 months		YE 2023 Occupancy:	70.3%
	Maturity Date:	November 6, 2029		YE 2022 Occupancy:	66.1%
	IO Period:	60 months		YE 2021 Occupancy:	52.3%
	Loan Term (Original):	60 months		As-Is Appraised Value:	$1,448,000,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per Room:	$237,144
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	May 13, 2024
	Call Protection(3):	YM1(24),DorYM1(29),O(7)
	Lockbox Type:	Hard/Springing		Underwriting and Financial Information(5)
	Additional Debt(1):	Yes		TTM August 31, 2024 NOI:	$120,507,166
	Additional Debt Type (Balance)(1):	Pari Passu/B Note		YE 2023 NOI:	$113,469,681
		$429,800,000/$520,200,000		YE 2022 NOI:	$100,992,678
				YE 2021 NOI:	$59,244,953
				U/W Revenues:	$381,876,673
Escrows and Reserves(4)				U/W Expenses:	$257,838,705
	Initial	Monthly	Cap	U/W NOI:	$124,037,968
Taxes:	$0	Springing	NAP	U/W NCF:	$108,822,046
Insurance:	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	4.76x/4.17x
Replacement Reserves:	$40,000,000	Various(5)	NAP	U/W Debt Yield based on NOI/NCF:	26.7%/23.4%
Ground Lease Reserve:	$335,875	Springing	$335,875	U/W Debt Yield at Maturity based on NOI/NCF:	26.7%/23.4%
				Cut-off Date LTV Ratio:	32.1%
				LTV Ratio at Maturity:	32.1%

Sources and Uses
Sources			Uses
Subordinate Loan(1)	$520,200,000	52.8%	Loan Payoff	$755,023,067	76.7%
Senior Loan(1)	464,800,000	47.2	Principal Equity Distribution	129,147,949	13.1
			Closing Costs	60,493,109	6.1
			Reserves	40,335,875	4.1
Total Sources	$985,000,000	100.0%	Total Uses	$985,000,000	100.0%
(1)	The Atrium Hotel Portfolio 24 Pack Mortgage Loan (as defined below) is part of the Atrium Hotel Portfolio 24 Pack Whole Loan (as defined below), which is evidenced by seven senior pari passu promissory notes and two junior pari passu promissory notes with an aggregate original principal balance of $985,000,000. The Underwriting and Financial Information presented above is based on the aggregate principal balance of the Senior Notes (as defined below).
(2)	5.53252353234854% represents the senior loan coupon. The coupon for the Atrium Hotel Portfolio 24 Pack Whole Loan is 7.35207348308183%.
(3)	The Atrium Hotel Portfolio 24 Pack Whole Loan may be prepaid in whole or in part at any time, subject to a yield maintenance premium on the principal amount of such prepayment, if made prior to the payment date in May 2029. The Atrium Hotel Portfolio 24 Pack Whole Loan is also prepayable in part (a) in connection with a release of an individual Atrium Hotel Portfolio 24 Pack Property (as defined below) and (b) to achieve the debt yield necessary to permit a Debt Yield Cure (as defined below). At any time on or after the date that is the earlier to occur of (i) the payment date occurring in November 2027 and (ii) the second anniversary of the date on which the entire Atrium Hotel Portfolio 24 Pack Whole Loan has been securitized pursuant to one or a series of securitizations, the Atrium Hotel Portfolio 24 Pack Whole Loan may be defeased in whole (or in part as described below under “Release of Collateral”). The assumed defeasance lockout period of 24 payments is based on the closing date of the WFCM 2024-5C2 transaction in November 2024. The actual defeasance lockout period may be longer.
(4)	See “Escrows” below for further discussion of reserve information.
(5)	Based on the “As Portfolio” appraised value of $1,448,000,000 which includes an approximately 4.8% portfolio premium. The aggregate as-is appraised value without the portfolio premium is $1,381,200,000, which results in a Cut-off Date LTV and Maturity Date LTV of 33.7% for the senior notes and 71.3% Cut-off Date LTV and Maturity Date LTV for the Atrium Hotel Portfolio 24 Pack Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

Hospitality – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various, Various		U/W NCF DSCR:	4.17x
		U/W NOI Debt Yield:	26.7%

The Mortgage Loan. The eighth largest mortgage loan (the “Atrium Hotel Portfolio 24 Pack Mortgage Loan”) is secured by the borrowers’ cross-collateralized fee simple and/or leasehold interests in 24 full service, limited service, select service and extended stay hospitality properties located across 14 states (each an “Atrium Hotel Portfolio 24 Pack Property”, and collectively the “Atrium Hotel Portfolio 24 Pack Properties” or the “Atrium Hotel Portfolio 24 Pack Portfolio”). The borrowers are indirectly owned by Atrium Holding Company (“Atrium”). The Atrium Hotel Portfolio 24 Pack Mortgage Loan is part of a whole loan (the “Atrium Hotel Portfolio 24 Pack Whole Loan”). Proceeds of the Atrium Hotel Portfolio 24 Pack Whole Loan were used to refinance the existing debt on the Atrium Hotel Portfolio 24 Pack Properties. The Atrium Hotel Portfolio 24 Pack Whole Loan accrues interest at a weighted average fixed rate of 7.35207348308183% per annum. The Atrium Hotel Portfolio 24 Pack Whole Loan has an initial term of 60 months and has a remaining term of 60 months as of the Cut-off Date.

The Atrium Hotel Portfolio 24 Pack Whole Loan is comprised of seven pari passu componentized senior notes with an aggregate principal balance of $464,800,000 (the “Senior Notes”) and two pari passu componentized junior notes with an aggregate principal balance of $520,200,000 (the “Junior Notes”). Two Senior Notes with an aggregate principal balance of $314,800,000 and the Junior Notes were contributed to the AHPT 2024-ATRM securitization. The Atrium Hotel Portfolio 24 Pack Mortgage Loan is evidenced by Note A-1-C2, with an outstanding principal balance as of the Cut-off Date of $35,000,000. The Atrium Hotel Portfolio 24 Pack Whole Loan was co-originated by Goldman Sachs Bank USA and Wells Fargo Bank, National Association on October 7, 2024.

The table below identifies the promissory notes that comprise the Atrium Hotel Portfolio 24 Pack Whole Loan. The relationship between the holders of the Atrium Hotel Portfolio 24 Pack Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Atrium Hotel Portfolio 24 Pack AB Whole Loan” in the Preliminary Prospectus. The Atrium Hotel Portfolio 24 Pack Whole Loan will be serviced pursuant to the trust and servicing agreement for the AHPT 2024-ATRM securitization. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Whole Loans” in the Preliminary Prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Senior Notes
A-1-S1	$178,880,000	$178,880,000	AHPT 2024-ATRM	Yes
A-2-S1	$135,920,000	$135,920,000	AHPT 2024-ATRM	No
A-1-C1	$50,000,000	$50,000,000	Benchmark 2024-V11	No
A-1-C2	$35,000,000	$35,000,000	WFCM 2024-5C2	No
A-1-C3	$15,000,000	$15,000,000	Goldman Sachs Bank USA	No
A-2-C1	$25,000,000	$25,000,000	BANK5 2024-5YR11	No
A-2-C2	$25,000,000	$25,000,000	BANK5 2024-5YR11	No
Junior Notes
B-1	$312,120,000	$312,120,000	AHPT 2024-ATRM	No
B-2	$208,080,000	$208,080,000	AHPT 2024-ATRM	No
Total	$985,000,000	$985,000,000

The Borrowers and the Borrower Sponsor. The borrowers under the Atrium Hotel Portfolio 24 Pack Whole Loan are JDHQ Hotels LLC, Tucson Charleston LLC, LB Funding LLC, Chateau Lake, LLC, Atrium TRS Tucson, LLC and Lexington Kentucky Suite Hotel LLC, each a Delaware limited liability company. Each borrower is a recycled special purpose entity whose primary business is the performance of the obligations under the Atrium Hotel Portfolio 24 Pack Whole Loan documents and the ownership and/or operation of the applicable Atrium Hotel Portfolio 24 Pack Properties. The borrowers are indirectly owned by Atrium and its affiliates. The non-recourse carveout guarantor is Skylight Property Holdings I LLC, a Delaware limited liability company and an affiliate of the borrower sponsor.

The Property. The Atrium Hotel Portfolio 24 Pack Portfolio consists of 24 hotels (6,106 rooms) across 14 states, including 14 Atrium Hotel Portfolio 24 Pack Properties operating under the Hilton brand family, nine Atrium Hotel Portfolio 24 Pack Properties operating under the Marriott brand family, and one independent resort hotel. The Atrium Hotel Portfolio 24 Pack Properties were constructed between 1992 and 2009 and have an average age of approximately 21 years with renovations at some of the Atrium Hotel Portfolio 24 Pack Properties taking place between 2014 and 2024. As of the trailing twelve months ended August 2024, the Atrium Hotel Portfolio 24 Pack Portfolio was 71.4% occupied and reported an ADR and RevPAR of $161.81 and $115.55, respectively. According to third party market reports, as of the trailing twelve months ended July 2024, the Atrium Hotel Portfolio 24 Pack Portfolio’s average RevPAR Penetration was 127.3%, weighted by portfolio rooms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

Hospitality – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various, Various		U/W NCF DSCR:	4.17x
		U/W NOI Debt Yield:	26.7%

The following table sets forth certain information regarding the Atrium Hotel Portfolio 24 Pack Properties:

Whole Loan Note Summary(1)

Property Name	City, State	Allocable Loan Amount ($)	Appraised Value ($)	GS U/W NCF ($)	Rooms	Hotel Type	Brand	Year Built	Year Renovated	Franchise Agmt Expiration Date
Rogers (Bentonville) Embassy Suites	Rogers, AR	4,911,168	129,000,000	12,405,676	400	Full Service	Embassy Suites	2003	2015-2018	2038
Frisco Embassy Suites	Frisco, TX	3,760,812	109,100,000	8,172,267	330	Full Service	Embassy Suites	2005	2015, 2017	2038
Hilton Long Beach	Long Beach, CA	3,536,650	118,100,000	7,078,695	399	Full Service	Hilton	1992	2015-2017	2035
San Marcos Embassy Suites	San Marcos, TX	3,085,076	74,800,000	6,799,470	283	Full Service	Embassy Suites	2008	2023-2024	2038
Loveland Embassy Suites	Loveland, CO	3,076,548	80,700,000	6,537,895	263	Full Service	Embassy Suites	2009	NAP	2038
Albuquerque Embassy Suites	Albuquerque, NM	2,782,944	79,900,000	5,912,792	261	Full Service	Embassy Suites	2005	2022-2023	2038
Branson Chateau Hotel	Branson, MO	2,528,985	70,200,000	5,900,504	301	Full Service	Independent	1997	NAP	NAP
Richardson Renaissance	Richardson, TX	2,331,980	70,200,000	5,098,799	335	Full Service	Renaissance	2001	2018	2038
Charleston Embassy Suites	Charleston, WV	2,292,132	68,100,000	5,052,634	253	Full Service	Embassy Suites	1997	2019	2032
Nashville South Embassy Suites	Franklin, TN	2,230,964	58,600,000	4,736,606	250	Full Service	Embassy Suites	2001	2015-2016	2038
La Vista Embassy Suites	La Vista, NE	2,194,213	66,100,000	4,514,484	257	Full Service	Embassy Suites	2008	NAP	2038
Lincoln Embassy Suites	Lincoln, NE	2,423,452	71,200,000	4,421,392	252	Full Service	Embassy Suites	2000	2023-2024	2038
St. Charles Embassy Suites	Saint Charles, MO	1,834,518	48,900,000	3,692,028	296	Full Service	Embassy Suites	2005	2017-2018	2038
East Peoria Embassy Suites	East Peoria, IL	1,530,457	40,200,000	3,680,957	226	Full Service	Embassy Suites	2008	NAP	2038
Hot Springs Embassy Suites	Hot Springs, AR	1,657,919	37,900,000	3,408,623	246	Full Service	Embassy Suites	2003	NAP	2038
Tucson University Marriott	Tucson, AZ	1,479,036	42,900,000	3,115,241	250	Full Service	Marriott	1996	2017	2038
Oklahoma City Courtyard by Marriott	Oklahoma City, OK	1,167,005	31,700,000	2,937,883	225	Select Service	Courtyard	2004	2014, 2019	2033
Embassy Suites Lexington UK Coldstream	Lexington, KY	1,427,056	43,400,000	2,790,779	230	Full Service	Embassy Suites	1999	NAP	2038
Oklahoma City Residence Inn	Oklahoma City, OK	1,021,269	24,900,000	2,558,922	151	Limited Service/Extended Stay	Residence Inn	2007	NAP	2033
Normal Marriott Hotel	Normal, IL	1,373,807	27,700,000	2,530,234	228	Full Service	Marriott	2009	NAP	2038
North Charleston Residence Inn	North Charleston, SC	1,098,680	27,700,000	2,358,736	150	Limited Service/Extended Stay	Residence Inn	2004	2019-2020	2033
La Vista Courtyard by Marriott	La Vista, NE	919,289	24,400,000	2,198,788	246	Select Service	Courtyard	2009	2019	2033
Springfield Residence Inn	Springfield, MO	764,975	20,500,000	1,712,344	136	Limited Service/Extended Stay	Residence Inn	2004	2019	2033
Fort Smith Courtyard by Marriott	Fort Smith, AR	571,066	15,000,000	1,206,296	138	Select Service	Courtyard	2007	NAP	2033
(1)	Source: Appraisal and underwritten cash flow.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

Hospitality – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various, Various		U/W NCF DSCR:	4.17x
		U/W NOI Debt Yield:	26.7%

The following table sets forth certain information regarding the Atrium Hotel Portfolio 24 Pack Properties by hotel type:

Historical, August 2024 TTM and U/W Metrics (1)

Hotel Type	Properties	Rooms	Occupancy	ADR	RevPar	2022 NCF	2023 NCF	August 2024 TTM NCF	August 2024 TTM NCF %	U/W NCF	U/W NCF %
Full-Service	18	5,060	71.0%	$168.12	$119.33	$76,716,161	$87,319,532	$92,580,786	87.9%	$95,849,077	88.1%
Limited-Service; Extended-Stay	3	437	81.3	139.62	113.52	6,092,586	6,117,773	6,546,240	6.2%	6,630,001	6.1%
Select-Service	3	609	67.9	126.08	85.66	5,153,113	5,458,942	6,235,402	5.9%	6,342,967	5.8%
Total	24	6,106	71.4%	$161.81	$115.55	$87,961,861	$98,896,248	$105,362,428	100.0%	$108,822,046	100.0%
(1)	Source: Underwritten cash flow.

From 2019 to July 2024, Atrium invested approximately $121.1 million (approximately $19.8k per room) in property improvement plan (“PIP”) renovations and other capital expenditures (“CapEx”) across the Atrium Hotel Portfolio 24 Pack Portfolio. The renovations have included lobby refurbishments, guestroom renovations, meeting space upgrades, restaurant and amenity enhancements, and restoration of public spaces and exterior facades. From the fourth quarter of 2024 through 2029, Atrium plans to spend an additional approximately $126.1 million in PIP and CapEx across the Atrium Hotel Portfolio 24 Pack Portfolio. We cannot assure you that these or any investments will be made into the Atrium Hotel Portfolio 24 Pack Portfolio. The Atrium Hotel Portfolio 24 Pack Whole Loan documents required the borrowers to reserve $40.0 million at the origination of the Atrium Hotel Portfolio 24 Pack Whole Loan and require ongoing deposits during the term of the Atrium Hotel Portfolio 24 Pack Whole Loan to capitalize these capital expenditure projects. See below for additional information related to past capital expenditures at the Atrium Hotel Portfolio 24 Pack Portfolio:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

Hospitality – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various, Various		U/W NCF DSCR:	4.17x
		U/W NOI Debt Yield:	26.7%

Recent Renovations (CapEx)(1)

Property Name	# Rooms	2019	2020	2021	2022	2023	2024 YTD	2019-2024 July YTD
Rogers (Bentonville) Embassy Suites	400	$619,262	$212,952	$89,720	$659,661	$371,420	$806,421	$2,759,435
Frisco Embassy Suites	330	$707,715	$203,648	$66,027	$339,659	$664,598	$309,882	$2,291,529
Hilton Long Beach	399	$972,944	$375,687	$412,291	$643,181	$908,847	$435,107	$3,748,056
San Marcos Embassy Suites	283	$995,881	$174,073	$42,680	$466,668	$1,709,836	$4,854,742	$8,243,880
Loveland Embassy Suites	263	$556,772	$28,794	$83,465	$327,481	$571,334	$799,009	$2,366,854
Albuquerque Embassy Suites	261	$209,855	$82,076	$77,058	$6,613,326	$6,038,727	$303,322	$13,324,363
Branson Chateau Hotel	301	$699,966	$386,719	$962,715	$833,033	$1,054,546	$255,604	$4,192,583
Richardson Renaissance	335	$589,997	$132,221	$30,125	$61,961	$161,494	$653,835	$1,629,634
Charleston Embassy Suites	253	$6,994,397	$208,868	$115,088	$166,347	$412,999	$141,151	$8,038,850
Nashville South Embassy Suites	250	$193,306	$253,520	$63,757	$480,031	$1,095,283	$437,156	$2,523,053
La Vista Embassy Suites	257	$155,518	$76,890	$109,802	$701,509	$476,234	$389,407	$1,909,361
Lincoln Embassy Suites	252	$360,140	$54,320	$95,184	$281,478	$7,251,617	$5,086,193	$13,128,932
St. Charles Embassy Suites	296	$287,557	$106,980	$77,841	$303,277	$499,913	$293,871	$1,569,438
East Peoria Embassy Suites	226	$189,160	$9,972	$27,520	$131,624	$520,112	$187,235	$1,065,624
Hot Springs Embassy Suites	246	$461,426	$187,990	$30,431	$177,567	$243,681	$5,070,718	$6,171,812
Tucson University Marriott	250	$11,279,769	$2,224,323	$205,217	$263,156	$150,883	$28,275	$14,151,624
Oklahoma City Courtyard by Marriott	225	$4,222,437	$1,335,528	$210,250	$115,987	$256,434	$147,444	$6,288,079
Embassy Suites Lexington UK Coldstream	230	$194,081	$33,101	$175,802	$558,037	$1,400,839	$398,463	$2,760,323
Oklahoma City Residence Inn	151	$237,392	$215,386	$9,920	$80,625	$347,548	$383,005	$1,273,877
Normal Marriott Hotel	228	$914,191	$149,987	$53,075	$281,853	$395,987	$3,121,229	$4,916,320
North Charleston Residence Inn	150	$4,838,010	$2,315,402	$480,772	$92,348	$325,675	$146,303	$8,198,510
La Vista Courtyard by Marriott	246	$4,118,982	$22,287	$25,937	$47,783	$258,642	$176,963	$4,650,594
Springfield Residence Inn	136	$4,532,052	$154,963	$48,631	$99,105	$147,170	$36,312	$5,018,232
Fort Smith Courtyard by Marriott	138	$593,834	$68,831	$15,499	$84,760	$23,553	$74,449	$860,926
Total	6,106	$44,924,643	$9,014,516	$3,508,807	$13,810,458	$25,287,372	$24,536,094	$121,081,891
(1)	Source: Third-party reports.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

Hospitality – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various, Various		U/W NCF DSCR:	4.17x
		U/W NOI Debt Yield:	26.7%

The following table presents historical occupancy percentages at the Atrium Hotel Portfolio 24 Pack Property:

Historical Occupancy

Historical and Current Occupancy(1)
2019	2020	2021	2022	2023	Current(2)
68.8%	31.7%	52.3%	66.1%	70.3%	71.4%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of August 31, 2024.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Atrium Hotel Portfolio 24 Pack Property:

Cash Flow Analysis(1)

	2019	2020	2021	2022	2023	TTM 5/31/2024	U/W(2)	%(3)	U/W $ per SF
Rooms Revenue	$223,155,533	$91,237,524	$159,953,345	$226,950,298	$249,450,769	$258,241,252	$259,839,658	68.0%	$42,555
Food and Beverage Revenue	100,295,177	26,783,390	38,372,226	83,273,465	97,948,145	102,905,823	103,012,857	27.0	$16,871
Other Departmental Revenue	9,406,120	4,364,554	7,173,438	9,180,080	11,072,214	11,957,467	12,000,415	3.1	$1,965
Miscellaneous Income	4,006,092	3,863,390	4,420,944	6,366,600	5,864,693	5,513,891	5,545,119	1.5	$908
Non-Operating Income	253,583	426,731	1,298,004	609,374	1,556,043	1,478,624	1,478,624	0.4	$242
Total Operating Revenue	$337,116,505	$126,675,589	$211,217,958	$326,379,817	$365,891,863	$380,097,056	$381,876,673	100.0%	$62,541
Rooms Expense	53,356,009	21,796,432	37,071,424	55,772,310	61,741,194	63,447,017	63,475,531	51.2	$10,396
Food and Beverage Expense	52,664,279	15,474,841	19,806,693	43,238,527	50,485,100	51,328,987	51,339,418	41.4	$8,408
Other Departmental Expenses	4,307,036	1,973,390	2,387,852	3,329,972	4,287,936	4,200,179	4,195,487	3.4	$687
Total Departmental Profit	$226,789,181	$87,430,927	$151,951,989	$224,039,008	$249,377,633	$261,120,873	$262,866,237	211.9%	$43,050
Administrative and General	24,202,261	11,772,182	16,019,245	22,526,460	25,443,697	25,963,214	25,991,693	21.0	$4,257
Information and Telecommunications Systems	4,469,235	3,675,077	4,429,850	5,020,624	5,430,854	5,590,980	5,574,304	4.5	$913
Sales and Marketing	21,338,269	7,808,863	10,280,509	17,792,211	20,756,152	21,945,853	21,955,628	17.7	$3,596
Franchise Fees	17,406,760	7,111,750	12,448,281	18,101,890	20,066,629	21,114,245	20,995,316	16.9	$3,438
Property Operation and Maintenance	14,226,017	8,366,731	10,956,908	15,102,575	16,288,464	16,915,361	16,909,156	13.6	$2,769
Utilities	13,540,873	9,660,646	12,038,702	14,738,957	14,851,562	15,175,854	15,221,174	12.3	$2,493
Base Management Fee	10,105,888	3,787,466	6,297,599	9,773,113	10,930,075	11,358,553	11,411,941	9.2	$1,869
Other Expenses(4)	19,288,606	20,375,736	20,235,941	19,990,500	22,140,520	22,549,647	20,769,056	16.7	$3,401
Total Expenses	$124,577,907	$72,558,451	$92,707,036	$123,046,330	$135,907,953	$140,613,707	$138,828,269	111.9%	$22,736
Net Operating Income	$102,211,273	$14,872,476	$59,244,953	$100,992,678	$113,469,681	$120,507,166	$124,037,968	100.0%	$20,314
FF&E	13,474,517	5,049,954	8,396,798	13,030,818	14,573,433	15,144,737	15,215,922	12.3	$2,492
Net Cash Flow	$88,736,756	$9,822,522	$50,848,155	$87,961,861	$98,896,248	$105,362,428	$108,822,046	87.7%	$17,822

NOI DSCR(5)	3.92x	0.57x	2.27x	3.87x	4.35x	4.62x	4.76x
NCF DSCR(5)	3.40x	0.38x	1.95x	3.37x	3.79x	4.04x	4.17x
NOI DY(5)	22.0%	3.2%	12.7%	21.7%	24.4%	25.9%	26.7%
NCF DY(5)	19.1%	2.1%	10.9%	18.9%	21.3%	22.7%	23.4%
(1)	Historical and underwritten net cash flows are adjusted to reflect total management fees paid to Atrium Hospitality, inclusive of revenue management, accounting, and certain other centralized services and software licenses, equal to 3.0% of gross revenues. Historical financials exclude non-property corporate level expenses. Historical financials also exclude extraordinary or non-recurring items, including certain bad debt, severance/relocation pay, capitalizable major repairs, costs related to insurable events, professional fees related to real estate tax appeals and paycheck protection program loan forgiveness. Excluded extraordinary and one-time items total approximately $82,000 in 2019, approximately $312,000 in 2020, approximately $508,000 in 2021, approximately $507,000 in 2022, approximately $1.08 million in 2023, and approximately $759,000 in the August 31, 2024 TTM.
(2)	Based on the in-place rent roll dated August 31, 2024. The Lincoln Embassy Suites property was underwritten based on 2023 financials due to temporary disruption resulting from current ongoing renovations.
(3)	% column represents percent of Total Operating Revenue for revenue lines and percent of Net Operating Income for all remaining fields.
(4)	Other expenses represent the total non-operating expenses associated with rent, taxes and insurance.
(5)	Debt service coverage ratios and debt yields are based on the Senior Notes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

Hospitality – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various, Various		U/W NCF DSCR:	4.17x
		U/W NOI Debt Yield:	26.7%

Appraisal. According to the portfolio appraisal dated May 13, 2024, the Atrium Hotel Portfolio 24 Pack Properties had an “As Portfolio” appraised value of $1,448,000,000, which includes a 4.8% portfolio premium. The aggregate as-is appraised value without the premium is $1,381,200,000.

Environmental. According to the Phase I environmental assessments dated between May 9, 2024 and May 24, 2024, there was no evidence of any recognized environmental conditions at the Atrium Hotel Portfolio 24 Pack Properties; however, the Phase I environmental assessments did identify certain controlled recognized environmental conditions at the Atrium Hotel Portfolio 24 Pack Properties as described under “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The Atrium Hotel Portfolio 24 Pack Portfolio’s top eight markets based on underwritten net cash flow are responsible for approximately 59.0% of the underwritten net cash flow and a total of 3,150 rooms (approximately 51.6% of total room count).

Historical and August 2024 TTM Metrics(1)

Top Markets	Properties	# Rooms	Occupancy	ADR	RevPar	2022 NCF	2023 NCF	August 2024 TTM NCF	August 2024 TTM NCF %	U/W NCF	U/W NCF %
Dallas-Plano-Irving, TX	2	665	66.1%	$159.18	$105.20	$7,208,029	$11,050,887	$13,155,172	12.5%	$13,271,066	12.2%
Fayetteville-Springdale-Rogers, AR-MO	1	400	73.8%	$179.23	$132.35	$10,644,445	$11,017,894	$12,172,646	11.6%	$12,405,676	11.4%
Los Angeles-Long Beach-Glendale, CA	1	399	83.0%	$206.80	$171.61	$4,733,003	$7,137,055	$7,010,622	6.7%	$7,078,695	6.5%
Austin-Round Rock, TX	1	283	73.3%	$160.72	$117.73	$5,551,125	$6,368,571	$6,687,120	6.3%	$6,799,470	6.2%
Omaha-Council Bluffs, NE-IA	2	503	61.3%	$145.34	$89.10	$6,489,363	$6,035,733	$6,327,723	6.0%	$6,713,272	6.2%
Fort Collins-Loveland, CO	1	263	74.4%	$167.38	$124.48	$4,334,461	$5,330,688	$6,499,967	6.2%	$6,537,895	6.0%
Albuquerque, NM	1	261	83.2%	$166.50	$138.60	$4,312,459	$4,080,847	$5,710,832	5.4%	$5,912,792	5.4%
Oklahoma City, OK	2	376	77.0%	$133.47	$102.84	$4,100,003	$4,682,627	$5,413,225	5.1%	$5,496,805	5.1%
Other (13 markets)	13	2,956	70.2%	$158.21	$111.13	$40,588,973	$43,191,946	$42,385,121	40.2%	$44,606,375	41.0%
Total	24	6,106	71.4%	$161.81	$115.55	$87,961,861	$98,896,248	$105,362,428	100.0%	$108,822,046	100.0%
(1)	Source: Third party reports.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

Hospitality – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various, Various		U/W NCF DSCR:	4.17x
		U/W NOI Debt Yield:	26.7%

The following table sets forth certain information regarding the Atrium Hotel Portfolio 24 Pack Properties Comp Set RevPAR Penetration compared to its Comp Set:

Comp Set RevPAR Penetration(1)

Property Name	Rooms	2015	2016	2017	2018	2019	2020	2021	2022	2023	July 2024 TTM
Rogers (Bentonville) Embassy Suites	400	104%	103%	107%	103%	103%	84%	124%	119%	116%	116%
Frisco Embassy Suites	330	107%	110%	102%	96%	86%	68%	85%	86%	89%	89%
Hilton Long Beach	399	87%	96%	97%	92%	92%	64%	65%	91%	97%	104%
San Marcos Embassy Suites	283	205%	216%	231%	233%	211%	168%	126%	141%	156%	163%
Loveland Embassy Suites	263	116%	128%	125%	128%	135%	118%	118%	131%	136%	137%
Albuquerque Embassy Suites	261	161%	161%	163%	150%	139%	146%	161%	182%	142%	159%
Branson Chateau Hotel	301	127%	112%	106%	109%	86%	63%	128%	131%	116%	120%
Richardson Renaissance	335	134%	116%	111%	120%	137%	108%	95%	121%	133%	135%
Charleston Embassy Suites	253	140%	139%	146%	144%	111%	114%	147%	162%	160%	157%
Nashville South Embassy Suites	250	115%	110%	117%	113%	107%	99%	96%	116%	109%	106%
La Vista Embassy Suites	257	133%	130%	145%	145%	157%	155%	145%	135%	131%	130%
Lincoln Embassy Suites	252	132%	125%	130%	137%	130%	108%	113%	125%	129%	110%
St. Charles Embassy Suites	296	138%	129%	137%	128%	142%	148%	177%	165%	164%	164%
East Peoria Embassy Suites	226	139%	132%	149%	159%	138%	116%	152%	170%	171%	171%
Hot Springs Embassy Suites	246	217%	202%	196%	144%	145%	106%	114%	134%	137%	140%
Tucson University Marriott	250	171%	176%	122%	121%	111%	118%	121%	138%	143%	146%
Oklahoma City Courtyard by Marriott	225	138%	151%	147%	84%	81%	75%	82%	106%	108%	112%
Embassy Suites Lexington UK Coldstream	230	NAP	115%	115%	116%	123%	127%	127%	116%	113%	109%
Oklahoma City Residence Inn	151	132%	126%	122%	112%	107%	139%	124%	127%	124%	125%
Normal Marriott Hotel	228	115%	121%	113%	115%	113%	94%	99%	102%	102%	101%
North Charleston Residence Inn	150	127%	124%	127%	124%	107%	94%	136%	130%	122%	126%
La Vista Courtyard by Marriott	246	102%	89%	94%	90%	79%	74%	78%	89%	90%	94%
Springfield Residence Inn	136	136%	109%	108%	101%	87%	105%	91%	96%	109%	110%
Fort Smith Courtyard by Marriott	138	126%	96%	113%	99%	109%	94%	125%	146%	149%	148%
Total / Wtd Average	6,106	133%	129%	129%	124%	119%	106%	117%	127%	126%	127%
(1)	Source: Third party reports.

Escrows. On the origination date, the borrowers were required to fund (i) a property improvement plan work and replacements reserve in the amount of $40,000,000 for the payment of certain FF&E expenditures and property improvement plans required by the related franchise agreements and (ii) a ground lease reserve in the amount of $335,875.20.

PIP and Replacement Reserve: On each monthly due date, the borrowers are required to deposit an amount equal to the sum of (i) 4.0% of gross revenues from the Atrium Hotel Portfolio 24 Pack Properties that remain subject to the liens of the Atrium Hotel Portfolio 24 Pack Whole Loan documents for the calendar month that is two calendar months prior to the calendar month of the monthly due date plus (ii) commencing on the monthly due date in November 2026 and on each subsequent monthly due date, $1,000,000; provided that if an Atrium Hotel Portfolio 24 Pack Property subject to a PIP has been released from the Atrium Hotel Portfolio 24 Pack Whole Loan, then such amount will be reduced.

Additionally, in connection with any public health or safety emergency (e.g., a pandemic) or industry-wide emergency (which may include, without limitation, any national decline in RevPAR of hotels in the upper upscale category for any trailing 15 day period of not less than 15% from pre-emergency levels), the borrowers’ monthly deposits into the PIP and Replacement Reserve will be suspended during such emergency, such period not to exceed six months. In addition, during such emergency, the lender will have the right to permit the borrowers to use funds on deposit in the PIP and Replacement Reserve toward satisfaction of debt service for a period of up to three months, to the extent of insufficient funds to pay operating expenses and debt service.

Ground Lease Reserve: On each monthly due date, the borrowers are required to deposit an amount equal to 1/12th of base rent and additional rent, and other similar charges payable with respect to the ground leased Atrium Hotel Portfolio 24 Pack Properties and each parking agreement that the lender reasonably estimates will be payable during the next ensuing 12 months; provided, however, such ground lease reserve will be conditionally waived so long as (i) no event of default under the Atrium Hotel Portfolio 24 Pack Whole

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

Hospitality – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various, Various		U/W NCF DSCR:	4.17x
		U/W NOI Debt Yield:	26.7%

Loan or Atrium Hotel Portfolio 24 Pack Cash Sweep Period (as defined below) has occurred and is continuing, (ii) the borrowers deliver evidence that ground rents are paid when due and (iii) no less than $335,874.50 remains on deposit in the ground rent reserve.

Tax and Insurance Reserve: On each monthly due date, the borrowers are required to deposit an amount equal to 1/12th of the taxes, insurance premiums and other charges estimated by the lender to be payable during the next ensuing 12 months; provided that, so long as no event of default under the Atrium Hotel Portfolio 24 Pack Whole Loan documents or Atrium Hotel Portfolio 24 Pack Cash Sweep Event (as defined below) has occurred and is continuing, (i) if the Atrium Hotel Portfolio 24 Pack Properties are covered by a blanket insurance policy reasonably acceptable to the lender insuring all or substantially all of the real property owned directly or indirectly by the guarantor and the borrowers, the borrowers will not be required to make deposits for insurance premiums, and (ii) to the extent taxes are timely paid by the borrowers and the borrowers deliver evidence reasonably acceptable to the lender that taxes have been paid as and when due, the borrowers will not be required to make deposits for insurance or taxes and other charges, as applicable.

Lockbox / Cash Management. The Atrium Hotel Portfolio 24 Pack Whole Loan is structured with a hard lockbox with respect to each individual Atrium Hotel Portfolio 24 Pack Property (collectively, the “Lockbox Account”) and springing cash management. At origination, the borrowers instructed each applicable credit card company or credit card clearing bank to deliver all receipts payable with respect to the Atrium Hotel Portfolio 24 Pack Properties directly to the Lockbox Account and have entered into the cash management agreement for the establishment of a cash management account (the “Cash Management Account”). All amounts in the Lockbox Account are required to be disbursed from the Lockbox Account to the Cash Management Account on each business day. If no Atrium Hotel Portfolio 24 Pack Cash Sweep Period is continuing, on each business day, all funds in the Cash Management Account, less the minimum balance as set forth in the Atrium Hotel Portfolio 24 Pack Whole Loan documents, will be remitted to the borrowers. If an Atrium Hotel Portfolio 24 Pack Cash Sweep Period is continuing, (a) if no event of default under the Atrium Hotel Portfolio 24 Pack Whole Loan documents or bankruptcy action of the borrowers has occurred and is continuing, all funds after payment of taxes and custodial funds then due and payable, required deposits to the tax and insurance reserve fund and the ground lease reserve, agent fees, monthly operating expenses, monthly debt service on the Atrium Hotel Portfolio 24 Pack Whole Loan, approved extraordinary expenses (or extraordinary expenses which do not require the approval of the lender under the Atrium Hotel Portfolio 24 Pack Whole Loan documents) and distributions for tax payments, gratuities and similar matters as set forth in the Atrium Hotel Portfolio 24 Pack Whole Loan documents are required to be held as additional collateral for the Atrium Hotel Portfolio 24 Pack Whole Loan and (b) if an event of default under the Atrium Hotel Portfolio 24 Pack Whole Loan documents or bankruptcy action of the borrowers has occurred and is continuing, but no Priority Payment Cessation Event (as defined below) has occurred, all funds after payment of taxes, custodial funds, insurance premiums, ground rents and (only if no receiver has been appointed, no bankruptcy action of the borrowers or property manager has occurred and no event of default under the Atrium Hotel Portfolio 24 Pack Whole Loan documents relating to fraud or negligence of the property manager has occurred) operating expenses are required to be held as additional collateral for the Atrium Hotel Portfolio 24 Pack Whole Loan, and (c) if a Priority Payment Cessation Event has occurred, the lender can apply amounts on deposit in the Cash Management Account in such manner or order as the lender determines in its sole discretion.

“Atrium Hotel Portfolio 24 Pack Cash Sweep Event” means the occurrence of: (a) an event of default under the Atrium Hotel Portfolio 24 Pack Whole Loan documents; (b) any bankruptcy action of the borrowers, any principal of the borrowers or property manager; (c) a Debt Yield Trigger Event (as defined below) or (d) the guarantor failing to comply with certain financial covenants set forth in the related guaranty (without limiting, any event of default under the Atrium Hotel Portfolio 24 Pack Whole Loan documents resulting therefrom).

“Atrium Hotel Portfolio 24 Pack Cash Sweep Period” means each period commencing on the occurrence of an Atrium Hotel Portfolio 24 Pack Cash Sweep Event and continuing until the earlier of (a) the date of the cure of the related Atrium Hotel Portfolio 24 Pack Cash Sweep Event, or (b) payment in full of the Atrium Hotel Portfolio 24 Pack Whole Loan.

“Debt Yield Cure” means the achievement of a debt yield of at least the Debt Yield Trigger Level (as defined below) as of the end of the calendar quarter immediately preceding the applicable payment date, which may at the borrowers’ election be accomplished by making a voluntary prepayment of the Atrium Hotel Portfolio 24 Pack Whole Loan pursuant to the terms of the Atrium Hotel Portfolio 24 Pack Whole Loan documents that, after giving effect thereto, results in a debt yield of at least the Debt Yield Trigger Level.

“Debt Yield Trigger Event” means any time the debt yield for the Atrium Hotel Portfolio 24 Pack Whole Loan as of the conclusion of the trailing 12 month period immediately preceding the end of the calendar quarter falls below the Debt Yield Trigger Level until the debt yield as of the conclusion of a subsequent calendar quarter is equal to or greater than the Debt Yield Trigger Level; provided, however, that if the amount in the excess cash flow reserve equals or exceeds the amount that, if applied to prepay a portion of the Atrium Hotel Portfolio 24 Pack Whole Loan, would result in the Debt Yield exceeding the Debt Yield Trigger Level (the “DY Trigger Cure Amount”), then no Debt Yield Trigger Event will be deemed to exist for so long as the amount on deposit in the excess cash flow reserve continues to equal or exceed the DY Trigger Cure Amount.

“Debt Yield Trigger Level” means (i) through the payment date occurring in October 2026, 8.50%, (ii) after the payment date occurring in October 2026 through the payment date occurring in October 2028, 8.75% and (iii) thereafter, 9.00%.

“Priority Payment Cessation Event” means (a) the conclusion of judicial or non-judicial foreclosure proceedings relating to all or a material portion of the Atrium Hotel Portfolio 24 Pack Properties, so long as no bankruptcy action of the borrowers or principal of the borrowers has occurred and (b) the satisfaction or other termination of the Atrium Hotel Portfolio 24 Pack Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

Hospitality – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various, Various		U/W NCF DSCR:	4.17x
		U/W NOI Debt Yield:	26.7%

Subordinate and Mezzanine Debt. The Atrium Hotel Portfolio 24 Pack Whole Loan also includes the Atrium Hotel Portfolio 24 Pack Junior Notes. The Atrium Hotel Portfolio 24 Pack Junior Notes bear interest at 8.97784591118801% per annum. Payments on the Atrium Hotel Portfolio 24 Pack Junior Notes are generally subordinate to payments on the Atrium Hotel Portfolio 24 Pack Senior Notes, provided that the Atrium Hotel Portfolio 24 Pack Junior Notes receive payments of interest prior to principal payments being made on the Atrium Hotel Portfolio 24 Pack Senior Notes. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Atrium Hotel Portfolio 24 Pack AB Whole Loan” in the Preliminary Prospectus.

Permitted Future Mezzanine or Subordinate Debt. Not permitted.

Release of Collateral. The borrowers may obtain the release of one or more Atrium Hotel Portfolio 24 Pack Properties from the lien of the Atrium Hotel Portfolio 24 Pack Whole Loan by prepaying or defeasing the applicable release price (as described below), subject to the satisfaction of certain conditions, including but not limited to the debt yield on the Atrium Hotel Portfolio 24 Pack Whole Loan as calculated under the Atrium Hotel Portfolio 24 Pack Whole Loan documents after giving effect to the release is at least equal to the greater of (i) 11.0% and (ii) the debt yield immediately prior to giving effect to such release; provided that in no event will the debt yield be required to be more than 12.5%.

The release price for any Atrium Hotel Portfolio 24 Pack Property will be the related allocated loan amount plus a premium that increases as additional amounts are prepaid in connection with sales to third parties, expressed as a percentage of the related allocated loan amount as set forth in the chart below.

Principal Balance Previously Prepaid	Release Price (Inclusive of Premium) as a Percentage of Allocated Loan Amount
$0 – $295,500,000	110%
Greater than $295,500,000	115%

Notwithstanding the foregoing, in the event that the debt yield does not equal or exceed the required threshold as set forth above with respect to the Atrium Hotel Portfolio 24 Pack Properties remaining immediately following an individual Atrium Hotel Portfolio 24 Pack Property release and such release is in connection with an arms’ length sale to a third party, the release price will equal the greater of (i) the release price for such individual Atrium Hotel Portfolio 24 Pack Property and (ii) the lesser of (x) 100% of the gross cash proceeds actually received by the borrowers for such individual Atrium Hotel Portfolio 24 Pack Property (net of any reasonable and customary origination costs) and (y) an amount necessary to, after giving effect to such release of the individual Atrium Hotel Portfolio 24 Pack Property, achieve the applicable debt yield test.

In addition, the borrowers will have the right to either make a voluntary prepayment of the Atrium Hotel Portfolio 24 Pack Whole Loan in accordance with the provisions described above, defease the Atrium Hotel Portfolio 24 Pack Whole Loan, or deposit with the lender as additional collateral for the Atrium Hotel Portfolio 24 Pack Whole Loan cash or a letter of credit, in each case in the amount necessary to achieve a debt yield that equals or exceeds the required threshold.

In connection with any release of an Atrium Hotel Portfolio 24 Pack Property, any paydown in excess of the allocated loan amount for such Atrium Hotel Portfolio 24 Pack Property will reduce the allocated loan amounts for all remaining Atrium Hotel Portfolio 24 Pack Properties on a pro rata basis. In addition, the borrowers will be permitted to obtain the release of certain parcels of land that were not necessary for the generation of income as of the origination date of the Atrium Hotel Portfolio 24 Pack Whole Loan, without payment of any release price, subject to satisfaction of certain conditions.

Notwithstanding the foregoing, no defeasance in connection with an Atrium Hotel Portfolio 24 Pack Property release is permitted prior to the earlier to occur of (i) the payment date occurring in November 2027 and (ii) the second anniversary of the closing date of the securitization of the last note of the Atrium Hotel Portfolio 24 Pack Whole Loan to be securitized.

Any prepayment or defeasance of the Atrium Hotel Portfolio 24 Pack Whole Loan in connection with an Atrium Hotel Portfolio 24 Pack Property release will be applied first to the Senior Notes on a pro rata basis (and sequentially to the Senior Note components), and then to the Junior Notes on a pro rata basis (and sequentially to the Junior Note components). Any voluntary prepayments are subject to satisfaction of all the conditions in the Atrium Hotel Portfolio 24 Pack Whole Loan documents including, without limitation, (i) no event of default exists and is continuing under the Atrium Hotel Portfolio 24 Pack Whole Loan documents (except if such release would cure such event of default, as more particularly set forth in the Atrium Hotel Portfolio 24 Pack Whole Loan documents); and (ii) the borrowers pay, in addition to the outstanding principal amount of the Atrium Hotel Portfolio 24 Pack Whole Loan to be prepaid, (A) all interest that would have accrued on the amount of the Atrium Hotel Portfolio 24 Pack Whole Loan to be paid through and including the last day of the Atrium Hotel Portfolio 24 Pack Whole Loan interest accrual period in which such prepayment occurs; (B) all other sums then due and payable under the Atrium Hotel Portfolio 24 Pack Whole Loan documents; and (C) if such prepayment is made prior to the May 2029 payment date, the applicable yield maintenance premium. Any partial prepayment of the Atrium Hotel Portfolio 24 Pack Whole Loan will be applied first to the Senior Notes on a pro rata basis (and sequentially to the Senior Note components), and then to the Junior Notes (as defined below), on a pro rata basis (and sequentially to the Junior Note components).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

Hospitality – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various, Various		U/W NCF DSCR:	4.17x
		U/W NOI Debt Yield:	26.7%

Ground Lease. Six Atrium Hotel Portfolio 24 Pack Properties are subject to ground leases. Below is a summary of the ground leased properties:

Property	Lessor	Expiration Date	August 2024 TTM Ground Rent	Ground Rent Calculation
St. Charles Embassy Suites	City of St. Charles, Missouri	April 30, 2098(1)	$100,081	$100 + 0.75% of adjusted rooms revenue
Embassy Suites Lexington UK Coldstream	The University of Kentucky	December 1, 2092	$200,712	The ground lease increases by a rate of 25% of the percentage increase of the Consumer Price Index every 60 months. Next reset occurs in 2029.
Loveland Embassy Suites	Board of County Commissioners of Larimer County, Colorado	April 9, 2064	$144,622	1.50% of adjusted rooms revenue
East Peoria Embassy Suites	City of East Peoria	September 1, 2027(2)	$180,000(2)	Fixed
Tucson University Marriott	Marshall Foundation	June 30, 2094	$153,782	Annual rent is adjusted every three years by the 80% of the CPI increase over the intervening term. Next reset occurs in 2025.
North Charleston Residence Inn(3)	City of North Charleston	May 31, 2058	$80,000	Fixed
(1)	Represents the fully extended expiration date. The initial expiration date is April 30, 2058 and is subject to four, 10-year extension options.
(2)	The related borrower has a $100 purchase option to purchase the leased fee upon termination of the ground lease, so the rent payment is recorded in the borrower’s financials as a capitalized lease obligation. The related borrower must provide the ground lessor with notice of its intent to exercise the purchase option at least 120 days prior to the expiration date, and the purchase would occur upon termination (i.e., the same day).
(3)	The related borrower has a $2.3 million land purchase option exercisable at any time during the lease term.

Right of First Offer/Right of First Refusal. Marriott International, Inc., as franchisor (including the Marriott, Embassy Suites, Renaissance, Courtyard and Residence Inn brands), has a conditional Right of First Refusal (“ROFR”) to acquire each Atrium Hotel Portfolio 24 Pack Property operated under a Marriott flag (Marriott, Residence Inn, Renaissance and Courtyard by Marriott) if there is a transfer of one of the hotels or controlling direct or indirect interest in a Borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury hotels, 20 full-service hotels or 50 limited-service hotels). The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if there is a transfer to a competitor by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. The franchisor comfort letters provide that, if lender exercises remedies against a franchisee, lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.

Terrorism Insurance. The Atrium Hotel Portfolio 24 Pack Mortgage Loan documents require an “all risk” insurance policy on a replacement cost basis, together with (i) business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity, (ii) windstorm and /or named storm coverage with a deductible up to 5% of the total insurable value, and (iii) terrorism coverage as defined by TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
90-15 Queens Boulevard Elmhurst, New York 11373	Queens Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	49.5% 1.84x 10.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
90-15 Queens Boulevard Elmhurst, New York 11373	Queens Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	49.5% 1.84x 10.2%

East River
Rikers Island
College Point
Powell Cove
Cross Is. Pkwy
Whitepoint Shopping Ctr.
14th Ave
College Point Center
20th Ave
Pepsi Cola Bottling Co.
Flushing Bay
La Guardia Airport
College Point Blvd
New York Times Distribution
Linden Hill
Parsons Blvd
Whitestone Expwy
Whitestone Expressway Plaza
Flushing
Grand Central Pkwy
East Elmhurst
Astoria Blvd
Northern Blvd
Roosevelt Ave
New World Mall
Main St/ Flushing
LIRR
Astoria
31st Ave
82nd St
Junction Blvd
108th St
Citi Field
Willets Point
Flushing Hosp. Medical Center
Downtown Flushing
The Shops at SkyView
East Flushing
Broadway
Northern Blvd
Plaza 48
Woodside
Jackson Heights
111th St
Arthur Ashe Stadium
Louis Armstrong Stadium
Kissena Blvd
NY Presbyterian Queens Hospital
65th St
Junction Blvd
103rd St/ Corona Plaza
90th St/ Elmhurst
82nd St
Flushing Meadows Corona Park
Skillman Ave
61st St/ Woodside
69th St/ Fisk Ave
74th St/ B'way
Elmhurst
Elmhurst Ave
QUEENS
Long Island Expwy
52nd St/ Lincoln Ave
Bklyn-Queens Expwy
Queens Blvd
51st Ave
99th St
Main St
Queens College, CUNY
Queens Center
90-15 Queens Boulevard
Elmhurst, NY 11373
Queens Mall
Meadow Lake
Cedar Grove Cemetery
Van Wyck Expwy
Maspeth
69th St
Grand Ave
Long Island Expwy
Rego Center
63rd Dr/ Rego Park
108th St
Jewel Ave
Kew Gardens Hills
58th St
Woodhaven Blvd
LIRR
67th Ave
Queens Blvd
Willow Lake
Main St
Eliot Ave
Rego Park
71st Ave/ Forest Hills
Forest Hills Stadium
Forest Hills
75th Ave
Grand Ave
Middle Village
Fresh Pond Rd
St. Johns Cemetery
Union Turnpike
Forest Hills
Jamaica
Metropolitan Ave
Metro Mall
Metropolitan Ave
Metropolitan Ave
Cooper Ave
Glendale
Interboro Pkwy
Kew Gardens
Briarwood
Ridgewood
Fresh Pond Rd
Union Tpke
Forest Park
Kew Gardens
Forest Ave
Seneca Ave
Central Ave
Myrtle Ave
Myrtle Ave
121 St/ Jamaica Ave
Van Wyck/ Jamaica
Myrtle Ave
Wyckoff Ave/Myrtle
Mt. Lebanon Cemetery
Jamaica Hospital Center
Halsey St/ Canarsie
Cypress Hills St
Interboro Pkwy
111 St/ Jamaica Ave
Lefferts Blvd
JFK Intl. Airport 3 miles
BROOKLYN
102nd St
Woodhaven Blvd
Forest Pkwy/ 85th St
Atlantic Ave
Cypress Hills
Elderts Lane/75th St
Richmond Hills
Paterson
Yonkers
Mount Vernon
New Rochelle
Long Island Sound
Bronx
Clifton
Passaic
NJ
Manhattan
Long Island
Newark
Jersey City
NEW YORK CITY
Queens
Brooklyn
Staten Island
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
90-15 Queens Boulevard Elmhurst, New York 11373	Queens Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	49.5% 1.84x 10.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
90-15 Queens Boulevard Elmhurst, New York 11373	Queens Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	49.5% 1.84x 10.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
90-15 Queens Boulevard Elmhurst, New York 11373	Queens Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	49.5% 1.84x 10.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

No. 9 – Queens Center

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	JPMorgan Chase Bank, National		Single Asset/Portfolio:	Single Asset
		Association and Goldman Sachs		Property Type – Subtype:	Retail – Super Regional Mall
		Mortgage Company		Location:	Elmhurst, NY
	Credit Assessment (Fitch/KBRA/Moody’s):	[BBB/BBB/NR]		Size(4):	412,033 SF
	Original Principal Balance(1):	$30,000,000		Cut-off Date Balance Per SF(1):	$1,274.17
	Cut-off Date Balance(1):	$30,000,000		Maturity Date Balance Per SF(1):	$1,274.17
	% of Initial Pool Balance:	4.2%		Year Built/Renovated:	1973/2004
	Loan Purpose:	Refinance		Title Vesting(5):	Fee/Leasehold
	Borrower Sponsor:	The Macerich Partnership, L.P.		Property Manager:	Macerich Property Management Company, LLC (borrower related)
	Guarantor:	The Macerich Partnership, L.P.		Current Occupancy (As of):	95.4% (10/07/2024)
	Mortgage Rate:	5.3700%		YE 2023 Occupancy:	98.9%
	Note Date:	October 28, 2024		YE 2022 Occupancy:	98.7%
	Seasoning:	0 months		YE 2021 Occupancy:	97.6%
	Maturity Date:	November 6, 2029		YE 2020 Occupancy:	97.9%
	IO Period:	60 months		As-Is Appraised Value:	$1,060,000,000
	Loan Term (Original):	60 months		As-Is Appraised Value Per SF:	$2,573
	Amortization Term (Original):	NAP		As-Is Appraisal Valuation Date:	September 19, 2024
	Loan Amortization Type:	Interest Only

	Call Protection:	L(24),DorYM1(29),O(7)		Underwriting and Financial Information(1)
	Lockbox Type:	Hard/Springing Cash Management		TTM NOI (9/30/2024):	$49,730,304
	Additional Debt(1)(2):	Yes		YE 2023 NOI:	$52,482,275
	Additional Debt Type (Balance)(1)(2):	Pari Passu ($495,000,000)		YE 2022 NOI:	$55,476,544
				YE 2021 NOI:	$51,866,594
Escrows and Reserves(3)				U/W Revenues:	$100,774,128
	Initial	Monthly	Cap	U/W Expenses:	$47,153,562
Taxes:	$0	Springing	NAP	U/W NOI:	$53,620,566
Insurance:	$0	Springing	NAP	U/W NCF:	$52,532,319
Replacement Reserve:	$0	Springing	$206,017	U/W DSCR based on NOI/NCF(1):	1.88x / 1.84x
TI/LC Reserve:	$0	Springing	$641,476	U/W Debt Yield based on NOI/NCF(1):	10.2% / 10.0%
Outstanding TI/LC and Gap Rent:	$12,211,534	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	10.2% / 10.0%
				Cut-off Date LTV Ratio(1):	49.5%
				LTV Ratio at Maturity(1):	49.5%

Sources and Uses
Sources			Uses
Whole Loan Amount(1)	$525,000,000	85.2%	Loan Payoff	$601,802,949	97.7%
Sponsor Equity:	$91,238,851	14.8	Reserves	$12,211,534	2.0
			Closing Costs	$2,224,368	0.4
Total Sources	$616,238,851	100.0%	Total Uses	$616,238,851	100.0%
(1)	The Queens Center Mortgage Loan (as defined below) is part of a whole loan evidenced by 27 pari passu promissory notes with an aggregate original principal balance of $525,000,000. The financial information presented in the chart above is based on the Queens Center Whole Loan (as defined below).
(2)	See “The Mortgage Loan” below for further discussion of additional mortgage debt.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(4)	Size is exclusive of 556,724 SF associated with Macy’s and JCPenney, both of which are non-collateral anchor tenants.
(5)	See “Ground Lease” below for further discussion of reserve requirements.

The Mortgage Loan. The ninth largest mortgage loan (the “Queens Center Mortgage Loan”) is part of a whole loan evidenced by 27 pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $525,000,000 (the “Queens Center Whole Loan”). The Queens Center Whole Loan is secured by the borrowers’ non-overlapping fee and leasehold interest in a 412,033 SF retail property located in Elmhurst, New York (the “Queens Center Property”) as well as the Pledgor Borrower’s (as defined below) membership interest in the Property Borrower (as defined below). The Queens Center Mortgage Loan is evidenced by the non-controlling Notes A-2-1 and A-3-3, with an outstanding principal balance as of the Cut-off Date of $30,000,000. The Queens Center Whole Loan was originated by German American Capital Corporation (“GACC”), Goldman Sachs Bank USA (“GS”), JPMorgan Chase Bank, National Association (“JPMCB”), Bank of Montreal (“BMO”) and Morgan Stanley Bank, N.A. (“MSBNA”) on October 28, 2024. Goldman Sachs Mortgage Company, an affiliate of GS, is selling Note A-2-1 with an outstanding principal balance as of the Cut-off Date of $15,000,000 and JPMCB is selling Note A-3-3 with an outstanding principal balance as of the Cut-off

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
90-15 Queens Boulevard Elmhurst, New York 11373	Queens Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	49.5% 1.84x 10.2%

Date of $15,000,000. The Queens Center Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR11 securitization trust until the controlling Note A-1-1 is securitized, at which time servicing will shift to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Whole Loan Note Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1(1)	$50,000,000	$50,000,000	GACC	Yes
A-1-2(1)	$25,000,000	$25,000,000	GACC	No
A-1-3(1)	$25,000,000	$25,000,000	GACC	No
A-1-4(1)	$20,000,000	$20,000,000	GACC	No
A-1-5(1)	$15,000,000	$15,000,000	GACC	No
A-1-6(1)	$15,000,000	$15,000,000	GACC	No
A-2-1	$15,000,000	$15,000,000	WFCM 2024-5C2	No
A-2-2(1)	$15,000,000	$15,000,000	GS	No
A-2-3(1)	$15,000,000	$15,000,000	GS	No
A-2-4(1)	$15,000,000	$15,000,000	GS	No
A-2-5(1)	$15,000,000	$15,000,000	GS	No
A-2-6(1)	$25,000,000	$25,000,000	GS	No
A-3-1	$43,000,000	$43,000,000	BANK5 2024-5YR11	No
A-3-2(1)	$20,000,000	$20,000,000	JPMCB	No
A-3-3	$15,000,000	$15,000,000	WFCM 2024-5C2	No
A-3-4(1)	$15,000,000	$15,000,000	JPMCB	No
A-3-5(1)	$7,000,000	$7,000,000	JPMCB	No
A-4-1(1)	$15,000,000	$15,000,000	BMO	No
A-4-2(1)	$15,000,000	$15,000,000	BMO	No
A-4-3(1)	$15,000,000	$15,000,000	BMO	No
A-4-4(1)	$15,000,000	$15,000,000	BMO	No
A-4-5(1)	$15,000,000	$15,000,000	BMO	No
A-4-6(1)	$25,000,000	$25,000,000	BMO	No
A-5-1	$32,000,000	$32,000,000	BANK5 2024-5YR11	No
A-5-2(1)	$20,000,000	$20,000,000	MSBNA	No
A-5-3(1)	$15,000,000	$15,000,000	MSBNA	No
A-5-4(1)	$8,000,000	$8,000,000	MSBNA	No
Total	$525,000,000	$525,000,000
(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrowers and Borrower Sponsor. The borrowers for the Queens Center Whole Loan are Queens Center SPE LLC (the “Property Borrower”) and Queens Center Pledgor LLC (the “Pledgor Borrower”; together with the Property Borrower, the “Borrowers”), each a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsor is The Macerich Partnership, L.P., which is a subsidiary of The Macerich Company (“Macerich”). Macerich is a fully integrated, self-managed and self-administered real estate investment trust. The Macerich Partnership, L.P. is the non-recourse carveout guarantor. Developing and managing properties that serve as community cornerstones, Macerich currently owns 44 million SF of real estate consisting primarily of interests in 41 retail centers. Legal counsel to the Borrowers delivered a non-consolidation opinion in connection with the origination of the Queens Center Whole Loan.

The Property. Built in 1973 and renovated in 2004, Queens Center (the “Queens Center Mall”) is a 968,757 SF (412,033 collateral SF) super regional shopping center located in Elmhurst, NY situated on an 8.41-acre parcel with 1,903 parking spaces. Of the 968,757

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
90-15 Queens Boulevard Elmhurst, New York 11373	Queens Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	49.5% 1.84x 10.2%

total SF, 412,033 SF constitutes the collateral for the Queens Center Whole Loan, with the remaining non-collateral areas of the Queens Center Mall occupied by Macy’s and JCPenney and owned by third parties.

Representing the sole enclosed super-regional shopping center in Queens, the Queens Center Mall attracts 9.4 million visitors annually and has a trade area of 2.4 million people. The Queens Center Mall has historically benefited from high tenant demand with occupancy averaging 98.4% over the last 10 years. Further, the Queens Center Property is currently 95.4% leased and features a strong mix of 120 national and regional tenants. Since 2022, Macerich has been able to successfully re-tenant or renew over 60% of the collateral SF. Recently, the borrower sponsor has leased to several new high-performing tenants including Primark (54,832 SF), ZARA (36,463 SF) and H&M (19,694 SF).

The Queens Center Mall was originally acquired by Macerich in 1995. In 2004, Macerich invested $275.0 million to fully redevelop and expand the Queens Center Property. The expansion featured the addition of 250,000 in-line SF and JCPenney’s development of a 204,340 SF box, which JCPenney subsequently sold to Ashkenazy Acquisition Corporation in January 2022. Since 2019, the Borrowers have invested $65.2 million in leasing capital, common area renovations, and operational upgrades with plans to invest an additional $13.0 million by the end of 2024 (such additional investment is not required or reserved for under the Queens Center Whole Loan documents). Of the $78.2 million spent or budgeted from 2019 through year end 2024, $15.2 million has been allocated toward buildout of ZARA’s new 36,463 SF store, which combined 10 in-line units across two floors. Furthermore, Macerich has invested $19.7 million and $6.3 million in tenant allowances and buildout costs for Primark (54,832 SF) and H&M (19,694 SF), respectively.

According to the appraisal, the Queens Center Mall is a top-producing center in New York City, attracting significant foot traffic and generating over $500 million in annual sales. The Queens Center Mall’s sales PSF are significantly higher than the national average, with comparable mall shop sales reported at $1,731 PSF ($1,165 PSF excluding Apple). According to the borrower sponsor, as of TTM July 2024 the non-collateral Macy’s and JCPenney reported annual sales of $132,000,000 and $26,000,000, respectively.

Major Tenants.

Primark (54,832 SF; 13.3% of NRA; 5.6% of underwritten base rent): Founded in 1969, Primark is an international fashion retailer that offers affordable fashion, home goods and accessories. Primark operates over 450 stores across 17 countries across Europe and the United States. The Queens Center Property hosts Primark’s newest location in the Tri-State area. Primark is not yet in occupancy and is expected to take possession of its space in December 2024. Primark’s lease expires in January 2035, has two, five-year extension options remaining and contains a termination option in the event that gross sales between December 2027 and November 2028 do not exceed $23,000,000, provided it gives notice within 90 days following November 30, 2028.

ZARA (36,463 SF; 8.8% of NRA; 3.2% of underwritten base rent): Founded in 1974, ZARA is an international fashion retailer and part of the Inditex Group. ZARA operates approximately 3,000 stores in 96 countries, offering a wide range of fashion-forward apparel. ZARA’s forecasted reported annual sales for the TTM July 2024 period are $23,559,201 ($646 PSF). ZARA’s lease expires in November 2033, has one, five-year extension option remaining and contains a termination option in the event that it gives notice 270 days prior to (i) December 31, 2028 or (ii) May 31, 2031.

H&M (19,694 SF; 4.8% of NRA; 2.8% of underwritten base rent): Founded in 1947, H&M, part of the H&M Group, is a global fashion retailer offering a broad range of clothing and accessories for men, women, and children. H&M has over 3,800 stores across 77 markets worldwide. H&M is known for its commitment to affordable fashion. H&M’s lease expires in January 2035, has two, 4-year extension options remaining and no termination options.

American Eagle Outfitters (10,268 SF; 2.5% of NRA; 3.4% of underwritten base rent): Founded in 1977, American Eagle Outfitters is a global specialty retailer that offers various types of apparel, intimates, activewear, accessories, and personal care products. With over 1,000 stores worldwide, American Eagle focuses on providing a unique shopping experience for the 15 to 25 year-old consumer demographic. American Eagle Outfitters reported annual sales for the TTM July 2024 period of $10,541,311 ($1,027 PSF). American Eagle Outfitters’ lease expires in September 2032 and has no extension or termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
90-15 Queens Boulevard Elmhurst, New York 11373	Queens Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	49.5% 1.84x 10.2%

The following table presents a summary regarding the major tenants at the Queens Center Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch / Moody’s / S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Rent	% of Total Annual U/W Rent	Annual U/W Rent PSF	Term. Option (Y/N)	Lease Expiration Date	Ext. Options
Major Tenants
Primark	NR/NR/NR	54,832	13.3%	$2,967,306	5.6%	$54.12	Y(3)	1/31/2035	2 x 5 Yr
ZARA	NR/NR/NR	36,463	8.8%	$1,700,000	3.2%	$46.62	Y(4)	11/30/2033	1 x 5 Yr
H&M	NR/NR/NR	19,694	4.8%	$1,477,050	2.8%	$75.00	N	1/31/2035	2 x 4 Yr
American Eagle Outfitters	NR/NR/NR	10,268	2.5%	$1,773,181	3.4%	$172.69	N	9/30/2032	None

Select In-Line < 10,000 SF
Apple	NR/Aaa/AA+	8,706	2.1%	$1,558,044	3.0%	$178.96	N	7/31/2025	1 x 5 Yr
Finish Line	NR/NR/NR	8,625	2.1%	$1,669,923	3.2%	$193.61	N	8/31/2025	None
Adidas	NR/NR/NR	8,183	2.0%	$1,104,705(5)	2.1%	$135.00	Y(6)	1/31/2029	None
The Cheesecake Factory	NR/NR/NR	8,077	2.0%	$848,085	1.6%	$105.00	N	1/31/2037	2 x 5 Yr
Hollister Co.	NR/NR/NR	8,028	1.9%	$879,028	1.7%	$109.50	N	1/31/2027	None
Victoria’s Secret	NR/NR/NR	7,767	1.9%	$1,285,796	2.4%	$165.55	N	1/31/2033	None
Subtotal/Wtd. Avg.		49,386	12.0%	$7,345,580	13.9%	$148.74

Remaining Occupied		222,284	54.0%	$37,530,596	71.1%	$168.84

Occupied Total		392,927	95.4%	$52,793,713	100.0%	$134.36
Vacant(7)		19,106	4.6%
Total/Wtd. Avg.		412,033	100.0%
(1)	Based on the underwritten rent roll dated as of October 7, 2024 and exclusive of 556,724 SF associated with Macy’s and JCPenney, both of which are non-collateral anchors.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Primark has the right to terminate its lease if its gross sales between December 2027 and November 2028 do not exceed $23,000,000, provided it gives notice within 90 days following November 30, 2028, with the payment of a termination fee in an amount equal to the unamortized portion, as of the end of the fifth lease year, of the sum of certain allowance for construction and other interior work amortized on a straight-line basis over the period from the rent commencement date through the effective date of termination.
(4)	ZARA has the right to terminate its lease, provided it gives notice 270 days prior to (i) December 31, 2028 or (ii) May 31, 2031, with the payment of a termination fee in an amount equal to the unamortized portion, as of the end of the fifth lease year, of the sum of certain allowance for construction work amortized on a straight-line basis over the period from the rent commencement date through the effective date of termination.
(5)	During the period commencing January 2024 and continuing through December 2024 (“Rent Reduction Period”), in lieu of fixed minimum rent and percentage rent set forth in the lease, Adidas benefits from reduced monthly rent in the amount of (a) $92,058.75 plus (b) the product obtained by multiplying 6% by annual gross sales in excess of $14,452,452.47.
(6)	If Adidas’ gross sales for calendar year 2024 (the “Test Period”) do not exceed $7,000,000, anytime during the 60-day period immediately following the Test Period, Adidas will have the one-time right to terminate its lease upon 90 days’ prior written notice and the payment of termination fee in an amount equal to five times the monthly fixed minimum rent and monthly amount of the tenant’s share of variable costs as set forth in the lease and in effect on the date of tenant’s notice to terminate its lease. Adidas’ sales for the TTM July 2024 period were $5,438,309.
(7)	Vacant includes 8,351 SF currently occupied that is underwritten as vacant though currently occupied by tenants known to be vacating. The Queens Center Property was 97.4% physically occupied inclusive of such tenants as of October 7, 2024.

The following table presents certain comparable sales history at the Queens Center Mall:

Comparable Sales(1)

	2019	2021	2022	2023	TTM 7/31/2024
Inline (<10,000 SF) Sales PSF	$1,581	$1,615	$1,717	$1,751	$1,731
Inline (<10,000 SF excluding Apple) Sales PSF	$1,145	$1,122	$1,189	$1,147	$1,165
Inline (<10,000 SF excluding Apple) Occupancy Cost(2)	22.5%	21.7%	21.1%	22.8%	22.1%
Non-collateral Anchor Sales(3)	$173,300,000	$159,700,000	$164,000,000	$164,000,000	$158,000,000
Total Queens Center Mall Sales	$616,120,375	$536,343,372	$561,506,309	$562,896,033	$533,839,416
(1)	All sales information presented above is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor.
(2)	Occupancy Cost is calculated based on gross sales divided by the sum of (i) contractual rent and (ii) reimbursements, each based on the underwritten rent roll dated October 7, 2024.
(3)	Includes sales of Macy’s and JCPenney, both of which are non-collateral anchors, as provided by the borrower sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
90-15 Queens Boulevard Elmhurst, New York 11373	Queens Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	49.5% 1.84x 10.2%

The following table presents certain information relating to the lease expiration schedule at the Queens Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM/2024	10	21,754	5.3%	21,754	5.3%	$4,334,114	8.2%	$199.23
2025	28	77,642	18.8%	99,396	24.1%	$9,690,548	18.4%	$124.81
2026	17	37,142	9.0%	136,538	33.1%	$7,896,124	15.0%	$212.59
2027	13	25,249	6.1%	161,787	39.3%	$3,456,921	6.5%	$136.91
2028	11	19,816	4.8%	181,603	44.1%	$3,090,862	5.9%	$155.98
2029	16	32,294	7.8%	213,897	51.9%	$6,424,947	12.2%	$198.95
2030	5	8,572	2.1%	222,469	54.0%	$1,167,451	2.2%	$136.19
2031	1	389	0.1%	222,858	54.1%	$175,873	0.3%	$452.12
2032	2	11,788	2.9%	234,646	56.9%	$1,966,221	3.7%	$166.80
2033	8	52,114	12.6%	286,760	69.6%	$3,599,219	6.8%	$69.06
2034	10	12,981	3.2%	299,741	72.7%	$3,290,888	6.2%	$253.52
2035 & Thereafter	8	93,186	22.6%	392,927	95.4%	$7,700,543	14.6%	$82.64
Vacant	0	19,106	4.6%	412,033	100.0%	$0	0.0%	$0.00
Total / Wtd. Avg.	129	412,033	100.0%			$52,793,713	100.0%	$134.36
(1)	Based on the underwritten rent roll dated October 7, 2024 inclusive of contractual rent steps through October 2025.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the Queens Center Property:

Historical Occupancy

	12/31/2019	12/31/2020	12/31/2021	12/31/2022	12/31/2023	10/7/2024(1)
Occupancy	98.9%	97.9%	97.6%	98.7%	98.9%	95.4%
(1)	Based on the underwritten rent roll dated as of October 7, 2024 and includes tenants that have leases that have not yet commenced, but have executed leases and excludes non-collateral anchor tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
90-15 Queens Boulevard Elmhurst, New York 11373	Queens Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	49.5% 1.84x 10.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Queens Center Property:

Cash Flow Analysis

	2019	2020	2021	2022	2023	TTM 6/30/2024	U/W	%(1)	U/W $ per SF
Base Rent	$67,057,833	$59,301,650	$52,916,768	$51,918,944	$52,818,458	$51,520,695	$52,793,713	50.2%	$128.13
Rent Steps	$0	$0	$0	$0	$0	$0	$1,247,807	1.2%	$3.03
Vacant Income	$0	$0	$0	$0	$0	$0	$4,370,011	4.2%	$10.61
Gross Potential Rent	$67,057,833	$59,301,650	$52,916,768	$51,918,944	$52,818,458	$51,520,695	$58,411,531	55.6%	$141.76
Reimbursements	$30,790,847	$29,765,742	$27,453,264	$29,305,910	$29,580,066	$30,900,451	$31,470,373	29.9%	$76.38
Percentage Rent	$87,927	$284,409	$1,504,768	$1,176,649	$211,061	$4,663	$0	0.0%	$0.00
Other Income(2)	$18,077,641	$9,515,462	$14,790,599	$20,746,611	$16,405,772	$15,580,030	$15,262,235	14.5%	$37.04
Net Rental Income	$116,014,248	$98,867,263	$96,665,399	$103,148,114	$99,015,357	$98,005,839	$105,144,139	100.0%	$255.18
Less Vacancy/Bad Debt(3)	($482,316)	($7,429,704)	$3,086,693	($396,362)	$285,757	($1,035,603)	($4,370,011)	(4.2%)	($10.61)
Effective Gross Income	$115,531,932	$91,437,559	$99,752,092	$102,751,752	$99,301,114	$96,970,236	$100,774,128	95.8%	$244.58

Real Estate Taxes	$28,285,488	$29,999,255	$29,577,588	$27,309,540	$26,831,221	$26,587,630	$26,925,545	26.7%	$65.35
Insurance	$254,934	$356,236	$424,981	$453,227	$419,257	$486,435	$531,957	0.5%	$1.29
Management Fee	$1,106,734	$952,496	$923,502	$1,003,129	$876,335	$860,247	$1,000,000	1.0%	$2.43
Ground Rent	$441,719	$441,719	$461,478	$471,358	$471,358	$502,544	$608,041	0.6%	1.48
Other Expenses	$17,087,387	$11,923,051	$16,497,949	$18,037,954	$18,220,668	$18,803,076	$18,088,019	17.9%	$43.90
Total Expenses	$47,176,262	$43,672,757	$47,885,498	$47,275,208	$46,818,839	$47,239,932	$47,153,562	46.8%	$114.44

Net Operating Income	$68,355,670	$47,764,802	$51,866,594	$55,476,544	$52,482,275	$49,730,304	$53,620,566	53.2%	$130.14
TI/LC	$0	$0	$0	$0	$0	$0	$968,757	1.0%	$2.35
Replacement Reserves	$0	$0	$0	$0	$0	$0	$119,490	0.1%	$0.29
Net Cash Flow(4)	$68,355,670	$47,764,802	$51,866,594	$55,476,544	$52,482,275	$49,730,304	$52,532,319	52.1%	$127.50

NOI DSCR(5)	2.39x	1.67x	1.81x	1.94x	1.84x	1.74x	1.88x
NCF DSCR(5)	2.39x	1.67x	1.81x	1.94x	1.84x	1.74x	1.84x
NOI Debt Yield(5)	13.0%	9.1%	9.9%	10.6%	10.0%	9.5%	10.2%
NCF Debt Yield(5)	13.0%	9.1%	9.9%	10.6%	10.0%	9.5%	10.0%
(1)	Represents (i) percent of Net Rental Income for all revenue figures and Vacancy and (ii) percent of Effective Gross Income for all other figures.
(2)	Other Income is based on the borrower sponsor’s budget and includes income from parking, business development/advertising, specialty leasing, overage rent and other miscellaneous income.
(3)	Vacancy/Bad Debt reflects bad debt for historical periods and vacancy for U/W. Positive periods reflect recovery of bad debt.
(4)	The decrease in Net Cash Flow from 2019 to 2020 and subsequent increase from 2020 to 2021 is primarily attributable to impacts from the COVID-19 pandemic.
(5)	DSCRs and Debt Yields are based on the Queens Center Whole Loan.

Appraisal. The appraiser concluded to an “as-is” value for the Queens Center Property of $1,060,000,000 as of September 19, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated October 18, 2024, there was no evidence of any recognized environmental conditions at the Queens Center Property.

Market Overview and Competition. The Queens Center Property is located in the Elmhurst neighborhood of Queens, New York. Elmhurst is a densely populated area with a mix of residential and commercial developments. The neighborhood is well-connected via public transportation, including the Long Island Rail Road and New York City subway system, providing access to Manhattan and other parts of the city. The area is characterized by a diverse population and a variety of housing types, including multi-tenant rentals and cooperative apartments. The average household income within a one-mile radius is $86,791, increasing to $92,204 within three miles, and $98,765 within five miles. The population in these areas is 191,469, 907,210, and 2,357,847, respectively.

The Queens Center Mall benefits from its location and strong tenant mix, making it a key retail center in the region. Notably, Apple is a significant draw, with sales of approximately $130 million. According to the appraisal, the Queens Retail market, as of the second quarter of 2024, has a total inventory is approximately 5.7 million SF with an 11.3% vacancy rate.

Positioned as the only enclosed super regional shopping center in Queens County, the Queens Center Property serves a trade area of 2.4 million people and approximately 861,000 households. Queens County spans 108.1 square miles and is home to 2.4 million residents, making Queens the 4th densest county in the United States. The Queens Center Mall’s trade area is characterized by a dynamic and culturally rich population with an average household income approximately of $104,000. The Queens Center Mall has two retail centers in its trade area; however, the Queens Center Mall offers superior access via car, bus, subway or foot, as it is located adjacent to a highly trafficked subway station and the intersection of Queens Boulevard, Woodhaven Boulevard, and the Long Island Expressway.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
90-15 Queens Boulevard Elmhurst, New York 11373	Queens Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	49.5% 1.84x 10.2%

The following table presents certain information relating to the appraisal’s market rent conclusions for the Queens Center Property:

Market Rent Summary(1)

	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements PSF	Renewal Tenant Improvements PSF
0 – 1,000 SF	$225.00	5	3% per annum	$100.00	$25.00
1,001 – 2,000 SF	$200.00	5	3% per annum	$100.00	$25.00
2,001 – 3,000 SF	$200.00	5	3% per annum	$100.00	$25.00
3,001 – 5,000 SF	$175.00	5	3% per annum	$100.00	$25.00
5,001 – 7,500 SF	$150.00	10	3% per annum	$100.00	$25.00
7,501+ SF	$150.00	10	3% per annum	$100.00	$25.00
Jewelry	$400.00	10	3% per annum	$100.00	$25.00
Food Court	$410.00	10	3% per annum	$250.00	$75.00
Kiosk 0-100 SF	$2,000.00	5	3% per annum	$0.00	$0.00
Kiosk 100+ SF	$650.00	5	3% per annum	$0.00	$0.00
Major	$75.00	10	10% in Year 6	$100.00	$25.00
Junior Anchor	$50.00	10	10% in Year 6	$100.00	$25.00
(1)	Information obtained from the appraisal.

The table below presents certain information relating to retail centers comparable to the Queens Center Property identified by the appraisal:

Competitive Set(1)

Property Name	Year Built/Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants	Distance to Queens Center Property
Queens Center	1973 / 2004	412,033(2)	95.4%(2)	Primark, ZARA(2)	NAP
Queens Place Retail Center	1965 / 2001	445,953	96.0%	Target, Macy’s Furniture Store, DSW Shoes, Best Buy, Lidl	One Block North
Rego Park Center I	1996 / 2005	342,869	75.0%	Burlington, Marshalls	Two Blocks South
Rego Park Center II	2010 / NAP	616,820	100.0%	Costco, At Home, Aldi, Petco, TJ Maxx	Two Blocks South
The Shops at Atlas Park	2006 / NAP	372,000	95.0%	Ashley Furniture, Forever 21, HomeGoods, NYSC, Regal Cinemas, Ulta, TJ Maxx	1.8 Miles South
Kings Plaza(3)	1969 / 2018	1,146,035	88.0%	Burlington, Lowe’s, Macy’s, Target, Primark	10.0 Miles South
Green Acres Mall	1956 / 2016	2,075,000	93.0%	Macy’s, Kohl’s, Primark	11.0 Miles Southeast
Staten Island Mall(3)	1972 / 2018	1,700,000	94.0%	Primark, JC Penney, Macy’s, Lidl, AMC Theatres	22.0 Miles Southwest
Roosevelt Field	1956 / 2014	2,330,000	98.0%	Bloomingdales, JC Penney, Primark, Macy’s, Nordstrom, Dick’s Sporting Goods, Neiman Marcus	15.0 Miles East
Weighted Average			93.9%(4)
(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated as of October 7, 2024 and does not include 556,724 SF of space associated with Macy’s and JCPenney which are non-collateral anchor tenants.
(3)	Owned by the borrower sponsor.
(4)	Weighted Average excludes the Queens Center Property.

Escrows.

Real Estate Taxes – During the continuance of an Trigger Period (as defined below), the Borrowers are required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next ensuing twelve months (initially estimated to be approximately $2,243,795 monthly).

Insurance – During the continuance of a Trigger Period, unless the Queens Center Property is insured under an acceptable blanket policy and no event of default for which the lender has commenced an enforcement action is continuing, the Borrowers are required to escrow 1/12 of the annual estimated insurance payments on a monthly basis.

Replacement Reserve – During the continuance of a Trigger Period, the Borrowers are required to escrow approximately $8,584 on a monthly basis for replacement reserves, subject to a cap of $206,017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
90-15 Queens Boulevard Elmhurst, New York 11373	Queens Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	49.5% 1.84x 10.2%

TI/LC Reserve – During the continuance of a Trigger Period, the Borrowers are required to escrow approximately $26,728 on a monthly basis for ongoing rollover reserves, subject to a cap of $641,476.

Outstanding TI/LC and Gap Rent Reserve – On the loan origination date, the Borrowers were required to make an upfront deposit of $12,211,534 into a reserve for unfunded obligations for the tenant improvements, leasing commissions and free or abated rent.

Lockbox and Cash Management.

The Queens Center Whole Loan is structured with a hard lockbox and springing cash management. The Borrowers and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within three business days after receipt. So long as no Trigger Period is continuing, the Borrowers will have access to the funds deposited into the lockbox account, and may utilize the lockbox account as its operating account. During the continuance of a Trigger Period, the Borrowers will no longer have any further access to the funds in the lockbox account, and such funds in the lockbox account are required to be swept to a lender-controlled cash management account, and applied and disbursed in accordance with the Queens Center Whole Loan documents, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Queens Center Whole Loan during the continuance of such Trigger Period, or (ii) if no Trigger Period is continuing, disbursed to the Borrowers.

A “Trigger Period” means the period commencing upon the occurrence of (i) an event of default or (ii) the debt service coverage ratio based on the trailing two calendar quarters is less than 1.40x. A Trigger Period will end (a) with respect to clause (i) above, if the cure of the event of default has been accepted by the lender or (b) with respect to clause (ii) above, (x) the debt service coverage ratio based on the trailing two calendar quarters is greater than or equal to 1.40x, or (y) Borrowers will have (1) after the prepayment lockout release date, prepaid the Queens Center Whole Loan in an amount that would result in a debt service coverage ratio of 1.40x in accordance with the Queens Center Whole Loan documents or (2) delivered to the lender cash or other securities acceptable to the lender in accordance with the Queens Center Whole Loan documents as additional collateral for the Queens Center Whole Loan in an amount that when added to underwritten net operating income would result in a debt service coverage ratio at least equal to 1.40x.

Real Estate Substitution. Not permitted.

Property Management. The Queens Center Property is managed by Macerich Property Management Company, LLC, an affiliate of the borrowers.

Subordinate and Mezzanine Indebtedness. None.

Partial Release. The Borrowers are permitted to obtain the free release (without prepayment or defeasance) of Out Parcels (as defined below) provided certain conditions are satisfied, including among others, (i) certification by the Borrowers that the release will not materially and adversely affect the use, operations, economic value of, or the revenue produced by (exclusive of the economic value or revenue lost attributable to the Out Parcel being released) the remaining improvements located on the Queens Center Property as a retail shopping center; (ii) separate tax lots (or the owner of the released Out Parcel is contractually obligated to pay its share of taxes), (iii) compliance with all applicable laws, reciprocal easement and agreement and material leases, and (iv) compliance with REMIC related conditions.

“Out Parcels” means (A) certain real property that is as of the date of any potential release non-income producing and unimproved for tenant occupancy and the release of which does not have a material adverse effect on (i) the business, profits, operations or condition (financial) of the borrowers, (ii) the ability of the borrowers to repay the debt in accordance with the terms of the loan documents, or (iii) the ongoing operations of the remaining Queens Center Property; and (B) certain real property that is as of the date of any potential release non-income producing and improved by structures that (A) were vacant as of the origination date and (B) have been vacant and non-income producing continuously since the origination date and for at least three years prior to the date of any potential release.

Ground Lease. A 17,450 SF portion of the Queens Center Property located on the northeast corner of 92nd street and 59th Street (the “Ground Leased Parcel”) is subject to a ground lease (the “Ground Lease”) between Tiliakos Enterprises, LLC, as the ground landlord (the “Ground Landlord”), and the Property Borrower, as the ground tenant (in such capacity, the “Ground Tenant”). The Ground Lease has a maturity date of May 31, 2048, with no renewal options, but with a purchase option for the Property Borrower, exercisable as follows: Between May 1, 2039 and April 30, 2046, the Ground Landlord must serve notice to the Ground Tenant for the Ground Tenant to purchase the ground-leased parcel (the “Put Right”), with the notice date being deemed to be March 2, 2046, if the Ground Landlord fails to provide such notice by April 30, 2046, and the Ground Tenant will subsequently have three years to send notice of its acceptance of the Put Right beginning 60 days after Ground Landlord’s notice is sent (the “Call Right”). The Ground Landlord and the Ground Tenant are each required to appoint an appraiser, and to agree to a third, disinterested appraiser, to obtain a fair market value of the Ground Leased Parcel, and the average of the two closest valuations will be treated as the purchase price to be paid by the Ground Tenant for the Ground Leased Parcel. The current annual base rent is $595,510, which is required to increase every three years to the greater of (a) $325,000 (which was the initial annual base rent) or (b) the adjusted annual base rent based on the Consumer Price Index.

Shared Tax Lot. A portion of the Queens Center Property to the west of 92nd Street and the Macy’s parcel together constitute a single tax lot (the “Shared Tax Lot”). The real estate taxes on the shared tax lot are allocated between Macy’s and the Property Borrower under a reciprocal easement agreement (the “REA”). Under the REA, Macy’s pays approximately 40% of the total property taxes

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
90-15 Queens Boulevard Elmhurst, New York 11373	Queens Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	49.5% 1.84x 10.2%

assessed against the shared tax lot to the Property Borrower, who then makes the required tax payments. There are no other operating covenants in place governing the operation of the Shared Tax Lot.

In the event of default under the Queens Center Whole Loan documents, the lender has the right to require, among other related rights, the Borrowers to exercise the rights of the Property Borrower under the REA to pursue the creation of a separate tax lot for the portion of the Queens Center Property that is part of the Shared Tax Lot, such that no portion of the Queens Center Property shares a tax lot with any real property that is not subject to the lien of the Queens Center Whole Loan.

In September 2005, the City of New York advised that it would no longer accept deeds for recordation which affect only a portion of a tax lot, although the recordation of mortgages or instruments other than deeds is not affected by this advisement. The borrowers have provided a non-recourse carveout for any losses arising from the lender’s inability to foreclose on the portion of the Queens Center Property that is part of the Shared Tax Lot caused by (i) the City of New York’s refusal to accept for recordation a deed in foreclosure with respect to such portion of the Queens Center Property and (ii) the Borrowers’ failure to promptly pursue the creation of a separate tax lot for the portion of the property comprising the Shared Tax Lot.

Rights of First Offer / Rights of First Refusal. None.

Letter of Credit. None.

Permitted Mezzanine Loan. None.

Terrorism Insurance. The Borrowers are required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. If TRIPRA is no longer in effect, the Borrowers will not be required to pay any annual insurance premiums solely with respect to such terrorism coverage in excess of 2x the amount of the then annual premiums paid by the Borrowers for all-risk coverage under a stand-alone all-risk policy (the “Terrorism Premium Cap”) and, if the cost for such coverage exceeds the Terrorism Premium Cap, the Borrowers will be required to purchase the maximum amount of terrorism coverage available with funds equal to the Terrorism Premium Cap. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108

Multifamily – Various	Loan #10	Cut-off Date Balance:	$26,000,000
Various	ICONIQ Multifamily Portfolio	Cut-off Date LTV:	36.1%
Various, Various		U/W NCF DSCR:	2.43x
		U/W NOI Debt Yield:	14.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109

Multifamily – Various	Loan #10	Cut-off Date Balance:	$26,000,000
Various	ICONIQ Multifamily Portfolio	Cut-off Date LTV:	36.1%
Various, Various		U/W NCF DSCR:	2.43x
		U/W NOI Debt Yield:	14.6%

ICONIQ Multifamily Portfolio
1 Sentral Union Station Denver, CO
2 Sentral Michigan Avenue Chicago, IL
3 Sentral SoBro Nashville, TN
4 Sentral Wynwood Miami, FL
5 Sentral at Austin 1614 Austin, TX
6 Sentral at Austin 1630 Austin, TX
DENVER
Highland
RiNo
Five Points
LoDo
Downtown Denver
Uptown
Capitol Hill
Civic Center
Lincoln Park
CHICAGO
Chicago Loop
West Loop
South Loop
Greektown
Fulton River District
River North
Near North Side
New East Side
Lake Michigan
NASHVILLE
North Nashville
East Nashville
Downtown Nashville
Shelby Hills
Midtown
Berry Hill
Woodbine
AUSTIN
Tarrytown
West Campus
Clarksville
Downtown Austin
East Central Austin
Mueller
MLK
Zilker
East Cesar Chavez
Bouldin Creek
Riverside
South Congress
Montopolis
MIAMI
Liberty City
Brownsville
Design District
Wynwood
Edgewater
Overtown
Little Havana
Downtown Miami
Biscayne Bay
Miami Beach
Brickell
Shenandoah

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110

No. 10 – ICONIQ Multifamily Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Goldman Sachs Mortgage Company		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	[AA-/BBB-/TBD]		Property Type – Subtype:	Multifamily – Various
	Original Principal Balance(1):	$26,000,000		Location:	Various
	Cut-off Date Balance(1):	$26,000,000		Size:	1,790 Units
	% of Initial Pool Balance:	3.6%		Cut-off Date Balance Per Unit(1):	$167,598
	Loan Purpose:	Refinance		Maturity Date Balance Per Unit(1):	$167,598
	Borrower Sponsor:	ICONIQ Residential Partners GP, LP		Year Built/Renovated:	Various/NAP
	Guarantors:	ICONIQ Residential Partners Fund A, LP, ICONIQ Residential Partners Fund B, LP, and ICONIQ Residential Partners Fund C, LP		Title Vesting:	Various
	Mortgage Rate(2):	5.179710%		Property Manager:	BHI Residential Corporation
	Note Date:	November 5, 2024		Current Occupancy (As of)(5):	92.2% (9/10/2024)
	Seasoning:	0 months		YE 2023 Occupancy:	86.0%
	Maturity Date:	November 6, 2029		YE 2022 Occupancy:	81.5%
	IO Period:	60 months		YE 2021 Occupancy:	NAV
	Loan Term (Original):	60 months		As-Is Appraised Value:	$831,600,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per Unit:	$464,581
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	Various
	Call Protection(3):	YM1(24),DorYM1(29),O(7)
	Lockbox Type:	Soft/Springing Cash Management		Underwriting and Financial Information(1)
	Additional Debt(1):	Yes		TTM 8/31/2024 NOI:	$40,620,572
	Additional Debt Type (Balance)(1):	Pari Passu/B Note		YE 2023 NOI:	$39,701,158
		$274,000,000/$225,000,000		YE 2022 NOI:	$32,440,891
				YE 2021 NOI	NAV
				U/W Revenues:	$81,279,144
Escrows and Reserves(4)				U/W Expenses:	$37,619,484
	Initial	Monthly	Cap	U/W NOI:	$43,659,660
Taxes:	$0	Springing	NAP	U/W NCF:	$43,287,811
Insurance:	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	2.45x/2.43x
Replacement Reserves:	$0	$22,375	NAP	U/W Debt Yield based on NOI/NCF:	14.6%/14.4%
Ground Rent Reserve:	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	14.6%/14.4%
Hotel Tax Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio:	36.1%
				LTV Ratio at Maturity:	36.1%

Sources and Uses
Sources			Uses
Senior Loan(1)	$300,000,000	57.1%	Loan Payoff	$488,485,100	93.0%
Subordinate Loan	225,000,000	42.9	Closing Costs	31,399,780	6.0
			Principal Equity Distribution	5,115,120	1.0
Total Sources	$525,000,000	100.0%	Total Uses	$525,000,000	100.0%
(1)	The ICONIQ Multifamily Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by six senior pari passu promissory notes and two junior promissory notes with an aggregate original principal balance of $525,000,000 (the “ICONIQ Multifamily Portfolio Whole Loan”). The Underwriting and Financial Information presented above is based on the aggregate principal balance of the senior promissory notes.
(2)	5.17971% represents the ICONIQ Multifamily Portfolio Mortgage Loan coupon. The coupon for the ICONIQ Multifamily Portfolio Whole Loan is 6.0715%.
(3)	Defeasance of the ICONIQ Multifamily Portfolio Whole Loan, in whole, but not in part, is permitted after the date that is earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) November 5, 2027. The assumed defeasance lockout period of 24 payments is based on the closing date of the WFCM 2024-5C2 transaction in November 2024. The actual defeasance lockout period may be longer.
(4)	See “Escrows” below for further discussion of reserve information.
(5)	Current Occupancy is based on live units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111

Multifamily – Various	Loan #10	Cut-off Date Balance:	$26,000,000
Various	ICONIQ Multifamily Portfolio	Cut-off Date LTV:	36.1%
Various, Various		U/W NCF DSCR:	2.43x
		U/W NOI Debt Yield:	14.6%

The Mortgage Loan. The tenth largest mortgage loan (the “ICONIQ Multifamily Portfolio Mortgage Loan”) is secured by the borrowers’ cross-collateralized fee simple or leasehold interests in six multifamily properties located across five states (each a “ICONIQ Multifamily Portfolio Property”, and collectively the “ICONIQ Multifamily Portfolio Properties” or the “ICONIQ Multifamily Portfolio”).

The ICONIQ Multifamily Portfolio Whole Loan is comprised of six pari passu componentized senior notes with an aggregate principal balance of $300,000,000 (the “Senior Notes”) and two junior notes with an aggregate principal balance of $225,000,000 (the “Junior Notes”). Two Senior Notes with a principal balance of $170,000,000 and the two Junior Notes were contributed to the ICNQ 2024-MF securitization. The ICONIQ Multifamily Portfolio Mortgage Loan is evidenced by the Note A-5, with an aggregate outstanding principal balance as of the Cut-off Date of $26,000,000. The ICONIQ Multifamily Portfolio Whole Loan was co-originated by German American Capital Corporation and Goldman Sachs Bank USA on November 5, 2024. The ICONIQ Multifamily Portfolio Whole Loan accrues interest at a weighted average fixed rate of 6.0715% per annum. The ICONIQ Multifamily Portfolio Whole Loan has an initial term of 60 months and has a remaining term of 60 months as of the Cut-off Date.

The table below identifies the promissory notes that comprise the ICONIQ Multifamily Portfolio Whole Loan. The relationship between the holders of the ICONIQ Multifamily Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The ICONIQ Multifamily Portfolio AB Whole Loan” in the Preliminary Prospectus. The ICONIQ Multifamily Portfolio Whole Loan will be serviced pursuant to the trust and servicing agreement for the ICNQ 2024-MF securitization. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Whole Loans” in the Preliminary Prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Senior Notes
A-1	$119,000,000	$119,000,000	ICNQ 2024-MF	Yes
A-2(1)	$45,500,000	$45,500,000	DBRI	No
A-3(1)	$45,500,000	$45,500,000	DBRI	No
A-4	$51,000,000	$51,000,000	ICNQ 2024-MF	No
A-5	$26,000,000	$26,000,000	WFCM 2024-5C2	No
A-6(1)	$13,000,000	$13,000,000	GSBI	No
Junior Notes
B-1	$157,500,000	$157,500,000	ICNQ 2024-MF	No
B-2	$67,500,000	$67,500,000	ICNQ 2024-MF	No
Total	$525,000,000	$525,000,000
(1)	Expected to be contributed to one or more future securitizations.

The Borrowers and the Borrower Sponsor. The borrowers are Sixth South Partners, LP, IRP Bradley Apartments, LLC, IRP Essex Apartments, LLC, IRP Indie Apartments, LLC, IRP Candela Apartments, LLC and IRP Union Denver Apartments, LLC, each a Delaware limited liability company or limited partnership structured as a single purpose, bankruptcy-remote entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the ICONIQ Multifamily Portfolio Whole Loan. The borrower sponsor is ICONIQ Residential Partners GP, LP. The non-recourse carveout guarantors are ICONIQ Residential Partners Fund A, LP, ICONIQ Residential Partners Fund B, LP and ICONIQ Residential Partners Fund C, LP., each a Delaware limited partnership and an affiliate of the borrower sponsor.

The Properties. The ICONIQ Multifamily Portfolio consists of six Class A multifamily properties located in five different states, totaling 1,198 “Live Unfurnished” units, which are traditional multifamily units, 131 “Live Furnished” units and 461 “Stay” units, which are leased for shorter term stays. The ICONIQ Multifamily Portfolio Properties were constructed between 2018 and 2021. As of the September 2024 rent rolls, the Live units (furnished and unfurnished) were 92.2% occupied, with weighted average in-place rent of $2,647/month ($3.40 PSF). The ICONIQ Multifamily Portfolio offers a diverse unit mix with the Live units consisting of 318 Studio units (23.9% of Live units / 490 Avg. SF), 660 One-Bedroom units (49.7% of Live units / 717 Avg. SF), 341 Two-Bedroom units (25.7% of Live units / 1,134 Avg. SF), 6 Three-Bedroom units (0.5% of Live units / 1,408 Avg. SF), and 4 Four-Bedroom units (0.3% of Live units / 2,294 Avg. SF).

The collateral includes 97,273 SF of commercial tenancy that is 94.9% occupied as of August 31, 2024. See “Commercial Tenancy” below for additional detail.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112

Multifamily – Various	Loan #10	Cut-off Date Balance:	$26,000,000
Various	ICONIQ Multifamily Portfolio	Cut-off Date LTV:	36.1%
Various, Various		U/W NCF DSCR:	2.43x
		U/W NOI Debt Yield:	14.6%

The following table sets forth certain information regarding the ICONIQ Multifamily Portfolio Properties:

Portfolio Summary(1)

Property	Market	Live Unfurnished Units	Live Furnished Units	Stay Units	Total Units	Live Occ.	Live In-Place Unit Occupancy	Live In-Place Monthly Rent/Unit	UW NCF	% of UW NCF
Sentral Union Station	Denver	489	40	50	579	495	93.60%	$2,584	$14,206,940	32.8%
Sentral Michigan Avenue	Chicago	362	25	92	479	354	91.50%	$2,975	$10,332,467	23.9%
Sentral SoBro	Nashville	154	0	145	299	146	94.80%	$2,825	$10,325,808	23.9%
Sentral Wynwood	Miami	4	62	109	175	47	71.20%	$3,196	$4,763,194	11.0%
Sentral at Austin 1614	Austin	87	4	28	119	89	97.80%	$2,264	$2,002,210	4.6%
Sentral at Austin 1630	Austin	102	0	37	139	94	92.20%	$1,546	$1,657,194	3.0%
Total / Wtd. Avg.:		1,198	131	461	1,790	1,225	92.20%	$2,647	$43,287,811	100.0%
(1)	Source: Appraisal, underwritten cash flow and underwritten rent roll.

The following table presents the unit mix at the ICONIQ Multifamily Portfolio Properties:

Unit Mix(1)

					Live Units
Unit Type(1)	Total Units	Unfurnished Live Units	Furnished Live Units	Stay Units	# of Units	Unit Mix %	Occupied Units	Occ. %	Avg SF/Unit	$/Unit
Studio	430	298	20	112	318	23.9%	301	94.7%	$490	1,873
One-Bedroom	934	570	90	274	660	49.7%	607	92.0%	$717	2,529
Two-Bedroom	416	320	21	75	341	25.7%	307	90.0%	$1,134	3,514
Three-Bedroom	6	6	0	0	6	0.5%	6	100.0%	$1,408	5,082
Four-Bedroom	4	4	0	0	4	0.3%	4	100.0%	$2,294	8,498
Total / Wtd. Avg.:	1790	1,198	131	461	1,329	100.0%	1,225	92.2%	$778	2,647
(1)	Source: Appraisal and underwritten rent roll.

The following table presents historical occupancy percentages at the ICONIQ Multifamily Portfolio Property:

Historical Occupancy

Historical and Current Occupancy(1)
2022	2023	Current(2)(3)
81.5%	86.0%	95.2%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of September 10, 2024.
(3)	Current Occupancy is based on live units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113

Multifamily – Various	Loan #10	Cut-off Date Balance:	$26,000,000
Various	ICONIQ Multifamily Portfolio	Cut-off Date LTV:	36.1%
Various, Various		U/W NCF DSCR:	2.43x
		U/W NOI Debt Yield:	14.6%

The following table presents Commercial Tenancy at the ICONIQ Multifamily Portfolio Properties:

Commercial Tenancy(1)

Tenant Name	Property Type	Credit Rating (Fitch/	Tenant NRSF	% of NRSF	Annual U/W Rent(3)	% of Total Annual U/W Rent(3)	Annual U/W Rent PSF			Ext. Options
		Moody's/ S&P)(2)						Term. Option (Y/N)	Lease Expiration Date
Whole Foods Market	Sentral Union Station	AA-/A1/AA	50,203	51.6%	$1,933,820	47.1%	$38.52	N	11/14/2037	None
CVS	Sentral Union Station	NR/Baa2/BBB	8,751	9.0%	$500,907	12.2%	$57.24	N	8/31/2043	None
Ossobuco	Sentral Wynwood	NR/NR/NR	4,207	4.3%	$284,268	6.9%	$67.57	N	12/31/2032	None
The Wall Art Gallery	Sentral Wynwood	NR/NR/NR	4,230	4.3%	$251,976	6.1%	$59.57	N	12/16/2027	None
Zuri	Sentral Wynwood	NR/NR/NR	2,855	2.9%	$231,744	5.6%	$81.17	N	3/31/2031	None
Gyu-Kaku	Sentral Union Station	NR/NR/NR	3,142	3.2%	$138,374	3.4%	$44.04	N	11/30/2028	None
TABU NASH(3)	Sentral SoBro	NR/NR/NR	3,222	3.3%	$135,324	3.3%	$42.00	N	1/31/2036	None
House of Mane	Sentral Wynwood	NR/NR/NR	2,115	2.2%	$126,900	3.1%	$60.00	N	7/31/2034	None
The NOW Massage	Sentral Wynwood	NR/NR/NR	2,115	2.2%	$115,968	2.8%	$54.83	N	12/21/2033	None
Maman	Sentral Wynwood	NR/NR/NR	4,202	4.3%	$94,548	2.3%	$22.50	N	10/13/2036	None
Recreation Sports and Social	Sentral at Austin 1630	NR/NR/NR	2,500	2.6%	$91,428	2.2%	$36.57	N	2/29/2028	None
Form 50 Miami, Inc	Sentral Wynwood	NR/NR/NR	2,115	2.2%	$89,760	2.2%	$42.44	N	8/31/2027	None
Sixt Car Rental(3)	Sentral SoBro	NR/NR/NR	951	1.0%	$45,648	1.1%	$48.00	N	1/31/2030	None
Wynwood Buggies	Sentral Wynwood	NR/NR/NR	638	0.7%	$30,816	0.8%	$48.30	N	10/31/2026	None
Tipsy Scoop(3)	Sentral SoBro	NR/NR/NR	1,079	1.1%	$30,212	0.7%	$28.00	N	5/31/2035	None
Total/Wtd. Avg.			92,325	94.9%	$4,101,693	100.0%	$44.43
Vacant Space			4,948	5.1%
Total/Wtd. Avg.			97,273	100.0%
(1)	Based on the underwritten rent roll dated September 10, 2024.
(2)	Credit ratings may reflect those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Signed but not yet in occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114

Multifamily – Various	Loan #10	Cut-off Date Balance:	$26,000,000
Various	ICONIQ Multifamily Portfolio	Cut-off Date LTV:	36.1%
Various, Various		U/W NCF DSCR:	2.43x
		U/W NOI Debt Yield:	14.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the ICONIQ Multifamily Portfolio Property:

Cash Flow Analysis(1)

	2022(2)	2023	TTM 8/31/2024	U/W(2)	%(3)	U/W $ per Unit
Gross Potential Rent	$51,859,233	$45,005,640	$43,318,398	$42,517,436	100.0%	$23,753
Vacancy	(7,664,052)	(4,336,296)	(3,698,064)	(3,611,845)	(8.5)	($2,018)
Non-Revenue Units	(54,951)	(232,353)	(212,680)	(201,763)	(0.5)	($113)
Concessions	(1,591,739)	(1,082,373)	(1,309,279)	(1,116,031)	(2.6)	($623)
Bad Debt	(306,033)	(670,517)	(929,106)	(425,174)	(1.0)	($238)
Net Rental Income	$42,242,458	$38,684,102	$37,169,269	$37,162,622	87.4%	$20,761
Other Income(4)	10,249,650	13,832,292	16,094,916	17,612,303	41.4	$9,839
Stay Income	10,913,278	21,099,892	23,399,121	26,504,218	62.3	$14,807
Effective Gross Income	$63,405,386	$73,616,286	$76,663,306	$81,279,144	91.2%	$45,407
Management Fee	1,933,617	2,243,536	2,299,059	2,438,374	3.0	$1,362
General & Administrative	3,262,212	3,724,451	2,938,681	2,938,681	3.6	$1,642
Payroll	5,386,470	6,789,131	5,743,879	5,743,879	7.1	$3,209
Turnover	333,583	346,495	343,916	343,916	0.4	$192
Repairs & Maintenance	823,326	751,771	850,247	850,247	1.0	$475
Landscaping	319,358	413,939	410,231	410,231	0.5	$229
Contract Services	1,616,330	2,358,140	3,045,597	3,045,597	3.7	$1,701
Guest and Resident Service	505,286	209,560	238,779	238,779	0.3	$133
Stay Expense	4,187,984	4,195,879	6,262,558	6,639,622	8.2	$3,709
Utilities	2,728,708	2,389,055	3,017,899	3,017,899	3.7	$1,686
Real Estate Taxes	8,612,125	8,933,049	9,069,650	9,844,214	12.1	$5,500
Ground Lease	366,762	398,175	408,393	460,094	0.6	$257
Insurance	888,732	1,161,948	1,413,845	1,647,951	2.0	$921
Total Expenses	$30,964,495	$33,915,128	$36,042,734	$37,619,484	46.3%	$21,016
Net Operating Income	$32,440,891	$39,701,158	$40,620,572	$43,659,660	53.7%	$24,391
CapEx	268,500	268,500	268,500	358,000	0.4	$200
Ti/LC	0	0	0	13,849	0.0	$8
Net Cash Flow	$32,172,391	$39,432,658	$40,352,072	$43,287,811	53.3%	$24,183

NOI DSCR(5)	2.06x	2.52x	2.58x	2.77x
NCF DSCR(5)	2.04x	2.50x	2.56x	2.75x
NOI Debt Yield(5)	10.8%	13.2%	13.5%	14.6%
NCF Debt Yield(5)	10.7%	13.1%	13.5%	14.4%
(1)	Based on the underwritten cash flow dated September 10, 2024.
(2)	2022 represents February through December 2022 for Sentral SoBro (which was acquired in 2022) and full year end 2022 financials for the remaining ICONIQ Multifamily Portfolio Properties.
(3)	% column represents percent of Gross Potential Rent for revenue lines and percent of Effective Gross Income for all remaining fields.
(4)	Other Income consists primarily of commercial income, parking income, utility reimbursements resort fee income and homeshare amenity.
(5)	DSCRs and Debt Yields are based on the ICONIQ Multifamily Portfolio Whole Loan.

Appraisal. According to the ICONIQ Multifamily Portfolio Properties appraisals dated as of various dates in October 2024, the ICONIQ Multifamily Portfolio Properties had an as-is appraised value of $831,600,000.

Environmental. According to the Phase I environmental assessments dated October 14, 2024, there was no evidence of any recognized environmental conditions at the ICONIQ Multifamily Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115

Multifamily – Various	Loan #10	Cut-off Date Balance:	$26,000,000
Various	ICONIQ Multifamily Portfolio	Cut-off Date LTV:	36.1%
Various, Various		U/W NCF DSCR:	2.43x
		U/W NOI Debt Yield:	14.6%

Market Overview and Competition. The ICONIQ Multifamily Portfolio Properties are located in Denver, CO, Chicago, IL, Nashville, TN, Miami, FL and Austin, TX. The following table presents certain information relating to the TTM June 2024 RevPAR Comparison at the ICONIQ Multifamily Portfolio Properties:

RevPAR Comparison(1)

Month	23-Jan	23-Feb	23-Mar	23-Apr	23-May	23-Jun	23-Jul	23-Aug	23-Sep	23-Oct	23-Nov	23-Dec	24-Jan	24-Feb	24-Mar	24-Apr	24-May	24-Jun
Live Unfurnished Units	1,238	1,247	1,248	1,248	1,214	1,214	1,214	1,214	1,214	1,214	1,204	1,204	1,200	1,198	1,198	1,201	1,199	1,199
ADR	$82	$82	$83	$83	$83	$83	$83	$84	$84	$85	$85	$85	$83	$83	$83	$84	$86	$86
Occupancy	93.6%	94.0%	93.1%	94.9%	95.9%	95.3%	94.2%	93.6%	93.4%	92.0%	92.2%	93.3%	94.8%	94.8%	95.7%	95.9%	96.4%	94.9%
RevPAR	$77	$77	$77	$79	$79	$79	$78	$78	$79	$78	$79	$79	$79	$79	$80	$80	$82	$82
Live Furnished Units	213	204	203	203	172	172	172	172	172	172	172	160	123	118	152	141	134	133
ADR	$116	$118	$124	$120	$124	$128	$127	$124	$124	$120	$116	$116	$107	$114	$118	$125	$137	$139
Occupancy	88.4%	92.3%	94.5%	91.1%	87.3%	90.1%	84.6%	76.9%	75.9%	78.7%	70.4%	74.8%	82.2%	79.3%	78.1%	82.4%	76.5%	75.1%
Rooms Booked	5,834	5,274	5,946	5,545	4,654	4,651	4,512	4,099	3,915	4,196	3,635	3,710	3,133	2,619	3,681	3,487	3,177	2,995
RevPAR	$103	$109	$117	$110	$108	$116	$108	$95	$94	$94	$82	$87	$88	$90	$92	$103	$105	$105
Stay Units	339	339	339	339	404	404	404	404	404	405	414	427	436	443	419	448	457	458
ADR	$157	$172	$217	$212	$206	$200	$189	$186	$211	$239	$185	$171	$174	$179	$203	$202	$210	$205
Occupancy	64.3%	80.0%	81.6%	74.7%	74.2%	73.0%	73.3%	67.7%	74.0%	76.2%	66.5%	52.2%	60.8%	73.7%	80.1%	79.0%	80.8%	78.0%
Rooms Booked	6,761	7,595	8,575	7,601	9,290	8,848	9,186	8,485	8,966	9,564	8,254	6,908	8,222	9,140	10,407	10,624	11,440	10,716
RevPAR	$101	$138	$177	$159	$153	$146	$139	$126	$156	$182	$123	$89	$106	$132	$163	$160	$170	$160
RevPAR Premiums
Live Furnished Premiums	34.3%	41.6%	52.2%	38.6%	36.4%	45.3%	37.5%	22.0%	19.7%	20.0%	4.1%	9.8%	12.1%	14.4%	15.7%	28.7%	26.9%	28.2%
Stay Premiums	32.0%	78.7%	130.4%	100.6%	93.4%	83.6%	76.7%	61.3%	98.5%	131.8%	56.8%	12.6%	34.6%	66.8%	103.7%	99.3%	105.7%	95.6%
(1)	Source: Third party reports.

Escrows.

Tax Reserve: During the continuance of a Trigger Period (as defined below), the borrowers are required to deposit into escrow 1/12th of the estimated annual real estate taxes on a monthly basis.

Insurance Reserve: During the continuance of a Trigger Period, the borrowers are required to deposit a monthly amount equal to monthly 1/12th of the annual estimated insurance premiums, unless an acceptable blanket policy is in effect. As of the origination date, an acceptable blanket policy was in place.

Capital Expenditures Reserve: On each monthly payment date, the borrowers are required to deposit approximately $22,375 into a capital expenditures account, for the payment and reimbursement of approved capital expenses.

Ground Rent Reserve: During the continuance of a Trigger Period, the borrowers are required to deposit monthly amounts of rent due and payable for the calendar month under the ground lease at the Sentral Michigan Avenue property.

Hotel Tax Reserve: During the continuance of a Trigger Period, the borrowers are required to deposit an amount reasonably budgeted by the borrowers for the payment of sales and occupancy taxes that are anticipated to be payable during such month.

Lockbox / Cash Management. The ICONIQ Multifamily Portfolio Whole Loan is structured with a soft lockbox with respect to residential rents and springing cash management. The ICONIQ Multifamily Portfolio Whole Loan documents require the borrowers to deliver a notice to all commercial tenants directing them to remit all payments into a lender-controlled clearing account. All gross revenue, including residential rents and any insurance proceeds, received by the borrowers or property manager are required to be deposited into the clearing account within one business day of receipt. Funds in the clearing account will be swept on a daily basis into the borrower’s operating account unless a Trigger Period is continuing, in which event such funds will be swept on a daily basis into a lender-controlled cash management account and disbursed in accordance with the ICONIQ Multifamily Portfolio Whole Loan documents.

A “Trigger Period” will commence upon the following the occurrence of: (i) an event of default under the ICONIQ Multifamily Portfolio Whole Loan documents until cured or waived in writing by the lender or (ii) the debt yield falling below 6.0% for two consecutive calendar quarters (a “Low Debt Yield Period”) until the debt yield is equal to or greater than 6.0% for two consecutive calendar quarters.

The borrowers may prepay the ICONIQ Multifamily Portfolio Whole Loan in an amount such that, if the outstanding principal balance of the ICONIQ Multifamily Portfolio Whole Loan used in the applicable debt yield calculation had been equal to the outstanding principal balance amount of the ICONIQ Multifamily Portfolio Whole Loan after giving effect to such prepayment, the debt yield as of such date

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116

Multifamily – Various	Loan #10	Cut-off Date Balance:	$26,000,000
Various	ICONIQ Multifamily Portfolio	Cut-off Date LTV:	36.1%
Various, Various		U/W NCF DSCR:	2.43x
		U/W NOI Debt Yield:	14.6%

would have equaled or exceeded 6.0% (provided that any such prepayment is subject to the payment of any applicable interest shortfall and, if made prior to the open prepayment Date is subject to the applicable prepayment fee).

The borrowers may also satisfy the conditions to cure a Trigger Period resulting from a Low Debt Yield Period by delivering cash or a letter of credit as additional collateral for the ICONIQ Multifamily Portfolio Whole Loan in an amount that would be sufficient, if the same were to be deducted from the principal balance of the ICONIQ Multifamily Portfolio Whole Loan, to cause the debt yield to be equal to or greater than 6.0%, at its sole option, to prevent the commencement of a Trigger Period due to the commencement of a Low Debt Yield Period. If the debt yield (without any imputed deduction to the outstanding principal balance of the ICONIQ Multifamily Portfolio Whole Loan) is equal to or greater than 6.0% for two consecutive calendar quarters, the lender will return to the borrowers an amount of the collateral that is not required to satisfy the conditions to cure a Trigger Period resulting from a Low Debt Yield Period.

Partial Release. The borrowers may at any time, provided no ICONIQ Multifamily Portfolio Whole Loan event of default is continuing (other than as noted below), release one or more ICONIQ Multifamily Portfolio Properties by prepaying the applicable Release Amount (as defined below) of the allocated loan amount of the subject ICONIQ Multifamily Portfolio Properties together with any yield maintenance premium then required (if any), and subject to the following terms and conditions, among others: (i) the debt yield after giving effect to such release (the “Partial Release Required Debt Yield”) is at least equal to the greater of (a) 8.3% or (b) the debt yield immediately prior to the occurrence of such release; (ii) continued compliance with the single purpose entity requirements contained in the ICONIQ Multifamily Portfolio Whole Loan documents; (iii) payment of the lender’s reasonable out-of-pocket costs and expenses; and (iv) satisfaction of any REMIC conditions.

“Release Amount” with respect to any ICONIQ Multifamily Portfolio Property released, means (x) if the Release Amount paid with respect to the applicable ICONIQ Multifamily Portfolio Property that is subject to a partial release (when aggregated with any prior Release Amounts) is equal to or less than $157,500,000, 105% of the allocated loan amount for such ICONIQ Multifamily Portfolio Property and (y) in all other instances, 110% of the allocated loan amount for such ICONIQ Multifamily Portfolio Property.

In the event that the debt yield following the release does not satisfy the Partial Release Required Debt Yield, the borrower will be permitted to release the subject ICONIQ Multifamily Portfolio Property taking into account any cash or letters of credit previously held or delivered as collateral to cure a Low Debt Yield Period.

Transfers of direct and indirect equity interests in the borrowers will be permitted under certain circumstances so long as the conditions described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—The ICONIQ Multifamily Portfolio Whole Loan—Transfer Restrictions” in the Preliminary Prospectus are satisfied.

The borrowers have the right to (x) convey the entire ICONIQ Multifamily Portfolio Whole Loan to a transferee that assumes all of the borrowers’ obligations under the ICONIQ Multifamily Portfolio Whole Loan documents (a “Portfolio Sale”) or (y) to transfer direct or indirect equity interests in the borrowers to a transferee which would not otherwise constitute a permitted transfer under the ICONIQ Multifamily Portfolio Whole Loan documents (an “Equity Sale”), provided, among other things, (i) no event of default under the ICONIQ Multifamily Portfolio Whole Loan documents has occurred and is continuing, (ii) in connection with a Portfolio Sale, the transferee is a special purpose bankruptcy remote entity satisfying the requirements in the ICONIQ Multifamily Portfolio Whole Loan documents and in connection with an Equity Sale, the borrowers continue to be a special purpose bankruptcy remote entities satisfying the requirements in the ICONIQ Multifamily Portfolio Whole Loan documents, (iii) the transferee or the borrowers, as the case may be, is required to be controlled by a person who (a) is a qualified transferee under the ICONIQ Multifamily Portfolio Whole Loan documents, and (b) either satisfies the requirements of an eligible qualified owner under the ICONIQ Multifamily Portfolio Whole Loan documents (or with respect to the experience requirement, engages an unaffiliated qualified property manager that satisfied the experience requirements), (iv) the ICONIQ Multifamily Portfolio Property will be managed by an approved affiliate manager under the ICONIQ Multifamily Portfolio Whole Loan documents, an affiliate of the borrower (in the case of an Equity Sale) or the transferee (in the case of a Portfolio Sale), or another property manager acceptable to the lender, (v) a rating agency confirmation is obtained, (vi) an approved replacement guarantor delivers a replacement, non-recourse carveout guaranty and environmental indemnity, and (vii) the lender receives a transfer fee equal to $500,000.

Subordinate and Mezzanine Debt. The ICONIQ Multifamily Portfolio Whole Loan also includes the ICONIQ Multifamily Portfolio Junior Notes. The ICONIQ Multifamily Portfolio Junior Notes bear interest at 6.3650% per annum. Payments on the ICONIQ Multifamily Portfolio Junior Notes are generally subordinate to payments on the ICONIQ Multifamily Portfolio Senior Notes, provided that the ICONIQ Multifamily Portfolio Junior Notes receive payments of interest prior to principal payments being made on the ICONIQ Multifamily Portfolio Senior Notes. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The ICONIQ Multifamily Portfolio Whole Loan” in the Preliminary Prospectus.

Permitted Future Mezzanine or Subordinate Debt. Not permitted.

Ground Lease. The Sentral Michigan Avenue property is subject to a ground lease through December 31, 2114, with no extension options. The current ground rent for the year ending on December 31, 2024, is $410,184.93, payable in equal monthly installments of approximately $34,182. On the first day of January throughout the ground lease term, the base ground rent will be increased by an amount equal to the percentage CPI increase for the immediately preceding year, plus 1%.

Terrorism Insurance. The ICONIQ Multifamily Portfolio Whole Loan documents require an “all risk” insurance policy on a replacement cost basis, together with (i) business interruption insurance covering no less than the 18-month period following the occurrence of a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Multifamily – Various	Loan #10	Cut-off Date Balance:	$26,000,000
Various	ICONIQ Multifamily Portfolio	Cut-off Date LTV:	36.1%
Various, Various		U/W NCF DSCR:	2.43x
		U/W NOI Debt Yield:	14.6%

casualty event, together with a 12-month extended period of indemnity, (ii) windstorm and/or named storm coverage with a deductible up to $100,000, except for water damage, which may have a deductible not to exceed $250,000, with the exception of windstorm or earthquake, which may have deductibles not to exceed five percent (5%) of the total insurable value of such property per occurrence and (iii) terrorism coverage as defined by TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118

Wells Fargo Commercial Mortgage Trust 2024-5C2	Transaction Contact Information

III.	Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Sean Duffy	Tel. (312) 827-1518

Citigroup Global Markets Inc.

Raul Orozco	Tel. (212) 723-1295

Rick Simpson	Tel. (212) 816-5343

Jay Mercandetti	Tel. (212) 816-6384

Goldman Sachs & Co. LLC

Scott Epperson	Tel. (212) 934-2882

Justin Peterson	Tel. (212) 902-4283

UBS Securities LLC

Nicholas Galeone	Tel. (212) 713-8832

Siho Ham	Tel. (212) 713-1278

Michael Barbieri	Tel. (212) 713-1181

J.P. Morgan Securities LLC

Kunal Singh	Tel. (212) 834-5467

Harris Rendelstein	Tel. (212) 834-6737

Derrick Fetzer	Tel. (212) 834-3111

Avinash Sharma	Tel. (212) 834-3111

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.